    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1998



                                                      REGISTRATION NO. 333-63789

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           NEXTERA ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           8742                          95-4697615
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                               ONE CRANBERRY HILL
                              LEXINGTON, MA 02421
                                 (781) 778-4400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL P. MULDOWNEY
                            CHIEF FINANCIAL OFFICER
                           NEXTERA ENTERPRISES, INC.
                               ONE CRANBERRY HILL
                              LEXINGTON, MA 02421
                                 (781) 778-4400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              DAVID A. HAHN, ESQ.                             MARK H. BURNETT, ESQ.
           HOWARD L. ARMSTRONG, ESQ.                          MICHAEL A. CONZA, ESQ.
                LATHAM & WATKINS                         TESTA, HURWITZ & THIBEAULT, LLP
           701 "B" STREET, SUITE 2100                           HIGH STREET TOWER
          SAN DIEGO, CALIFORNIA 92101                            125 HIGH STREET
                 (619) 236-1234                                  BOSTON, MA 02110
                                                                  (617) 248-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED
TITLE OF EACH CLASS OF                                       MAXIMUM AGGREGATE                    AMOUNT OF
SECURITIES TO BE REGISTERED                                OFFERING PRICE(1)(2)              REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.001 par value...............            $87,000,000                        $25,665
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Includes shares that the Underwriters have the option to purchase solely to cover over-allotments, if any.


(3) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998

PROSPECTUS
          , 1998
                           [                 ] SHARES

                        [NEXTERA ENTERPRISES, INC. LOGO]

                              CLASS A COMMON STOCK


     All of the           shares of Class A Common Stock, par value $0.001 per
share (the "Class A Common Stock"), offered hereby (the "Offering") are being sold by Nextera Enterprises, Inc. ("Nextera" or the "Company"). The Class A Common Stock and the Company's Class B Common Stock, par value $0.001 per share, (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), are substantially identical except with respect to voting power and conversion rights. The Class A Common Stock entitles its holders to one vote per share, and the Class B Common Stock entitles its holders to ten votes per share, on all matters submitted to a vote of the Company's stockholders, including in connection with the election of the Board of Directors. Each share of Class B Common Stock is convertible into one share of Class A Common Stock under certain circumstances. See "Description of Capital Stock." After the Offering, Knowledge Enterprises, Inc. ("Knowledge Enterprises") will hold
approximately           % of the combined voting power of the outstanding Common
Stock.


     Prior to the Offering, there has been no public market for the Class A Common Stock. It is currently anticipated that the initial public offering price
will be between $          and $          per share. See "Underwriting" for
information relating to the factors to be considered in determining the initial public offering price.

     The Company has applied to have the Class A Common Stock approved for quotation on the Nasdaq National Market under the symbol "NXRA."


     THE CLASS A COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
               UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------

                                           PRICE                UNDERWRITING               PROCEEDS
                                            TO                  DISCOUNTS AND               TO THE
                                          PUBLIC               COMMISSIONS(1)             COMPANY(2)
-----------------------------------------------------------------------------------------------------------
Per Share.......................             $                        $                        $
Total(3)........................             $                        $                        $
-----------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for indemnification arrangements with the Underwriters and a description of the use of a portion of the net proceeds to repay indebtedness to an affiliate of one of the Underwriters.

(2) Before deducting expenses estimated at $          , payable by the Company.

(3) The Company has granted to the Underwriters a 30-day option to purchase up
    to an aggregate of           additional shares at the Price to Public less
    Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company will be
    $          , $          and $          , respectively. See "Underwriting."

     The shares are being offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of the shares will be made in New York, New York, on or
about           , 1998.

DONALDSON, LUFKIN & JENRETTE
           BANCBOSTON ROBERTSON STEPHENS
                       BT ALEX. BROWN
                                  NATIONSBANC MONTGOMERY SECURITIES LLC

                                   [GRAPHIC]



Graphic entitled "Nextera's Value Proposition" depicts a large triangle in the center of the graphic with inward-pointing arrows placed along each side of the center triangle. The top of the large triangle contains the words "Clients Enhance Business Performance Through..." The center of the large triangle is divided into three sections. The leftmost section contains the words "Dynamic Strategic Management." The middle section contains the words "High Performance Business Processes." The rightmost section contains the words "Organizational Development." The bottom of the large triangle contains the words "Applying Emerging Technologies To" with the following three points listed underneath:
"Leverage Human Capital," "Measure Business Performance" and "Develop Enterprises-wide Solutions" The inward-pointing arrow in the upper left corner of the graphic has superimposed upon it the heading "Comprehensive Practice Expertise" with the following four bullet points listed underneath this heading:
"Business Research," "Strategic Management Services," "Human Capital Services" and "Business Performance Solutions." The inward-pointing arrow in the upper right corner of the graphic has superimposed upon it the heading "Client-Focused Results Delivery" with the following four bullet points listed underneath this heading: "Leading Edge Perspectives," "Proven Track Record," "Integrated Client Service Teams," and "Flexible and Balanced Approach."The inward-pointing arrow at the lower center of the graphic has superimposed upon it the heading "Synergistic Business Model" with the following five bullet points listed underneath this heading: "Portfolio Style Governance," "Cross-Practice Opportunity Management," "Shared Best Practices," "Scaleable Infrastructure" and "Leverage Knowledge-Base."


     Nextera helps its clients enhance their business performance by providing consulting services that enable clients to (i) proactively refine their strategies to adjust to changing market conditions, (ii) improve business processes to achieve higher levels of operational performance, (iii) improve the capabilities of their organization, and (iv) apply technology to support innovation approaches to conducting business. Nextera brings together complementary services drawn from its four practice areas and delivers those services through a client-focused team approach that consists of individuals with the competencies needed to address all aspects of a client's consulting needs.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE SHARES OF THE CLASS A COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

     This Prospectus includes forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus. The words "believe," "expect," "anticipate," "project" and similar expressions identify forward-looking statements. These forward-looking statements speak only as of the date of this Prospectus, or, if specified, as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            ------------------------

     Nextera, Sibson, Pyramid Imaging, Symmetrix, SiGMA, and The Planning Technologies Group are service marks used by the Company in providing services. This Prospectus also includes names, trademarks, service marks and registered trademarks and service marks of companies other than the Company, which names, trademarks, service marks and registered trademarks and service marks are the property of such companies.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information, and the Historical Financial Statements and Notes thereto, and the Unaudited Pro Forma Combined Financial Statements and Notes thereto included elsewhere in this Prospectus. The Class A Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 6. Unless otherwise indicated, (i) all references in this Prospectus to Nextera or the Company mean Nextera Enterprises, Inc., Nextera Enterprises, L.L.C. ("Nextera LLC") and their respective direct and indirect subsidiaries, including the operations of, or the successors to, Symmetrix, Inc., SiGMA Consulting, LLC, The Planning Technologies Group, Inc., Pyramid Imaging, Inc., Sibson & Company, L.P. and Sibson Canada, Inc. (each an "Acquired Company" and collectively the "Acquired Companies") prior to their acquisition by the Company, (ii) all information in this Prospectus assumes the exchange of Class A Common Units and Class B Common Units of Nextera LLC for shares of Class A Common Stock and Class B Common Stock of Nextera Enterprises, Inc., respectively (see "The Company--Exchange Transaction"), (iii) all information in this Prospectus assumes the exchange of all exchangeable preference shares of a Canadian subsidiary of the Company (the "Exchangeable Shares") for Class A Common Stock (see "The Company--Exchangeable Preference Shares"); and (iv) all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

     Nextera Enterprises, Inc. provides leading-edge consulting services focused on business strategy, operations improvement, organizational design and information technology ("IT") primarily to Fortune 500 and other multinational companies. The Company provides services in four practice areas, which enables it to offer a broad range of complementary services that assist clients in achieving enhanced business performance by anticipating and addressing their complex, multi-disciplinary consulting needs. Nextera helps organizations redefine the way in which existing work is conducted or new businesses and markets are entered by redesigning operational processes and business practices, defining and managing major change initiatives, and using emerging information technologies (such as web-based technologies and electronic commerce) to support these new strategic approaches.

     The professional consulting services industry is driven by changes in the business environment, such as increased competition, deregulation, globalization, technological advances and evolving organizational models. In response to these changes, many organizations are altering traditional approaches to overall strategy, business processes, organizational design and the use of IT. Lacking the skilled personnel, technical capabilities and time necessary to formulate and implement strategies to benefit from these changes, many organizations are increasingly retaining third-party service professionals for help and expertise. According to an industry source, the worldwide market for professional consulting services is estimated to have been $46.3 billion in 1997, and is projected to increase to $88.5 billion in 2002. Consulting service providers employing traditional approaches typically do not offer the broad and balanced perspective and integrated solutions critical to solving the multi-disciplinary problems organizations are currently facing. In order to solve such problems, organizations are demanding that third-party providers have experience in a breadth of practice areas.

     The Company's portfolio of practice areas includes Business Research Services, Strategic Management Services, Human Capital Services, and Business Performance Solutions. The Business Research Services practice provides in-depth and forward-looking analyses of business challenges, frameworks, and innovative business practices. The Strategic Management Services practice helps organizations set and pursue their goals and develop the ability of senior management to proactively refine and manage business strategies, action plans, and core competencies as these goals are implemented throughout the organization. The Human Capital Services practice assists clients to implement organizational and strategic changes established by senior management through all levels of the organization. The Business Performance Solutions practice helps organizations solve complex operational issues through major business transformation programs, redesigned business processes, best practices adaptation, and the use of emerging technologies such as web-based technologies and electronic commerce for high impact business process support systems and knowledge management systems.

     Nextera's flexible delivery model, which is designed to bring together expertise from its portfolio of practice areas, enables it to provide timely and unbiased perspectives on clients' enterprise-wide management problems and cost-effectively implement multi-disciplinary solutions. The Company's breadth of expertise enables it to deliver services initially in any of its four practice areas and offers opportunities to expand the scope of its engagements to include complementary or follow-on services in other practice areas. The Company provides its services across a broad spectrum of industries, including communications, consumer products and services, entertainment, financial services, health care, insurance, manufacturing, professional services, retail and technology. Representative clients include The Chubb Corporation, International Business Machines Corporation, Levi Strauss & Co., Mead Johnson & Company, National Broadcasting Company, Inc. and SmithKline Beecham, PLC.

     The Company was founded in February 1997 by executives with extensive experience at major consulting firms and industry-leading companies. The Company has focused on building its portfolio of practice areas through selective acquisitions and internal growth to provide a balanced perspective on the problems and issues facing its clients in today's competitive environment. Since inception, the Company has built competencies in its four practice areas primarily through acquisitions and, to a lesser extent, through internal growth. Each Acquired Company maintains a business focus which complements the businesses of the other Acquired Companies, enabling synergies to be realized across all of Nextera's practice areas.

     The Company's objective is to be a leading provider of consulting services in its four practice areas. Nextera intends to achieve this objective by: (i) expanding service offerings through selective acquisitions; (ii) leveraging cross-selling opportunities to expand the scope of engagements; (iii) attracting and retaining key personnel who will enhance and complement the Company's service capabilities; (iv) building a common identity for the services the Company provides by marketing the Nextera brand name; and (v) expanding Nextera's international presence.

     The Company is a Delaware corporation and maintains its principal executive office at One Cranberry Hill, Lexington, Massachusetts 02421. The Company's telephone number is (781) 778-4400.

                                  THE OFFERING

Class A Common Stock offered by the Company............          shares
Common Stock to be outstanding after the Offering:(1)
     Class A Common Stock..............................          shares(2)
     Class B Common Stock..............................          shares
          Total Common Stock...........................          shares
Use of proceeds........................................  To repay certain outstanding indebtedness, including indebtedness to
                                                         certain affiliates of the Company; to
                                                         pay accrued management fees to Knowledge
                                                         Universe, L.L.C. ("Knowledge Universe"),
                                                         an affiliate of the Company; and for
                                                         general corporate purposes. See "Use of
                                                         Proceeds."
Proposed Nasdaq National Market symbol.................  NXRA

------------------------------
(1) The Class A Common Stock and the Class B Common Stock are substantially identical except with respect to voting power and conversion rights. The Class A Common Stock entitles its holders to one vote per share, and the Class B Common Stock entitles its holders to ten votes per share, on all matters submitted to a vote of the Company's stockholders, including in connection with the election of the Board of Directors. Each share of Class B Common Stock is convertible into one share of Class A Common Stock under certain circumstances. See "Risk Factors--Control by Knowledge Enterprises, Inc." and "Description of Capital Stock."

(2) Excludes             shares of Class A Common Stock reserved for issuance
    under the Company's 1998 Equity Participation Plan (the "1998 Equity
    Participation Plan") pursuant to which options to purchase          shares
    will be outstanding upon the closing of the Offering. See
    "Management--Employee Benefit Plans." Also excludes          shares of Class
    A Common Stock issuable upon conversion of the          outstanding shares
    of the Company's Class B Common Stock. Assumes the exchange of all
    Exchangeable Shares for        shares of Class A Common Stock. See "The
    Company--Exchangeable Preference Shares."

           SUMMARY CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA


                                              HISTORICAL                              PRO FORMA(1)
                                ---------------------------------------   ------------------------------------
                                    PERIOD FROM
                                 FEBRUARY 26, 1997
                                (DATE OF INCEPTION)        FOR THE             FOR THE            FOR THE
                                      THROUGH          SIX MONTHS ENDED      YEAR ENDED       SIX MONTHS ENDED
                                 DECEMBER 31, 1997      JUNE 30, 1998     DECEMBER 31, 1997    JUNE 30, 1998
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues..................        $ 7,998              $22,095             $75,996            $48,862
Gross profit..................          3,280                7,157              25,107             16,579
Loss from operations..........         (2,281)                (707)             (3,728)             2,067
Net loss......................         (3,015)              (3,578)             (8,108)            (2,721)
Net loss per unit, basic and
  diluted(2)..................        $ (0.74)             $ (0.29)            $ (0.97)           $ (0.18)
Weighted average units
  outstanding, basic and
  diluted.....................          4,061               12,550               8,342             15,382


                                                                       AS OF JUNE 30, 1998
                                                          ---------------------------------------------
                                                                                          PRO FORMA
                                                          HISTORICAL   PRO FORMA(3)   AS ADJUSTED(3)(4)
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...............................   $ 2,921       $  3,080
Working capital (deficit)...............................     5,107        (27,002)
Total assets............................................    57,498        117,433
Total short-term debt...................................     1,390         40,064
Total long-term debt....................................    51,665         53,915
Total stockholders' equity (deficit)....................    (3,905)         5,950

------------------------------

(1) The summary pro forma combined financial data for the year ended December 31, 1997 and for the six months ended June 30, 1998 are presented as if the acquisitions of the Acquired Companies had been consummated as of January 1, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions" and Unaudited Pro Forma Combined Financial Statements.


(2) See Note 2 of Notes to the Company's Consolidated Financial Statements for information concerning the computation of historical net loss per share.

(3) Pro forma to give effect to the acquisitions (the "Sibson Acquisitions") of Sibson & Company, L.P. and Sibson Canada, Inc. (collectively, "Sibson") as if they had been consummated as of June 30, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Unaudited Pro Forma Combined Financial Statements.

(4) Pro forma as adjusted to give effect to (i) the sale of         shares of
    Class A Common Stock at an assumed initial public offering price of
    $        per share, after deducting estimated underwriting discounts and commissions and Offering expenses payable by the Company, and (ii) the application of the estimated net proceeds of the Offering. See "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the shares of Class A Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this Prospectus.

     Limited Combined Operating History. Nextera was formed in February 1997 and has grown substantially since its inception, principally through the acquisitions of the Acquired Companies. Although the Acquired Companies have been in operation for some time, the Company has a limited history of combined operations. Consequently, the historical and pro forma information herein may not be indicative of Nextera's financial condition and future performance. There can be no assurances that the Company will not encounter financial, managerial or other difficulties as a result of its lack of combined operating history. Further, the success of Nextera's acquisitions will depend on a number of factors, including the Company's ability to integrate the businesses and operations of the Acquired Companies, to retain certain key employees of the Acquired Companies and to preserve and expand the businesses and operations of the Acquired Companies. There can be no assurance that Nextera will be able to successfully integrate and operate the businesses of the Acquired Companies or that the Company will not experience losses as a result of these acquisitions. Failure to achieve the anticipated benefits of these acquisitions or to successfully integrate the operations of the Acquired Companies could materially adversely affect the business, operating results and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Acquisitions."

     Net Losses and Equity Deficit. The Company has been in existence since February 1997. On an historical basis, for the period from February 26, 1997 through December 31, 1997 and for the six months ended June 30, 1998, Nextera experienced net losses of $3.0 million and $3.6 million, respectively. On a pro forma basis, Nextera experienced net losses for the year ended December 31, 1997 and the six months ended June 30, 1998 of $7.4 million and $3.2 million, respectively. In addition, on an historical basis, the Company had an accumulated stockholders' equity deficit of $3.9 million as of June 30, 1998. There can be no assurance that Nextera will achieve or sustain profitability in the future.

     Management of Growth. Nextera has experienced a period of rapid growth that has challenged, and will likely continue to challenge, the Company's managerial and other resources. Since the Company's inception in February 1997 through August 31, 1998, the number of consultants employed by the Company has increased to 355 and the scope of Nextera's geographic coverage has expanded significantly. Nextera intends to hire additional consultants through acquisitions and its own recruiting efforts and expects its geographic coverage to continue to grow in the future. The Company's success in managing its growth will depend on its ability to continue to enhance its operating, financial and management information systems and to recruit, develop, motivate and manage effectively its expanding work force. For example, Nextera is in the process of integrating a new financial reporting system, and any failure or significant delay in achieving the integration of such system or complications with respect to the change to such system could materially adversely affect the Company. In addition, Nextera's future success will depend in large part on its ability to continue to set rates and fees competitively and to maintain high employee utilization rates and project quality, particularly if the average size or number of the Company's projects increases. If Nextera is unable to manage growth or new employees effectively or if its personnel are unable to achieve anticipated performance or utilization levels, the Company's services, its ability to retain key personnel, and its business, operating results and financial condition could be materially adversely affected. There can be no assurance that Nextera will be able to effectively manage its growth or that the Company's business will continue to expand. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Growth Strategy" and "--Human Resources."

     Operational, Financial and Accounting Risks of Acquisitions. Since its inception, Nextera has significantly expanded through acquisitions and expects to pursue additional acquisitions in order to enhance its service offerings and client base, expand its geographic presence and obtain experienced consultants. The timing, magnitude and success of the Company's acquisition efforts and the related capital expenditures and commitments cannot be predicted. Nextera competes for acquisitions with companies that have significantly greater financial and management resources than the Company, which may lead to limited acquisition opportunities for Nextera and may result in higher purchase prices or transaction costs. There can be no assurance that the Company will be able to integrate successfully any acquired businesses without substantial expense, delays or other operational or financial costs or problems, including costs in pursuing and negotiating with acquisition candidates, or that it will be able to identify, acquire or profitably manage additional businesses or acquisitions. Acquisitions may involve certain risks, including significant diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances and legal liabilities. Client satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of Nextera as a whole. Further, there can be no assurance that the Company's future acquired businesses will achieve expected results or generate anticipated revenues or earnings. In order to pursue additional acquisitions, Nextera may also require debt or equity financing that may not be available on terms favorable to the Company, if at all, and may result in dilution to the holders of Class A Common Stock. Nextera will be unable to account for future acquisitions under the pooling-of-interests method of accounting. Accordingly, the Company will be required to account for acquisitions under the purchase method of accounting, which may result in substantial additional annual non-cash amortization charges for goodwill and other intangible assets in Nextera's statements of operations. In addition, the Company could be required to make substantial cash payments related to any such acquisition. Any of these factors could materially adversely affect Nextera's business, operating results and financial condition. See "--Substantial Amount of Goodwill," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Growth Strategy" and "--Acquisitions."

     Attraction and Retention of Skilled Consultants. Because Nextera's business involves the delivery of professional services and is labor-intensive, the Company's success depends in large part upon its ability to attract, motivate and retain highly skilled consultants. Qualified business consultants are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that Nextera will be able to attract, motivate and retain sufficient numbers of highly skilled consultants. Any inability to do so could impair the Company's ability to effectively manage and complete its client projects and to secure future client engagements, and as a result could materially adversely affect Nextera's business, operating results and financial condition. Because the Company has experienced growth principally through the acquisitions of the Acquired Companies, substantially all of Nextera's current consultants were initially hired by one of the Acquired Companies and not the Company. There can be no assurance that these consultants will continue to be satisfied with the culture or benefits of the Company or prospects for advancement within Nextera. Further, even if the Company is able to expand the number of qualified consultants, the resources required to attract, motivate and retain such consultants may adversely affect Nextera's operating margins, which could materially adversely affect the Company's business, operating results and financial condition. To the extent that Nextera is unable to attract, motivate or retain qualified consultants from among individuals currently legally eligible to work in the United States, the Company may need to utilize foreign labor under H-1B and other employment-related permits and visas granted by the United States government. In the event that such visas are unavailable, either due to a change in policy or law or a reduction in the number of such visas granted, Nextera may be unable to attract or retain additional qualified consultants or may incur unexpected substantial additional labor costs, any of which could materially adversely affect the Company's business, operating results and financial condition. See "Business--Human Resources."

     Control by Knowledge Enterprises, Inc. After the Offering, Knowledge
Enterprises will own           shares of Class A Common Stock and
shares of Class B Common Stock, which together will represent      % of the
voting power of the outstanding Common Stock. The Class A Common Stock entitles its holders to one vote per share, and the Class B Common Stock entitles its holders to ten votes per share, on all matters submitted to a vote of Nextera's stockholders, including in connection with the election of the Board of Directors. Accordingly, Knowledge Enterprises will be able to elect all of the Company's directors, except for one director to be elected in accordance with the terms of a stockholders agreement entered into in connection with the Sibson Acquisitions, and determine the disposition of all matters submitted to a vote of

Nextera's stockholders, including mergers, transactions involving a change in control of the Company and other corporate transactions and the terms thereof. See "Certain Transactions--Stockholders Agreement." Such control by Knowledge Enterprises could materially adversely affect the market price of the Class A Common Stock or delay or prevent a change in control of Nextera.

     Knowledge Universe was formed by Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken to build, through a combination of internal development and acquisitions, leading companies in a broad range of areas relating to career management, technology and education and the improvement of individual and corporate performance. Knowledge Enterprises, which is controlled directly or indirectly by Knowledge Universe, currently holds businesses whose primary customers are other businesses, including career workforce management, business consulting and informational meetings and conferences. Knowledge Universe and Knowledge Enterprises may form, invest in or acquire other businesses which are involved in these and related areas, among others, which businesses may be operated under the control of Knowledge Enterprises independently of Nextera. There can be no assurance that conflicts of interest between Knowledge Enterprises and the Company will not arise or that any such conflict of interest will be resolved in a manner favorable to Nextera, including potential competitive business activities, indemnity arrangements, registration rights, sales or distributions by Knowledge Enterprises of Nextera's Class A Common Stock and Class B Common Stock and the exercise by Knowledge Enterprises of its ability to control the management and affairs of the Company.

     The Company was founded in February 1997 by entities which the Company believes were under the direct or indirect control of Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken. Subsequent to the formation of the Company, ownership of the Common Stock originally held by such founding entities was transferred to Knowledge Enterprises. See "The Company." Knowledge Universe controls, directly or indirectly, Knowledge Enterprises. Knowledge Universe is governed by a Board of Directors which consists of Lawrence J. Ellison, Michael
R. Milken and Lowell J. Milken. The Company believes that through their positions as directors and through ownership or voting control of various intermediary entities, Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken may each be deemed to have the power to control Knowledge Universe. As a result, the Company believes that Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken may each be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock owned by Knowledge Enterprises. On February 24, 1998, without admitting or denying any liability, Michael R. Milken consented to the entry of a final judgment in the U.S. District Court for the Southern District of New York in Securities and Exchange Commission v. Michael R. Milken et al., which judgment was entered on February 26, 1998, restraining and enjoining Michael R. Milken from associating with any broker, dealer, investment advisor, investment company, or municipal securities dealer and from violating Section 15(a) of the Exchange Act. On March 11, 1991, in the action entitled In the Matter of Michael
R. Milken, the Securities and Exchange Commission instituted a proceeding pursuant to Section 15(b)(6) of the Exchange Act and ordered that Michael R. Milken be barred from association with any broker, dealer, investment advisor, investment company, or municipal securities dealer. On April 24, 1990, Michael
R. Milken consented to the entry of a final judgment in the U.S. District Court for the Southern District of New York in Securities and Exchange Commission v. Drexel Burnham Lambert Incorporated, et al., restraining and enjoining Michael
R. Milken from engaging in transactions, acts, practices and courses of business which constitute or would constitute violations of, or which aid and abet or would aid and abet violations of Sections 7(c), 7(f), 9(a)(2), 10(b), 13(d), 14(e), 15(c)(3) and 17(a)(1) of the Exchange Act, and Regulations T and X and Rules 10b-5, 10b-6, 13d-1, 13d-2, 14c-3, 15c3-1, 17a-3 and 17a-4 promulgated thereunder and Section 17(a) of the Securities Act of 1933, as amended. Lowell
J. Milken is the brother of Michael R. Milken.

     Any change in Nextera's relationship with Knowledge Enterprises or Knowledge Universe could materially adversely affect the Company's business, operating results and financial condition. See "The Company--Transfer to Knowledge Enterprises," "Management--Board of Directors," "Certain Transactions," "Principal Stockholders" and "Description of Capital Stock."

     Variability and Seasonality of Quarterly Operating Results. Nextera may experience fluctuations in its future quarterly operating results. Variations in the Company's net revenues and operating results from quarter-to-quarter may be caused by such factors as the number of active client projects, termination of major client projects, the number of business days in a quarter, hiring, integration and utilization of consultants and other employees, the mix and timing of client projects, re-evaluation of progress on and completion of client projects, variations in utilization rates and average billing rates for consultants, the accuracy of estimates of resources required to complete ongoing projects, the integration of acquired entities, and the length of Nextera's sales cycle. Because a relatively high percentage of the Company's expenses is relatively fixed, a variation in the number or timing of client projects, particularly at or near the end of any quarter, may cause significant variations in operating results from quarter-to-quarter and could result in losses to Nextera for any particular fiscal period. Events such as write-offs of uncollectable accounts, the unanticipated termination of a major project or the completion during a single quarter of several major client projects without deploying consultants to new engagements could result in the Company's underutilization of consultants which could, in turn, materially adversely affect Nextera's business, operating results and financial condition. To the extent that increases in the numbers of consultants are not followed by corresponding increases in net revenues, the operating results of the Company could be materially adversely affected. In addition, it is difficult for Nextera to forecast the timing of revenues because project cycles depend on factors such as the size and scope of consulting projects and circumstances specific to each client. Because the Company's consultants only generate revenues when they are engaged on client projects, Nextera's operating results are adversely affected when its consultants cannot perform services for clients due to vacations, sick days, holidays, inclement weather, training schedules or other reasons. In particular, the Company can be expected to generate a smaller proportion of its net revenues and realize lower operating income during the fourth quarter of the year due to the number of holidays in that quarter. Given the foregoing factors, Nextera believes that quarter-to-quarter comparisons of its operating results are not necessarily meaningful and that the results for one quarter should not be relied upon as an indication of future performance. Demand for Nextera's services is significantly affected by the general level of economic activity. When economic activity slows, clients may delay or cancel plans that involve the hiring of consultants. The Company is unable to predict the level of economic activity at any particular time, and fluctuations in the general economy could materially adversely affect Nextera's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Substantial Amount of Goodwill. As of June 30, 1998, on a pro forma basis reflecting the Sibson Acquisitions, the Company's intangible assets, net of accumulated amortization, were approximately $81.2 million, of which approximately $42.0 million were attributable to the Sibson Acquisitions. As a result of the acquisitions of the Acquired Companies, intangible assets are being amortized by Nextera on a straight-line basis over 5 years for intangibles relating to personnel and over 40 years for all other intangibles, including goodwill. Future acquisitions by Nextera are expected to result in additional goodwill and intangible assets. The amount amortized in a particular period constitutes a non-cash expense that reduces the Company's net income. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of ("SFAS No. 121"), the Company periodically evaluates the recoverability of goodwill by reviewing the anticipated undiscounted future cash flows from operations and comparing such cash flows to the carrying value of the associated goodwill. If goodwill becomes impaired, Nextera will be required to write down the carrying value of the goodwill and incur a related charge to its income. A write down of goodwill would result in a reduction in net income which could materially adversely affect Nextera's business, operating results and financial condition. See "--Risks Related to Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Acquisitions."

     Concentration of Net Revenues Within a Relatively Limited Number of Clients and Industries. Nextera has in the past derived, and may in the future derive, a significant portion of its net revenues from a relatively limited number of clients. For example, for the year ended December 31, 1997 and for the six months ended June 30, 1998, on a pro forma basis, the Company's ten largest clients accounted for approximately 29%, and 36% of its net revenues, respectively. For the year ended December 31, 1997 and for the six months ended June 30, 1998, on a pro forma basis, the Company's largest client during such period accounted for approximately 8% and 7% of Nextera's net revenues, respectively. There can be no assurance that these significant clients will continue to engage the Company for additional projects or do so at the same revenue levels or that the portion of Nextera's net revenues attributable to a relatively limited number of clients will not increase in the future or that the Company will not experience concentration of receivables. The loss of any such client, or a reduction in the scope of engagements undertaken for such client, could materially adversely affect Nextera's business, operating results and financial condition. Clients engage the Company on a project-by-project basis, often without a written contract, and a client can generally terminate an engagement with little or no notice to Nextera and without penalty. Further, clients in the financial services, manufacturing and health care industries accounted for approximately 23%, 17% and 11%, respectively, of Nextera's pro forma net revenues for the year ended December 31, 1997. Any economic conditions or other factors adversely affecting any of the foregoing industries or any increase in the size or number of the Company's competitors within these industries could materially adversely affect Nextera's business, operating results and financial condition. See "--Absence of Written Contracts," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Clients and Representative Engagements."

     Dependence on Key Personnel. The Company's success is highly dependent upon the efforts, abilities, business generation capabilities and project execution skills of its senior consulting executives and other key personnel. The loss of the services of any of these persons for any reason could materially adversely affect Nextera's business, operating results and financial condition, including its ability to secure and complete engagements. There can be no assurance that the Company will be able to retain these persons or to attract suitable replacements or additional personnel if required. In addition, if one or more of Nextera's key personnel resigns from the Company to join a competitor or to form a competing business, any resulting loss of existing or potential clients to any such competitor could materially adversely affect Nextera's business, operating results and financial condition. In the event of the loss of any such personnel, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its technical knowledge, practices or procedures by such personnel. Nextera generally does not maintain key person life insurance coverage for employees. See "Business--Human Resources" and "Management."

     Project Risks. The Company's client engagements often involve projects that are critical to the operation of a client's business and provide benefits that may be difficult to quantify. Nextera's failure or inability to meet a client's expectations in the performance of its services could result in a client's refusal to pay or give rise to claims against the Company or damage Nextera's reputation, any of which could materially adversely affect its business, operating results and financial condition. There can be no assurance that the Company will not fail to satisfy certain clients' expectations.

     Fixed Price Contracts. Nextera has undertaken and expects in the future to undertake certain projects under fixed-price or capped-fee billing arrangements, which are distinguishable from the Company's principal method of utilizing time and materials billing arrangements. On a pro forma basis, fixed-price or capped-fee billing arrangement projects accounted for approximately 11% and 19%, of Nextera's net revenues for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively. The failure of Nextera to complete such fixed-price or capped-fee projects within budget or below the cap would expose the Company to risks associated with potentially unrecoverable cost overruns, which could materially adversely affect Nextera's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Absence of Written Contracts. Nextera derives a significant portion of its net revenues from client projects involving significant dollar values. Accordingly, the cancellation, delay or significant reduction in the scope of a large engagement could materially adversely affect the Company's business, operating results and financial condition. Clients engage the Company on a project-by-project basis, often without a written contract, and a client can generally terminate an engagement with little or no notice to Nextera and without penalty. As a result, Nextera believes that the number of clients or the number and size of its existing projects are not reliable indicators or measures of future net revenues. The Company has in the past provided, and is likely in the future to provide, services to clients without a written contract. When a client defers, modifies or cancels a project, Nextera must be able to rapidly deploy its consultants to other projects in order to minimize the underutilization of employees and the resulting adverse impact on operating results. In addition, the Company's operating expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in progress. As a result, any termination, significant reduction or modification of its business relationships with any of its significant clients or with a number of smaller clients could materially adversely affect Nextera's business, operating results and financial condition.

     Competition. The consulting services industry includes a large number of competitors, is subject to rapid change and is highly competitive. Nextera believes that the principal competitive factors in the consulting services industry are reputation, industry expertise, analytical ability and price. Nextera also believes that its ability to compete depends in part on a number of factors outside of its control, including the ability of its competitors to hire, retain and compensate consultants, offer lower-priced services, respond to client requirements, and develop advanced services or technology. Nextera's primary competitors include participants from a variety of market segments, including general management consulting companies, boutique management consulting firms that provide specialized services or focus on certain industries, "Big Five" and other accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, outsourcing companies, and systems integration companies. Many of these competitors have significantly greater financial, technical, and marketing resources, and greater name recognition than Nextera. In addition, many of these competitors have been operating for a significantly longer period of time than the Company and have established long-term client relationships. Nextera also competes with its clients' internal resources, particularly where the resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on Nextera. In addition, Nextera faces intense competition in its efforts to recruit and retain qualified consultants. There can be no assurance that the Company will be able to compete successfully with its existing competitors or any new competitors. See "Business--Competition."

     Foreign Operations. Nextera derived approximately 8% and 6% of its net revenues on a pro forma basis from clients outside of the United States for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. The Company has engaged in projects in Canada and the United Kingdom and intends to continue to seek an increasing number of foreign engagements. One of the components of Nextera's growth strategy is to expand its international presence and seek additional business outside the United States. Nextera's international business operations are and will be subject to a number of risks, including difficulties in managing foreign operations, enforcing agreements and collecting receivables through foreign legal systems; longer payment cycles; fluctuations in the value of foreign currencies; and unexpected regulatory, economic or political changes in foreign markets. The relationship between non-dollar denominated revenues and dollar denominated expenses may subject the Company to significant foreign exchange risks. In addition, Nextera may in the future acquire an interest in entities that operate in countries where the repatriation or conversion of currency is restricted. There can be no assurance that these factors will not materially adversely affect the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Growth Strategy."

     Rapid Technological Change. Nextera's success will depend in part on its ability to develop business consulting and strategic information technology solutions that keep pace with continuing changes in information processing technology and the effect of such changes on client needs and preferences. Part of the Company's strategy is to focus on business performance solutions, which include strategic/knowledge management systems and enabling technologies. There can be no assurance that Nextera will be successful in adequately addressing developments in IT on a timely basis or that, if these developments are addressed, the Company will be successful in the marketplace. In addition, there can be no assurance that products or \technologies developed by others or changing client preferences will not render Nextera's services uncompetitive or obsolete. The Company's failure to identify or address these developments could materially adversely affect Nextera's business, operating results and financial condition.

     Year 2000 Risks. Many currently installed computer systems are coded to accept only two digit entries in the date code field. These date code fields need to be modified or upgraded to accept four digit entries to distinguish 21st century dates from 20th century dates. Many organizations are expending significant resources to modify or upgrade their computer systems for such "Year 2000" compliance. These expenditures may result in reduced funds available to purchase the types of services offered by the Company as resources that might otherwise be directed towards the purchase of outside consulting services are utilized for Year 2000 compliance. Any such reduction in the purchase of the types of services offered by Nextera could materially adversely affect the Company's business, operating results and financial condition.

     The Year 2000 issue affects the Company's internal systems, including IT and non-IT systems. Nextera has completed an assessment of its IT systems for Year 2000 compliance. The Company relies upon microprocessor-based personal computers and commercially available applications software. The Company is in the process of upgrading its existing computer software and IT systems. The Company is reviewing its utility systems (heat, light, telephones, etc.) and other non-IT systems for the impact of Year 2000. Additionally, should the Company undertake future acquisitions, the Year 2000 risks that affect the Company can be expected to similarly affect such acquisition candidates. The Company intends to review the systems of all acquisition candidates for Year 2000 compliance. However, the failure to correct a material Year 2000 problem either within the Company, within a vendor or supplier or within an acquisition candidate could result in an interruption in, or a failure of, certain normal business activities or operations of the Company. Such interruptions or failures could materially adversely affect the Company's business, operating results and financial condition.

     The Company depends on smooth and timely interactions with its vendors, clients and other third parties. Any unexpected costs or disruption in the operations or activities of such vendors, clients or other third parties as a result of Year 2000 compliance issues within such entities could materially adversely affect Nextera's business, operating results or financial condition. The Company intends to take continuous steps to identify Year 2000 problems related to its vendors and to formulate a system of working with key third-parties to understand their ability to continue providing services and products through the change to Year 2000. The Company intends to work directly with its key vendors, including financial institutions and utility-providers, and partner with them if necessary, to avoid any business interruptions.

     The Company believes the most likely worst case scenario related to Year 2000 risks is a material business interruption that leads to client dissatisfaction and the termination of a project or projects by dissatisfied clients. Such an interruption in services could occur due to a breakdown in any number of the Company's computer systems and applications and non-IT systems, or the systems of third-parties. Examples are failures in the Company's application software, computer chips embedded in equipment, supply of materials from its suppliers, or lack of adequate telecommunications, power, or other utilities. Any such failure could prevent the Company from being able to deliver its services as expected, which could materially adversely affect the Company's business, operating results and financial condition.

     The cost of the Company's Year 2000 compliance assessment and upgrade is being funded from current operations. As of August 31, 1998, the cost to the Company of its Year 2000 identification, assessment, remediation and testing efforts, as well as currently anticipated costs to be incurred by the Company with respect to Year 2000 issues of third parties, was expected to be less than $100,000. Because of the uncertainty associated with Year 2000 failures, it is not possible at present to quantify the cost of corrective actions. The Company will continue to consider the likelihood of a material business interruption due to the Year 2000 issue, and, if necessary, implement appropriate contingency plans. Since the Company has adopted a plan to address these Year 2000 issues, it has not developed a comprehensive contingency plan should these issues fail to be completed successfully or in their entirety. However, if the Company identifies significant risks or is unable to meet its anticipated timeline, the Company will develop contingency plans as deemed necessary at that time. There can be no assurance that unexpected Year 2000 compliance problems of either the Company or its vendors, customers and service providers will not materially adversely affect the Company's business, operating results and financial condition.

     The Company has in the past and may in the future perform services related to the planning, implementation and testing of Year 2000 compliance work for its clients. Failure to timely or accurately perform these services could cause a client to experience failure of one or more key systems or result in miscalculations causing material disruptions of one or more of a client's operations, including an inability to process transactions or engage in business activities. Disruptions in a client's operations and the variability of definitions of "compliance" with the Year 2000 could lead to lawsuits against the Company. The outcome of such lawsuits and the impact on the Company are not estimable at this time. A claim for product or service liability brought against Nextera related to its Year 2000 consulting could result in substantial cost to the Company and divert management's attention from Nextera's operations, which could materially adversely affect the Company's business, operating results and financial condition.

     Anti-Takeover Effect of Certain Charter and Bylaw Provisions. The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Bylaws, as well as Delaware corporate law, contain certain provisions that could have the effect of delaying, deferring or preventing a change in control of Nextera. These provisions could limit the price that certain investors might be willing to pay in the future for shares of the Class A Common Stock. The Certificate of Incorporation authorizes the Company's Board of Directors to issue shares of Preferred Stock of Nextera, in one or more series, and to establish the rights and preferences (including the convertibility of such shares of Preferred Stock into shares of Class A Common Stock) of any series of Preferred Stock so issued. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Class A Common Stock. Such provisions also may inhibit fluctuations in the market price of the Class A Common Stock that could result from takeover attempts. Additionally, the Certificate of Incorporation provides that any action required or permitted to be taken by stockholders of Nextera must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board, or the President of the Company, and stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors call a special meeting. The Bylaws require stockholders to comply with special advance notice procedures in order to make a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company's notice of meeting, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Company's notice of meeting, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made. If the chairman of a meeting determines that business was not properly brought before the meeting, in accordance with the Stockholder Notice Procedure, such business shall not be discussed or transacted. The foregoing provisions and requirements could make it difficult for stockholders to effect certain corporate actions.

     The Company is subject to the provisions of Section 203 of the DGCL.
Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within the previous three years, did own) 15% or more of the corporation's voting stock. This statute contains provisions enabling a corporation to avoid the statute's restrictions if the stockholders holding a majority of the corporation's voting stock approve an amendment to the corporation's certificate of incorporation or bylaws. Neither the Company's Certificate of Incorporation nor Bylaws contain such a provision, and the Company does not presently intend to submit such a provision to its stockholders. The Company does not believe that Knowledge Enterprises or its affiliates should be considered interested stockholders subject to the provisions of Section 203. See "--Control by Knowledge Enterprises, Inc." and "Description of Capital Stock."

     Intellectual Property Rights. Nextera's success is dependent in part upon certain methodologies and other proprietary intellectual property rights. Nextera relies upon a combination of nondisclosure, confidentiality (including confidentiality agreements with employees), license, employment, and client agreements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom Nextera licenses intellectual property. In addition, Nextera generally limits the distribution of its proprietary information. There can be no assurance, however, that the steps taken by Nextera to protect its intellectual property rights will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights or that competitors will not be able to develop similar or functionally equivalent methodologies. Furthermore, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and no assurance can be given that foreign copyright and trade secret laws will adequately protect the Company's intellectual property rights. Although Nextera believes that its services do not infringe on the intellectual property rights of others and that it has all rights necessary to utilize the intellectual property employed in its business, there can be no assurance that Nextera's employees will not misappropriate the intellectual property of others. Accordingly, the Company is subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require Nextera to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of asserted infringement, any of which could materially adversely affect the Company's business, operating results and financial condition. The Company presently holds no patents or registered copyrights.

     No Prior Public Market; Possible Volatility of Stock Price. Prior to the Offering, there has been no public market for the Class A Common Stock. Consequently, the initial public offering price per share will be determined by negotiations between Nextera and the representatives of the Underwriters and may not be indicative of the market price of the Class A Common Stock after the Offering. See "Underwriting" for a discussion of factors to be considered in determining the initial public offering price per share. Application has been made for quotation of the Class A Common Stock on the Nasdaq National Market; however, there can be no assurance that an active trading market will develop and be sustained after the Offering. In the absence of a public trading market, investors may be unable to liquidate their investments in the Company. The market price of the Class A Common Stock may fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new services offered by Nextera, announcements of new services by competitors, changes in earnings estimates by analysts, changes in accounting principles, sales of Class A Common Stock or Class B Common Stock by existing holders, the depth and liquidity of the market for Class A Common Stock, loss of key personnel, general market conditions and other factors. Equity securities of entities with businesses similar to the Company's are subject to greater volatility than the general market. In addition, the stock market from time to time has experienced broad price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations, as well as shortfalls in operating results as compared to securities analysts' expectations or changes in such analysts' projections or recommendations, and general economic market conditions, may materially and adversely affect the market price of the Class A Common Stock. In the past, following periods of volatility in the market price of a company's securities, class action litigation has often been instituted against such a company. Any such litigation brought against the Company could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect Nextera's business, operating results and financial condition.

     Dilution. Purchasers of shares of Class A Common Stock in the Offering will
experience an immediate dilution of $     per share in the pro forma net
tangible book value per share of Class A Common Stock after the Offering. To the extent outstanding options to purchase Class A Common Stock are exercised, there will be further dilution. There can be no assurance that the Company will not require additional funds to support its working capital requirements or for other purposes, in which case Nextera may seek to raise such additional funds through public or private debt or equity financing or from other sources. There can be no assurance that such additional financing will be available or that, if available, such financing will be obtained on terms favorable to the Company and would not result in additional dilution of Nextera's stockholders. See "Dilution."

     Shares Eligible for Future Sale. Sales of significant amounts of Common Stock in the public market after the Offering or the perception that such sales will occur could materially adversely affect the market price of the Class A Common Stock or the future ability of the Company to raise capital through an offering of its equity securities. Of the shares of Common Stock to be
outstanding upon completion of the Offering, the                shares offered
hereby will be eligible for immediate sale in the public market without restriction unless such shares are purchased by "affiliates" of Nextera within the meaning of Rule 144 ("Rule 144") under the Securities Act.

     The remaining                shares of Common Stock (including Class A
Common Stock issuable upon exchange of the Exchangeable Shares) held by existing stockholders upon completion of the Offering will be "restricted securities" as that term is defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act. Directors, officers and certain
stockholders of the Company holding an aggregate of                shares of
Class A Common Stock and                shares of Class B Common Stock have
agreed that they will not sell, directly or indirectly, any Common Stock, subject to certain exceptions, without the prior consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") for a period of 180 days from the date of this Prospectus (the "Lock-up Agreements"). In addition, Nextera's Certificate of Incorporation provides that each holder of Common Stock, other than the holders of the shares of Class A Common Stock acquired in the Offering, agrees not to sell, directly or indirectly, any Common Stock, subject to certain exceptions, without the prior consent of DLJ for a period of 180 days from the date of this Prospectus. Subject to these Lock-up Agreements and the foregoing provisions of the Company's Certificate of Incorporation, additional shares of Class A Common Stock (including Class A Common Stock issuable upon conversion of Class B Common Stock and the exchange of the Exchangeable Shares) will be available for sale in the public market (subject in certain circumstances to compliance with certain volume and other restrictions under Rule 144) as
follows: (i)                shares will be eligible for sale 180 days after the
date of this Prospectus; and (ii)                shares will become eligible
thereafter for sale under Rule 144 upon the expiration of the applicable one-year holding periods. In addition, if the restrictions of the Lock-up Agreements and the foregoing provisions of the Company's Certificate of
Incorporation were waived in full on the date hereof: (i)                shares
of Common Stock would become eligible for sale in the public market from and
after the date of this Prospectus; and (ii)                additional shares of
Common Stock would become eligible for sale in the public market 90 days after the date of this Prospectus.

     Following the date of this Prospectus, Nextera intends to register on one
or more registration statements on Form S-8 approximately                shares
of Class A Common Stock issuable under the 1998 Equity Participation Plan. Of
the                shares of Class A Common Stock issuable under the 1998 Equity
Participation Plan,           shares were subject to outstanding options as of
September 1, 1998, of which                will be exercisable at the time of
the Offering.

     Upon completion of the Offering, the holders of           shares of Class A
Common Stock and shares of Class B Common Stock (after conversion to Class A Common Stock) will be entitled to certain registration rights with respect to such shares. If such holders, by exercising their registration rights, cause a large number of shares of Class A Common Stock to be registered and sold in the public market, such sales could materially adversely affect the market price of the Class A Common Stock. In addition, if the Company is required, pursuant to such registration rights, to include shares held by such persons in a registration statement which Nextera files to raise additional capital, the inclusion of such shares could adversely affect the Company's ability to raise needed capital. See "Management--Employee Benefit Plans," "Principal Stockholders" and "Shares Eligible for Future Sale."

                                  THE COMPANY

     Immediately prior to the Offering, the organizational structure of the Company and its subsidiaries will be as follows:

                                    [CHART]


     Chart indicating the organizational structure of the Company depicts four boxes. The top box contains the words "Nextera Enterprises, Inc." above the word "("Nextera")." Below the top box is a line leading to a second box with the number "100%" next to the line. The second box contains the words "Sibson & Company, Inc." above the words "SC2, Inc." which is, in turn, above the words "(the "Sibson Entities")." Below the second box is a line leading to a third box with the number "14.1%" next to the line. Below the top box is a second line leading to the third box with the number "85.9%" next to the line. The third box contains the words "Nextera Enterprises, Inc." above the words "("Nextera LLC")." Below the third box is a line leading to a fourth box with the number "100%" next to the line. The fourth box contains the words "Acquired Companies:" followed by six bullet points: "Symmetrix, Inc.", "SGM Consulting, L.L.C., dba SiGMA Consulting", "Pyramid Imaging, Inc.", "The Planning Technologies Group, L.L.C.", "Sibson & Company, LLC" and "Sibson Canada Co."


     The following discussion summarizes the Company's formation and certain other significant events relating to its capital structure prior to the Offering. For additional related information see "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources" and "Certain Transactions."

     Formation. The Company was formed on February 26, 1997 as Education Technology Consulting, L.L.C. and renamed Nextera Enterprises, L.L.C. on April 11, 1997. The Company will operate as a Delaware limited liability company until the consummation of the Exchange Transaction (as defined below), after which it will operate as a Delaware corporation. The initial members of Nextera LLC were Nextera Enterprises Holdings, L.L.C. (formerly Education Technology Consulting Holdings, LLC) ("NEH") and EDU, L.L.C. ("EDU"), each of which was an affiliate of Knowledge Universe. In connection with the commencement of their respective employment, Gresham T. Brebach, Jr., the Company's President, Chief Executive Officer and Chairman of the Board of Directors, Ronald K. Bohlin, the Company's Chief Operating Officer and Director, Michael P. Muldowney, the Company's Chief Financial Officer, Debra I. Bergevine, the Company's Vice President, Marketing, and certain additional individuals became members of NEH. See "Certain Transactions--Investments in the Company."

     Recapitalization. Effective as of April 30, 1998, approximately $48.0 million of Nextera LLC's contributed capital was redesignated as debt in the form of (i) a debenture dated March 20, 1997 with a principal amount of $23.0 million, which matures on May 1, 2002 and bears interest at a rate of 10% per annum (the "March Debenture") and (ii) a debenture dated January 5, 1998 with a principal amount of $25.0 million, which matures on May 1, 2002 and bears interest at a rate of 10% per annum (the "January Debenture" and together with the March Debenture, the "Debentures"), and NEH was liquidated and dissolved. In connection with these transactions, the former members of NEH became members of Nextera LLC and interests in the January Debenture and March Debenture were distributed to Knowledge Universe, Messrs. Brebach, Bohlin and Muldowney, Ms. Bergevine and certain other employees of Nextera LLC. The March Debenture is subordinated to the January Debenture. The interest on the principal amount of the Debentures is deemed to have begun to accrue on the date the respective redesignated capital contributions were originally contributed to Nextera LLC. See "Use of Proceeds" and Note 9 of Notes to the Company's Consolidated Financial Statements.

     Transfer to Knowledge Enterprises. Effective August 5, 1998, Knowledge Universe contributed all of its Class A Common Units and Class B Common Units of Nextera LLC to Knowledge Universe, Inc. ("KU, Inc.") in exchange for shares of its capital stock. Effective August 7, 1998, KU, Inc. and EDU contributed all of their Class A Common Units and Class B Common Units of Nextera LLC to Knowledge Enterprises in exchange for capital stock of Knowledge Enterprises (the "KE Transaction"). See "Principal Stockholders."

     Exchangeable Preference Shares. In connection with the Sibson Acquisitions, Nextera LLC formed Sibson Canada Co., a wholly owned Canadian subsidiary, which issued the Exchangeable Shares to the holders of capital stock of Sibson Canada, Inc. The holders of Exchangeable Shares may exchange such shares at any time for an aggregate of shares of Class A Common Stock. The Exchangeable Shares are designed to provide an opportunity for the shareholders of Sibson Canada, Inc. to achieve a Canadian tax deferral in certain circumstances. The holders of Exchangeable Shares are entitled to dividend and other rights equivalent to shares of Class A Common Stock but are not entitled to vote on matters submitted to the holders of Class A Common Stock until such time as the holders of Exchangeable Shares exchange such shares for Class A Common Stock.

     Exchange Transaction. Prior to the Offering, all of the members of Nextera LLC (the "Members") other than the two entities that owned Sibson & Company, L.P. prior to its acquisition by Nextera LLC (together, the "Sibson Entities") will contribute all of their membership interests in Nextera LLC to Nextera in exchange for Common Stock. The percentage interests and classes of Common Stock received by each Member (other than the Sibson Entities) will correspond to the percentage interests and classes of the Nextera LLC membership interests held by such Member. Each Member that contributes Class A Common Units of Nextera LLC will receive shares of Class A Common Stock and each member that contributes Class B Common Units of Nextera LLC will receive shares of Class B Common Stock. Contemporaneous with the exchange of membership interests of Nextera LLC for Common Stock, the shareholders of the Sibson Entities will contribute all of the issued and outstanding common stock of the Sibson Entities to Nextera in exchange for shares of Class A Common Stock. The aggregate percentage interests of Class A Common Stock that will be received by the shareholders of the Sibson Entities will correspond to the percentage interests of Class A Common Units in Nextera LLC held by the Sibson Entities (the collective contributions of membership interests in Nextera LLC and capital stock of the Sibson Entities to Nextera are referred to as the "Exchange Transaction"). After the Exchange Transaction, the Company will hold directly 85.9% of the membership interests in Nextera LLC and, indirectly through the Sibson Entities, will hold the remaining 14.1%. See "Principal Stockholders."

                                USE OF PROCEEDS

     The net proceeds to Nextera from the sale of the                     shares
offered by the Company pursuant to the Offering are estimated to be
approximately $     million ($     million if the Underwriters' over-allotment
option is exercised in full), at an assumed offering price of $     per share
after deducting the estimated underwriting discounts and commissions and Offering expenses payable by the Company. The principal purposes of the Offering are to create a public market for the Class A Common Stock, enhance Nextera's ability to use its Class A Common Stock as a means of attracting, motivating and retaining key employees, facilitate the Company's future access to public equity markets, repay indebtedness, and obtain additional working capital. Nextera intends to use the net proceeds from the Offering as follows:

          (i) approximately $     million to repay outstanding principal and
     interest under a $40 million revolving credit facility entered into effective August 31, 1998 (the "Bridge Loan") which bears interest at the rate of LIBOR plus 450 basis points (10.2% as of August 31, 1998) per annum, and matures on February 28, 1999. The Company borrowed $38.0 million under the Bridge Loan to finance the Sibson Acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Underwriting."

          (ii) approximately $     million to repay outstanding principal and
     interest on the March Debenture and approximately $     million to repay
     outstanding principal and interest on the January Debenture. Each of the Debentures bears interest at the rate of 10% per annum, and matures on May 1, 2002. All of the interests in the Debentures are held by Knowledge Universe, Messrs. Brebach, Bohlin and Muldowney, Ms. Bergevine, and two
     other employees of Nextera, who will receive payments of $     million,
     $     thousand, $     thousand, $     thousand, $     thousand, $
     thousand and $     thousand, respectively. The indebtedness associated with
     the Debentures was incurred to finance acquisitions and for general working capital purposes. See "The Company--Recapitalization" and "Certain Transactions--Investments in the Company."

          (iii) approximately $       to pay accrued management fees to
     Knowledge Universe. See "Certain Transactions--Management Agreement."

          (iv) the remaining net proceeds for general corporate purposes.

     Pending such uses, Nextera intends to invest the net proceeds from the Offering in short-term, investment-grade, interest-bearing securities. Although Nextera examines potential acquisition opportunities from time to time, the Company has no current plans, commitments, agreements or understandings with respect to any material acquisitions or investments as of the date of this Prospectus, and no portion of the net proceeds has been allocated for any specific material acquisition or investment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                DIVIDEND POLICY

     Nextera has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain all future earnings, if any, for use in the operation and development of its business and, therefore, does not expect to declare or pay any cash dividends on its Common Stock in the foreseeable future. The payment of dividends in the future, if any, will be at the discretion of the Board of Directors.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Nextera as of June 30, 1998 on (i) a pro forma basis to give effect to the Sibson Acquisitions and the Exchange Transaction and (ii) a pro forma as adjusted basis to give effect to
the sale of           shares of Class A Common Stock offered hereby and the
application of the estimated net proceeds of the Offering at an assumed initial
public offering price of $     per share, after deducting estimated underwriting
discounts and commissions and Offering expenses payable by the Company. See "Use of Proceeds." The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto and the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Prospectus.

                                                                 AS OF JUNE 30, 1998
                                                              --------------------------
                                                                              PRO FORMA
                                                               PRO FORMA     AS ADJUSTED
                                                                    (IN THOUSANDS)
Total short-term debt.......................................    $40,064        $
Total long-term debt........................................     53,915
Stockholders' equity (deficit):
  Preferred Stock, $0.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding, pro forma
     and pro forma as adjusted..............................         --            --
  Class A Common Stock, $0.001 par value; 50,000,000 shares
     authorized,           shares issued and outstanding,
     pro forma, and           shares issued and outstanding,
     pro forma as adjusted(1)...............................     12,543
  Class B Common Stock, $0.001 par value, 4,300,000 shares
     authorized,             shares issued and outstanding,
     pro forma and pro forma as adjusted....................
  Additional paid-in capital................................         --            --
  Accumulated deficit.......................................     (6,593)
                                                                -------        ------
     Total stockholders' equity (deficit)...................    $ 5,950        $
                                                                -------        ------
          Total capitalization..............................    $99,929        $
                                                                =======        ======

------------------------------
(1) Excludes                shares of Class A Common Stock reserved for issuance
    under the 1998 Equity Participation Plan pursuant to which options to
    purchase            shares will be outstanding upon the closing of the
    Offering. See "Management--Employee Benefit Plans." Also excludes shares of Class A Common Stock issuable upon conversion of the shares of the Company's Class B Common Stock. See "Description of
    Capital Stock." Assumes the exchange of all Exchangeable Shares for shares of Class A Common Stock. See "The Company--Exchangeable Preference Shares."

                                    DILUTION

     As of June 30, 1998, the pro forma net tangible book value of Nextera was
$     , or $     per share of Common Stock. Pro forma net tangible book value per share gives effect to the Sibson Acquisitions and is equal to the amount of total pro forma tangible assets less total pro forma liabilities, divided by the total pro forma number of shares of Common Stock outstanding. After giving
effect to the sale of the           shares of Class A Common Stock offered
hereby at an assumed initial public offering price of $     per share, and after
deducting the estimated underwriting discounts and commissions and Offering expenses payable by the Company, the pro forma net tangible book value of
Nextera as of June 30, 1998 would have been $          , or $     per share of
Common Stock. This represents an immediate increase in pro forma net tangible
book value of $     per share of Common Stock to existing stockholders and an
immediate dilution of $     per share of Common Stock to new stockholders. The
following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share.............            $
  Pro forma net tangible book value per share before the
     Offering...............................................  $
  Increase per share attributable to new investors..........
                                                              ------
Pro forma net tangible book value per share after the
  Offering..................................................
                                                                        ------
Dilution per share to new investors.........................            $
                                                                        ======

     The following table summarizes, on a pro forma basis as of June 30, 1998, the difference between the existing stockholders and new stockholders with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to Nextera and the average price paid per share by existing stockholders and by new stockholders:

                                            SHARES PURCHASED      TOTAL CONSIDERATION
                                          --------------------    -------------------    AVERAGE PRICE
                                           NUMBER      PERCENT    AMOUNT     PERCENT       PER SHARE
Existing stockholders...................                     %    $                 %       $
New stockholders
                                          ---------     -----     ------      ------
          Total.........................                100.0%    $            100.0%
                                          =========     =====     ======      ======

     The foregoing tables and calculations assume no exercise of the Underwriters' over-allotment option and no exercise of options to purchase shares of Class A Common Stock at a weighted average exercise
price of $     per share granted under the 1998 Equity Participation Plan outstanding as of June 30, 1998. The issuance of Class A Common Stock upon the exercise of the options granted under the 1998 Equity Participation Plan will result in further dilution to new investors. See "Management--Employee Benefit Plans," and "Shares Eligible for Future Sale."

          SELECTED CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA

    The following selected financial data is qualified by reference to and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The Statements of Operations Data presented below for the period from February 26, 1997 (date of inception) through December 31, 1997 and the Balance Sheet Data as of December 31, 1997 have been derived from the Company's Consolidated Financial Statements included elsewhere in this Prospectus, which have been audited by Ernst & Young LLP, whose report with respect thereto is included elsewhere in this Prospectus. The Statements of Operations Data for the six months ended June 30, 1998 and the Balance Sheet Data as of June 30, 1998 have been derived from the unaudited financial statements of Nextera. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal and recurring adjustments and adjustments related to the Company's equity recapitalization) necessary for a fair presentation of its financial position and operating results for such periods. The Statement of Operations data for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998 or any other future period. See the Company's Consolidated Financial Statements and the related Notes thereto included elsewhere in this Prospectus.

    The unaudited pro forma Statements of Operations Data for the year ended December 31, 1997 and for the six months ended June 30, 1998 combine the historical statements of operations of Nextera and the Acquired Companies as if such acquisitions had been completed on the first day of each period presented. The unaudited pro forma Balance Sheet Data as of June 30, 1998 combines the historical balance sheets of the Company and Sibson as if the Sibson Acquisitions had been consummated as of June 30, 1998. This pro forma data should be read in conjunction with the respective Historical Financial Statements of Nextera and the Acquired Companies (including the Notes thereto), the Unaudited Pro Forma Combined Financial Statements (including the Notes thereto), Management's Discussion and Analysis of Financial Condition and Results of Operations, and other financial information of Nextera and the Acquired Companies appearing elsewhere herein. The pro forma statements may not be indicative of the results that would have actually been obtained had the acquisitions reflected therein occurred on the dates indicated or which may be obtained in the future.

                                                             HISTORICAL                             PRO FORMA(1)
                                               --------------------------------------   ------------------------------------
                                                   PERIOD FROM
                                                FEBRUARY 26, 1997
                                               (DATE OF INCEPTION)       FOR THE             FOR THE            FOR THE
                                                     THROUGH         SIX MONTHS ENDED      YEAR ENDED       SIX MONTHS ENDED
                                                DECEMBER 31, 1997     JUNE 30, 1998     DECEMBER 31, 1997    JUNE 30, 1998
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net revenues.................................        $ 7,998             $22,095             $76,453            $48,502
Cost of revenues.............................          4,718              14,938              54,100             32,353
                                                     -------             -------             -------            -------
Gross profit.................................          3,280               7,157              22,353             16,149
Selling, general and administrative
  expenses...................................          5,306               7,296              18,332             13,116
Compensation expense.........................             --                  --               4,126                 --
Amortization expense.........................            255                 568               2,859              1,419
                                                     -------             -------             -------            -------
Loss from operations.........................         (2,281)               (707)             (2,964)             1,614
Interest income (expense), net...............            (32)             (2,671)             (4,008)            (4,646)
                                                     -------             -------             -------            -------
Loss before provision for income taxes.......         (2,313)             (3,378)             (6,972)            (3,032)
Provision for income taxes...................            702                 200                 455                142
                                                     -------             -------             -------            -------
Net loss.....................................        $(3,015)            $(3,578)            $(7,427)           $(3,174)
                                                     =======             =======             =======            =======
Net loss per share, basic and diluted(2).....        $ (0.74)            $ (0.29)
Weighted average shares outstanding, basic
  and diluted................................          4,061              12,550

                                                                                        AS OF JUNE 30, 1998
                                                                    AS OF          ------------------------------
                                                              DECEMBER 31, 1997    HISTORICAL      PRO FORMA(3)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................       $   554           $ 2,921         $  3,080
  Working capital (deficit).................................          (335)            5,107          (27,002)
  Total assets..............................................        22,655            57,498          117,433
  Total short-term debt.....................................         1,687             1,390           40,064
  Total long-term debt......................................         1,115            51,665           53,915
  Total stockholders' equity (deficit)......................        16,732            (3,905)           5,950

------------------------------
(1) The pro forma selected combined financial data for the year ended December 31, 1997 and for the six months ended June 30, 1998 are presented as if the acquisitions of the Acquired Companies had been consummated as of January 1, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisitions" and Unaudited Pro Forma Combined Financial Statements.

(2) See Note 2 of Notes to the Company's Consolidated Financial Statements for information concerning the computation of historical net loss per share.

(3) Pro forma to give effect to the Sibson Acquisitions (including the Bridge
    Loan) as if they had been consummated as of June 30, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Unaudited Pro Forma Combined Financial Statements.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following section of this Prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this section, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Nextera's actual results, performance or achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW

     Nextera Enterprises, Inc. provides consulting services focused on leading-edge business strategy, operations improvement, organizational design and IT primarily to Fortune 500 and other multinational companies. The Company provides services in four practice areas, which enables it to offer a broad range of complementary services that assist clients in achieving enhanced business performance by anticipating and addressing their complex, multi-disciplinary consulting needs. Nextera helps organizations redefine the way in which existing work is conducted or new businesses and markets are entered by redesigning operational processes and business practices, defining and managing major change initiatives, and using emerging information technologies (such as web-based technologies and electronic commerce) to support these new strategic approaches.

     Nextera was founded in February 1997 and has focused on building its portfolio of practice areas primarily through selective acquisitions and, to a lesser extent, internal growth. The Company has pursued an acquisition strategy that has resulted in the acquisitions of the Acquired Companies. The Company's results of operations have been, and will continue to be, affected by substantial annual non-cash amortization charges for goodwill as a result of these acquisitions being accounted for under the purchase method of accounting. Nextera will be unable to account for future acquisitions under the pooling-of-interests method of accounting. Accordingly, the Company will be required to account for acquisitions under the purchase method of accounting, which may result in substantial additional annual non-cash amortization charges for goodwill and other intangible assets in Nextera's statements of operations. Intangible assets are being amortized by Nextera on a straight-line basis over 5 years for intangibles relating to personnel and over 40 years for all other intangibles, including goodwill. In accordance with SFAS No. 121, the Company will periodically evaluate whether recent events and circumstances have occurred that indicate the acquired goodwill may warrant revision.

     Nextera is affiliated with Knowledge Universe and Knowledge Enterprises and from time to time has been engaged on an arm's-length basis to provide consulting services for Knowledge Universe and its affiliates. The Company expects that it may also be engaged to provide such services in the future. See "Certain Transactions--Engagement of the Company by Knowledge Universe or its Affiliates." Knowledge Enterprises and Knowledge Universe are engaged in acquiring and operating companies in a broad range of areas relating to career management, technology and education, and the improvement of individual and corporate performance, including companies which focus on the provision of human capital, training, educational and advisory services to individuals, companies and other organizations. Nextera expects to benefit from its association with Knowledge Universe and Knowledge Enterprises through increased access to prospective client contacts and other business opportunities and the potential ability of Knowledge Universe and Knowledge Enterprises to enhance the Company's market exposure, although there can be no assurance that these expected benefits will be realized.

     The Company generates net revenues by providing business and IT consulting services primarily under time and materials, fixed-price or capped-fee billing arrangements. Under time and materials billing arrangements, revenues are recognized as the services are performed. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. On a pro forma basis, fixed price or capped-fee billing arrangements accounted for approximately 11.0% and 19.0% of Nextera's net revenues for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively. See "Risk Factors--Project Risks; Fixed Price Contracts." The Company believes that the majority of its work will continue to be performed under time and materials billing arrangements. Net revenues exclude reimbursable expenses charged to clients. The Company typically bills on a monthly basis to monitor client satisfaction and manage its outstanding accounts receivable balances. Substantially all of the Company's net revenues are derived from clients located in the United States and Canada. The Company's 10 largest clients accounted for approximately 29.1% and 36.1% of pro forma net revenues for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively. For the year ended December 31, 1997 and the six months ended June 30, 1998, none of the Company's clients individually accounted for 10% or more of the Company's pro forma net revenues. See "Risk Factors--Concentration of Revenues."

     Gross profit is derived from net revenues less the cost of revenues, which includes salaries, bonuses and benefits paid to consultants. Nextera's financial performance is primarily based upon billing margin (billable daily rate less the consultant's daily cost) and personnel utilization rates (billable days divided by paid days). The Company monitors its engagements to manage billing and utilization rates. The Company derives a substantial majority of its net revenues from engagements billed on a time and materials basis. The Company is generally able to pass increases in its cost of revenues along to its clients to the extent that the Company bills engagements on a time and materials basis. The Company generally is unable to pass along increases in its cost of revenues with respect to engagements billed on a fixed price or capped-fee basis. Generally, clients are billed for expenses incurred by Nextera on the clients' behalf. In addition, Nextera closely monitors and attempts to control expenses that are not passed through to its clients. Incentive compensation expenses paid to consultants have a large variable component relating to net revenues and profit and, therefore, vary based upon the Company's ability to achieve its operating objectives.

     Selling, general and administrative expenses consist of salaries and benefits of certain senior management and other administrative personnel and training, marketing and promotional costs. These expenses are associated with the Company's development of new business and with the Company's management, finance, recruiting, marketing and administrative activities. Incentive compensation expenses for certain senior management also have a significant variable component relating to net revenues and profit and, therefore, vary based upon the Company's ability to achieve its operating objectives.

     The Company's income tax rates may vary from the federal statutory rate of 34% predominately due to nondeductible goodwill amortization, the utilization of various net operating loss carryforwards, state and local taxes and nondeductible meal expenses. As of June 30, 1998, Symmetrix, Inc. ("Symmetrix") had net operating loss carryforwards of approximately $5.8 million which arose principally as a result of disqualifying dispositions of Symmetrix' previously outstanding stock options. As a result of the ownership change of Symmetrix due to its acquisition by the Company, these net operating losses are subject to limitations under the Internal Revenue Code. See Note 6 of Notes to the Company's Consolidated Financial Statements.

ACQUISITIONS

     All acquisitions completed by Nextera have been accounted for under the purchase method of accounting. Accordingly, the historical Consolidated Financial Statements of the Company included in this Prospectus include operating results of the Acquired Companies only from the effective date of each respective acquisition and are not necessarily indicative of the future financial condition or results of operations of the Company.

     Effective July 30, 1997, Nextera acquired Symmetrix, a Massachusetts-based management consulting and technology consulting company. Through Symmetrix, the Company offers enhanced services in acquisition due diligence, customer profitability, IT strategy assessment and design, construction, and deployment of complete business systems. Symmetrix was acquired for $15.5 million in cash.

     Effective January 5, 1998, Nextera acquired substantially all of the assets and assumed certain liabilities of SiGMA Consulting, LLC ("SiGMA"), a New York-based management consulting firm. Through SiGMA, the Company offers consulting services focusing on change management and helping organizations improve core business processes, including product development, manufacturing and distribution, sales, and enterprise management. SiGMA was acquired for $10.0 million in cash and 669,000 shares of Class A Common Stock.

     Effective March 31, 1998, Nextera acquired substantially all of the assets and assumed certain liabilities of The Planning Technologies Group, Inc. ("PTG"), a Massachusetts-based strategy and management consulting firm. Through PTG, the Company offers strategy formulation, strategic planning process design, and business process assessment and redesign services. PTG was acquired for $6.7 million in cash and 214,000 shares of Class A Common Stock.

     Effective March 31, 1998, the Company acquired Pyramid Imaging, Inc. ("Pyramid"), a California-based consulting and technology firm. Through Pyramid, the Company offers consulting services focused on providing technology-based solutions within the areas of knowledge management, electronic commerce, customer management, and human capital management. Pyramid was acquired for $9.2 million in cash and 586,667 shares of Class A Common Stock. In addition, the Company agreed to an "earn-out" provision providing for the payment of up to an additional $0.8 million in cash and 53,333 shares of Class A Common Stock upon the achievement of certain revenue and pre-tax profit targets related to the performance of Pyramid during the twelve months ending March 31, 1999.

     Effective August 31, 1998, Nextera acquired substantially all the assets and assumed certain liabilities of Sibson & Company, L.P. and acquired Sibson Canada, Inc., human resources consulting firms based in New Jersey and Toronto, Canada, respectively. Through Sibson, the Company provides human capital consulting services offering human resource strategies, outsourcing assessments, organizational designs, rewards/ incentives programs, performance management processes and systems, and executive coaching services. Sibson also serves sales and marketing organizations with sales strategy, selling process, sales channel and selling effectiveness consulting. Sibson was acquired for $37.4 million in cash and 2,810,900 shares of Class A Common Stock (including the Exchangeable Shares).

RESULTS OF OPERATIONS

     The following table sets forth the Company's results of operations for the periods indicated. This information for quarterly periods has been prepared on the same basis as the Consolidated Financial Statements and, in the opinion of the Company's management, reflects all adjustments (consisting only of normal and recurring adjustments and adjustments related to the Company's equity recapitalization) necessary for the fair presentation of the information for the periods presented.

                                 PERIOD FROM
                              FEBRUARY 26, 1997
                             (DATE OF INCEPTION)                     FOR THE THREE MONTHS ENDED
                                   THROUGH         --------------------------------------------------------------
                                DECEMBER 31,       JUNE 30,   SEPTEMBER 30    DECEMBER 31,   MARCH 31,   JUNE 30,
                                    1997           1997(1)        1997            1997         1998        1998
                                                                (IN THOUSANDS)
Net revenues...............        $ 7,998          $  --        $ 3,039         $4,959       $ 8,186    $13,909
Cost of revenues...........          4,718             --          1,851          2,867         5,623      9,315
                                   -------          -----        -------         ------       -------    -------
  Gross profit.............          3,280             --          1,188          2,092         2,563      4,594
Operating expenses:
  Selling, general and
     administrative
     expenses..............          5,306            987          1,848          2,471         2,886      4,410
  Amortization expense.....            255             --            101            154           224        344
                                   -------          -----        -------         ------       -------    -------
  Loss from operations.....         (2,281)          (987)          (761)          (533)         (547)      (160)
  Interest income
     (expense), net........            (32)             3              8            (43)       (1,567)    (1,104)
                                   -------          -----        -------         ------       -------    -------
  Loss before provision for
     income taxes..........         (2,313)          (984)          (753)          (576)       (2,114)    (1,264)
  Provision for income
     taxes.................            702             --            280            422           125         75
                                   -------          -----        -------         ------       -------    -------
Net loss...................        $(3,015)         $(984)       $(1,033)        $ (998)      $(2,239)   $(1,339)
                                   =======          =====        =======         ======       =======    =======

------------------------------
(1) During the period from February 26, 1997 (date of inception) through March 31, 1997, the Company incurred expenses of $34,000 which are included in the three months ended June 30, 1997.

     The following table sets forth, for periods indicated, the percentage relationship to net revenues of the Company's results of operations. This information for quarterly periods has been prepared on the same basis as the Consolidated Financial Statements and, in the opinion of the Company's management, reflects all adjustments (consisting only of normal and recurring adjustments and adjustments related to the Company's equity recapitalization) necessary for the fair presentation of the information for the periods presented.

                                   PERIOD FROM
                                FEBRUARY 26, 1997                      FOR THE THREE MONTHS ENDED
                               (DATE OF INCEPTION)   --------------------------------------------------------------
                                     THROUGH         JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,
                                DECEMBER 31, 1997      1997         1997            1997         1998        1998
Net revenues.................          100%              --          100%            100%         100%       100%
Cost of revenues.............           59               --           61              58           69         67
                                      ----             ----         ----            ----         ----        ---
  Gross profit...............           41                            39              42           31         33
  Selling, general and
     administrative
     expenses................           67                            61              50           35         32
  Amortization expense.......            3                             3               3            3          2
                                      ----             ----         ----            ----         ----        ---
  Loss from operations.......          (29)                          (25)            (11)          (7)        (1)
Interest income (expense),
  net........................            0                             0              (1)         (19)        (8)
                                      ----             ----         ----            ----         ----        ---
  Loss before provision for
     income taxes............          (29)                          (25)            (12)         (26)        (9)
Provision for income taxes...            9                             9               8            1          1
                                      ----             ----         ----            ----         ----        ---
  Net loss...................          (38%)                         (34%)           (20%)        (27%)      (10%)

     In light of the Company's inception on February 26, 1997, the number of acquisitions completed and the absence of significant operations through June 30, 1997, management has decided to present a comparison of results for the three months ended June 30, 1998 versus the three months ended March 31, 1998 and for the three months ended March 31, 1998 versus the three months ended December 31, 1997 because it believes that such comparisons are the most meaningful presentation of the Company's operating results.

     All acquisitions completed by Nextera have been accounted for under the purchase method of accounting. Accordingly, the historical Consolidated Financial Statements of the Company included in the Prospectus include operating results of the Acquired Companies only from the date of each respective acquisition. As the Sibson Acquisitions were completed after June 30, 1998, the following period-to-period comparisons do not reflect the Sibson Acquisitions.

COMPARISON OF THREE MONTHS ENDED JUNE 30, 1998 AND THREE MONTHS ENDED MARCH 31, 1998

     Net Revenues. Net revenues increased 69.9% to $13.9 million for the three months ended June 30, 1998 from $8.2 million for the three months ended March 31, 1998. This increase was due predominately to the net revenues generated by PTG and Pyramid, which were acquired effective March 31, 1998, and to a lesser extent from higher utilization rates and greater business levels at Symmetrix. No net revenues from PTG or Pyramid were recorded by Nextera in the three months ended March 31, 1998.

     Gross Profit. Gross profit increased 79.2% to $4.6 million for the three months ended June 30, 1998 from $2.6 million for the three months ended March 31, 1998. Gross margin increased to 33.0% for the three months ended June 30, 1998 from 31.3% for the three months ended March 31, 1998. The increase in gross margin was due primarily to the addition of PTG and Pyramid and, to a lesser extent, more effective utilization of consultants on billable projects and a lower utilization of outside contractors, which decreased cost of revenues.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 52.0% to $4.4 million for the three months ended June 30, 1998 from $2.9 million for the three months ended March 31, 1998. As a percentage of net revenues, such expenses decreased to 31.7% for the three months ended June 30, 1998 from 35.3% for the three months ended March 31, 1998. The dollar increase was due primarily to the increase in the number of employees attributable to the PTG and Pyramid acquisitions, as well as additional hirings. The decrease as a percentage of net revenues was due primarily to a greater increase in net revenues in relation to the increase in such expenses.

     Interest Income (Expense), Net. Interest expense decreased 29.5% to $1.2 million for the three months ended June 30, 1998 from $1.6 million for the three months ended March 31, 1998. This decrease was due primarily to the inclusion in the three months ended March 31, 1998 of $0.8 million related to 1997 interest on the Debentures, which was accrued in such period due to the recapitalization of the Company. This decrease was partially offset by increased borrowings to fund the PTG and Pyramid acquisitions. See "--Liquidity and Capital Resources," "Use of Proceeds" and Note 9 of Notes to the Company's Consolidated Financial Statements.

     COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 AND THREE MONTHS ENDED DECEMBER 31, 1997

     Net Revenues. Net revenues increased 65.1% to $8.2 million for the three months ended March 31, 1998 from $5.0 million for the three months ended December 31, 1997. This increase was due to the net revenues generated from SiGMA, which was acquired under the purchase method of accounting on January 5, 1998, partially offset by reserves taken on a fixed fee contract which has now been completed. No net revenues from SiGMA were recorded by Nextera for the three months ended December 31, 1997.

     Gross Profit. Gross profit increased 22.5% to $2.6 million for the three months ended March 31, 1998 from $2.1 million for the three months ended December 31, 1997. Gross margin decreased to 31.3% for the three months ended March 31, 1998 from 42.2% for the three months ended December 31, 1997. The decrease in gross margin was primarily due to a $0.5 million reserve adjustment on a fixed-fee contract taken in the three months ended March 31, 1998, partially offset by increased gross profit generated from SiGMA.

The amount of the reserve adjustment was determined using the percentage of completion method of accounting.

     Selling, General and Administrative. Selling, general and administrative expenses increased 16.8% to $2.9 million for the three months ended March 31, 1998 from $2.5 million for the three months ended December 31, 1997. As a percentage of net revenues, such expenses decreased to 35.3% for the three months ended March 31, 1998 from 49.8% for the three months ended December 31, 1997. The dollar increase was due primarily to the increase in the number of employees attributable to the SiGMA acquisition as well as additional hirings. The decrease as a percentage of net revenues was due primarily to a greater increase in net revenues in relation to the increase in such expenses.

     Interest Income (Expense), Net. Net interest expense increased to $1.6 million for the three months ended March 31, 1998 from $43,000 for the three months ended December 31, 1997. This increase was due primarily to interest on the Debentures which was accrued in the three months ended March 31, 1998, $0.8 million of which related to contributions made in 1997. See "--Liquidity and Capital Resources," "Use of Proceeds" and Note 9 of Notes to the Company's Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     To date, the Company has funded its operations primarily through the proceeds of equity issuances and borrowings. Nextera LLC initially issued common and preferred equity units between February 1997 and April 1998 for total proceeds of approximately $50.0 million. On April 30, 1998, in connection with the recapitalization of Nextera LLC, the preferred units and a portion of the common units were converted into the Debentures. The Debentures accrue interest at 10% per annum, and interest on the principal amount of the Debentures was deemed to have begun to accrue on the date the respective equity capital contributions were originally made. The total Debentures outstanding, including accrued interest, at June 30, 1998 was $50.7 million. The Company intends to repay the outstanding principal balance of the Debentures plus accrued interest with a portion of the proceeds of the Offering. See "Use of Proceeds," "Certain Transactions--Investments in the Company" and Note 12 of Notes to the Company's Consolidated Financial Statements.

     As of June 30, 1998, the Company had utilized $41.1 million in connection with acquisitions. Cash used by operations totaled $4.5 million and $0.1 million for the period from February 26, 1997 (date of inception) through December 31, 1997 and the six months ended June 30, 1998, respectively.

     On August 31, 1998, the Company entered into the Bridge Loan. The Bridge Loan is secured by substantially all of the Company's assets and contains certain restrictive covenants. The Bridge Loan provides for financing in the amount of $40.0 million, of which $38.0 million was used to finance the Sibson Acquisitions. The Bridge Loan bears interest at the rate of LIBOR plus 450 basis points (10.2% as of August 31, 1998) per annum and matures on February 28, 1999. As of September 1, 1998, $38.0 million was outstanding under the Bridge Loan, which will be repaid with a portion of the net proceeds of the Offering. See "Use of Proceeds" and "Underwriting." Principally as a result of the Bridge Loan, as of June 30, 1998, on a pro forma basis reflecting the Sibson Acquisitions (including the Bridge Loan) as if they had occurred on June 30, 1998, the Company had a working capital deficit of $27.0 million.

     Net cash used in operating activities was $0.1 million for the six months ended June 30, 1998. The primary components of the net cash used in operations were a net loss of $3.6 million, an increase in accounts and notes receivable of $1.7 million, which were partially offset by depreciation and amortization of $0.9 million, an increase in accounts payable and accrued liabilities of $1.7 million, and an increase in accrued interest related to the Debentures of $2.7 million.

     Net cash used in investing activities was $26.2 million for the six months ended June 30, 1998. The primary components of the net cash used in investing activities were (i) the acquisition of SiGMA in January 1998, the acquisition of PTG effective in March 1998, and the acquisition of Pyramid effective in March 1998 totalling $25.8 million, exclusive of $1.5 million of cash acquired and
(ii) expenditures of $0.4 million for
furniture, equipment and leasehold improvements. See Note 1 of Notes to the Company's Consolidated Financial Statements.

     Nextera, through the Acquired Companies, had an aggregate of $8.4 million under credit facilities (collectively, the "Credit Facilities") as of August 31, 1998. Interest rates on the Credit Facilities are based on prime or commercial paper interest rates plus margins varying from 0% to 3%. The Credit Facilities are secured by substantially all of the assets of the applicable borrower. Collectively, on a pro forma basis, $4.3 million was outstanding under the Company's Credit Facilities at June 30, 1998 and bore interest at a weighted average rate of 8.8%. Certain of the Credit Facilities contain restrictive covenants relating to maintenance of financial ratios, operating restrictions, and restrictions of the payment of dividends from certain Acquired Companies to Nextera. However, the Credit Facilities do not restrict the incurrence of indebtedness by Nextera at the parent company level. The Company intends to consolidate these Credit Facilities in a new credit arrangement, however there can be no assurances that such new credit arrangement will be obtained, and if so, when and on what terms.

     The Company believes that the working capital generated from the net proceeds from the Offering, together with available borrowings under the Credit Facilities and cash flow expected to be generated from operations, will be sufficient to finance the Company's currently anticipated capital requirements for at least the next twelve months. There can be no assurance, however, that the Company's actual needs will not exceed anticipated levels or that the Company will generate sufficient net revenues to fund its operations in the absence of other sources. There also can be no assurance that any additional required financing will be available through additional bank borrowings, debt or equity offerings or otherwise, or that if such financing is available, that it will be available on terms favorable to the Company.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems are coded to accept only two digit entries in the date code field. These date code fields need to be modified or upgraded to accept four digit entries to distinguish 21st century dates from 20th century dates. Many organizations are expending significant resources to modify or upgrade their computer systems for such "Year 2000" compliance. These expenditures may result in reduced funds available to purchase the types of services offered by the Company as resources that might otherwise be directed towards the purchase of outside consulting services are utilized for Year 2000 compliance. Any such reduction in the purchase of the types of services offered by Nextera could materially adversely affect the Company's business, operating results and financial condition.

     The Year 2000 issue affects the Company's internal systems, including IT and non-IT systems. Nextera has completed an assessment of its IT systems for Year 2000 compliance. The Company relies upon microprocessor-based personal computers and commercially available applications software. The Company is in the process of upgrading its existing computer software and IT systems. The Company is reviewing its utility systems (heat, light, telephones, etc.) and other non-IT systems for the impact of Year 2000. Additionally, should the Company undertake future acquisitions, the Year 2000 risks that affect the Company can be expected to similarly affect such acquisition candidates. The Company intends to review the systems of all acquisition candidates for Year 2000 compliance. However, the failure to correct a material Year 2000 problem either within the Company, within a vendor or supplier or within an acquisition candidate could result in an interruption in, or a failure of, certain normal business activities or operations of the Company. Such interruptions or failures could materially adversely affect the Company's business, operating results and financial condition.

     The Company depends on smooth and timely interactions with its vendors, clients and other third parties. Any unexpected costs or disruption in the operations or activities of such vendors, clients or other third parties as a result of Year 2000 compliance issues within such entities could materially adversely affect Nextera's business, operating results or financial condition. The Company intends to take continuous steps to identify Year 2000 problems related to its vendors and to formulate a system of working with key third-parties to understand their ability to continue providing services and products through the change to Year 2000. The

Company intends to work directly with its key vendors, including financial institutions and utility-providers, and partner with them if necessary, to avoid any business interruptions.

     The Company believes the most likely worst case scenario related to Year 2000 risks is a material business interruption that leads to client dissatisfaction and the termination of a project or projects by dissatisfied clients. Such an interruption in services could occur due to a breakdown in any number of the Company's computer systems and applications and non-IT systems, or the systems of third-parties. Examples are failures in the Company's application software, computer chips embedded in equipment, supply of materials from its suppliers, or lack of adequate telecommunications, power, or other utilities. Any such failure could prevent the Company from being able to deliver its services as expected, which could materially adversely affect the Company's business, operating results and financial condition.

     The cost of the Company's Year 2000 compliance assessment and upgrade is being funded from current operations. As of August 31, 1998, the cost to the Company of its Year 2000 identification, assessment, remediation and testing efforts, as well as currently anticipated costs to be incurred by the Company with respect to Year 2000 issues of third parties, was expected to be less than $100,000. Because of the uncertainty associated with Year 2000 failures, it is not possible at present to quantify the cost of corrective actions. The Company will continue to consider the likelihood of a material business interruption due to the Year 2000 issue, and, if necessary, implement appropriate contingency plans. Since the Company has adopted a plan to address these Year 2000 issues, it has not developed a comprehensive contingency plan should these issues fail to be completed successfully or in their entirety. However, if the Company identifies significant risks or is unable to meet its anticipated timeline, the Company will develop contingency plans as deemed necessary at that time. There can be no assurance that unexpected Year 2000 compliance problems of either the Company or its vendors, customers and service providers will not materially adversely affect the Company's business, operating results and financial condition.

     The Company has in the past and may in the future perform services related to the planning, implementation and testing of Year 2000 compliance work for its clients. Failure to timely or accurately perform these services could cause a client to experience failures of one or more key systems or result in miscalculations causing material disruptions of one or more of a client's operations, including an inability to process transactions or engage in business activities. Disruptions in a client's operations and the variability of definitions of "compliance" with the Year 2000 could lead to lawsuits against the Company. The outcome of such lawsuits and the impact on the Company are not estimable at this time. A claim for product or service liability brought against Nextera related to its Year 2000 consulting could result in substantial cost to the Company and divert management's attention from Nextera's operations, which could materially adversely affect the Company's business, operating results and financial condition.

RECENT ACCOUNTING PRONOUNCEMENTS

     During 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("Statement 130"). The Company will adopt the provisions of Statement 130 during fiscal year 1998. At that time, the Company will be required to disclose comprehensive income. Comprehensive income is generally defined as all changes in members' equity (deficit) exclusive of transactions with owners such as capital investments and dividends.

     In June 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information ("Statement 131"), which is required to be adopted for years beginning after December 15, 1997. Management of the Company believes that they operate in only one segment and accordingly does not expect the adoption of Statement 131 to have a material impact on the Company's financial statement disclosures.

                                    BUSINESS

THE COMPANY

     Nextera Enterprises, Inc. provides leading-edge consulting services focused on business strategy, operations improvement, organizational design and IT primarily to Fortune 500 and other multinational companies. The Company provides services in four practice areas, which enables it to offer a broad range of complementary services that assist clients in achieving enhanced business performance by anticipating and addressing their complex, multi-disciplinary consulting needs. Nextera helps organizations redefine the way in which existing work is conducted or new businesses and markets are entered by redesigning operational processes and business practices, defining and managing major change initiatives, and using emerging information technologies (such as web-based technologies and electronic commerce) to support these new strategic approaches.

     The Company's portfolio of practice areas includes Business Research Services, Strategic Management Services, Human Capital Services, and Business Performance Solutions. The Business Research Services practice provides in-depth and forward-looking analyses of business challenges, frameworks, and innovative business practices. The Strategic Management Services practice helps organizations set and pursue their goals and develop the ability of senior management to proactively refine and manage business strategies, action plans, and core competencies as these goals are implemented throughout the organization. The Human Capital Services practice assists clients to implement organizational and strategic changes established by senior management through all levels of the organization. The Business Performance Solutions practice helps organizations solve complex operational issues through major business transformation programs, redesigned business processes, best practices adaptation, and the use of emerging technologies such as web-based technologies and electronic commerce for high impact business process support systems and knowledge management systems.

     Nextera's flexible delivery model, which is designed to bring together required expertise from its portfolio of practice areas, enables it to provide timely and unbiased perspectives on clients' enterprise-wide management problems and to cost-effectively implement multi-disciplinary solutions. The Company's breadth of expertise enables it to deliver services initially in any of its four practice areas and offers opportunities to expand the scope of its engagements to include complementary or follow-on services in other practice areas. The Company provides its services across a broad spectrum of industries, including communications, consumer products and services, entertainment, financial services, health care, insurance, manufacturing, professional services, retail and technology. Representative clients include The Chubb Corporation, International Business Machines Corporation, Levi Strauss & Co., Mead Johnson & Company, National Broadcasting Company, Inc. and SmithKline Beecham, PLC.

     The Company was founded in February 1997 by executives with extensive experience at major consulting firms and industry-leading companies. The Company has focused on building its portfolio of practice areas through selective acquisitions and, to a lesser extent, internal growth to provide a balanced perspective on the problems and issues facing its clients in today's competitive environment. As of August 31, 1998, Nextera had 496 employees, including 355 consultants.

INDUSTRY BACKGROUND

     Change is one of the most important factors driving demand for professional consulting services. Increased competition, deregulation, globalization, technological advances, and evolving organizational models are leading to changes in the business environment. Traditional barriers to competition are becoming less effective in protecting competitive positions. Regulatory changes have led to increased competition both from within industries and from new entrants from other market sectors. Commercial activity is becoming increasingly global, requiring consideration of both domestic and international operations in strategic decision-making and resource utilization. With the advent of the Internet and electronic commerce, technology is increasingly being used in a variety of innovative, strategic ways to create new products and services, open new sales and marketing channels, and reduce costs and time-to-market for products and services. Moreover, business and IT strategies continue to converge as organizations recognize that technology can create new business opportunities as well as support existing business. In response to these challenges and opportunities, organizations are altering traditional approaches to overall strategy, business processes, organizational design, and the use of IT.

     Many organizations lack the skilled personnel, technical capabilities, and time necessary to formulate strategies and implement changes needed to benefit from these new challenges and opportunities. In addition, organizations must continually keep pace with new technological and competitive developments, which further strain internal resources. Moreover, organizations expect timely and substantial economic returns from their investments in strategic initiatives and organizational change. As a result, many organizations are increasingly retaining third-party professionals for help and expertise.

     Demand for professional consulting services is expected to grow rapidly. According to an industry source, the worldwide market for professional consulting services is estimated to have been $46.3 billion in 1997, and is projected to increase to $88.5 billion in 2002. It is estimated that the worldwide market for strategy and business consulting services will grow at an annual rate of 12%, from $19.9 billion in 1997 to $34.9 billion in 2002. The worldwide market for IT consulting is estimated to grow at an annual rate of 14%, from $12.7 billion in 1997 to $24.8 billion in 2002. It is estimated that the worldwide market for custom application development and integration will grow at an annual rate of 15%, from $13.7 billion in 1997 to $28.8 billion in 2002. Moreover, the Company believes that the professional consulting services industry is highly fragmented and will experience consolidation as service providers seek to expand and enhance service to clients.

     Professional consulting services have traditionally been focused on issues of business strategy, operations improvement, organizational design, and IT consulting. Historically, consulting service providers have offered services focusing on one or two of these issues and few providers have had the breadth of expertise or balanced approach to providing services to address effectively multi-disciplinary business problems. For example, service providers oriented around strategy formulation and market assessment often provide some expertise in addressing operational or organizational issues, but typically do not address IT issues or opportunities.

     Given the rapidly changing nature of today's business environment, traditional approaches do not provide the broad perspective or range of expertise required for a comprehensive examination of the causes of business problems. Consequently, consulting service providers employing traditional approaches do not offer the types of balanced and integrated solutions critical to solving the multi-disciplinary problems that organizations currently face. In order to solve such problems, organizations are demanding that third-party service providers have experience in a breadth of practice areas. For example, organizations increasingly seek assistance not only to formulate strategy, but also to implement strategic processes that support ongoing strategic decision-making. As a result, organizations now demand highly-participative, fact-driven strategic management processes that focus on strategic objectives and explicitly link business processes, human capital, and IT strategies.

NEXTERA ADVANTAGE

     Through its portfolio of practice areas, Nextera offers a broad range of complementary services that assist clients in achieving enhanced business performance by anticipating and addressing their complex, multi-disciplinary consulting needs. The Company helps organizations develop dynamic business strategies, redesign operational processes, and enhance organizational effectiveness needed to achieve their visions and goals. The Company's flexible delivery model, which is designed to bring together required expertise in business strategy, operations improvement, organizational design, and IT consulting, enables Nextera to solve its clients' enterprise-wide management problems and deliver results which are timely and cost-effective. The key elements of Nextera's advantage include:

     Portfolio of Complementary Practice Areas. Through its portfolio of four practice areas--Business Research Services, Strategic Management Services, Human Capital Services, and Business Performance Solutions--the Company addresses its clients' needs from varying perspectives and draws on its experience from each to provide multi-disciplinary services to its clients. Nextera utilizes this balanced perspective to help clients identify and examine business problems and to develop and implement the strategic, operational, and organizational responses needed to solve such problems and sustain performance improvement. As a result, the Company, with its balanced perspective, offers objective and independent services which are valued by organizations.

     Experience and Expertise. Nextera's experience within industries and practice areas enables its consultants to more fully and rapidly understand their clients' businesses and the competitive industry environments in which they operate. The Company's senior consulting executives average more than 20 years of consulting or industry experience and have all held senior level positions in large organizations with management responsibility for large numbers of consultants. Of the Company's consultants, 54% have more than 10 years of consulting, technical or industry experience and 52% have either doctorate or master's degrees.

     Long-term Client Relationships. The Company has established long-term relationships with numerous clients, many of whom are Fortune 500 companies. Through these relationships, the Company gains in-depth knowledge of its clients' businesses and industries, which facilitates the Company's identification of other complementary services and the ability to offer timely services to these clients. As a result of these long-term relationships, the Company has amassed significant expertise in a wide range of industries, including the financial services, health care, utilities, and manufacturing industries.

     Flexible Delivery Model. Nextera's flexible delivery model enables it to provide timely and unbiased perspectives on client problems and implement multi-disciplinary solutions. Initially, the Company is able to deliver services in any of its practice areas and then expand the scope of its engagements to include complementary or follow-on services in other practice areas. Nextera delivers its services through Client Service Teams with the support of Affinity Groups. For each engagement, Nextera establishes a Client Service Team managed by a senior-level client service director and comprised of consultants who are selected to provide the appropriate combination of industry experience, functional expertise, and geographic coverage. Client service teams enhance overall client satisfaction by enabling the senior-level client service director to provide a single point of contact for the client and the overall team to take a multi-disciplinary approach to engagements. Client Service Teams are supported by Affinity Groups, which are comprised of individuals from across the Company's practice areas as well as third-party practitioners. Affinity Group members draw from their respective client work, industry experience, and expertise to share knowledge and experiences and develop methodologies and tools used in the delivery of services.

     Proprietary Information System and Scaleable Infrastructure. Nextera has developed and is expanding its proprietary information system that facilitates synergies across its practice areas. The foundation of the Company's IT infrastructure, Nextnet, provides the backbone and architecture for a collection of integrated applications accessed through a common, web-based user interface. Nextera's information system enables it to share business information and knowledge among its consultants and to effectively manage its corporate resources. Nextnet provides an interactive environment through which defined groups, including Client Service Teams, can collaborate to solve complex client problems. In addition to its information system, Nextera's infrastructure incorporates recruiting, staff development and deployment, collaborative marketing initiatives, sharing of intellectual capital, and enterprise management systems. The Company believes that this scaleable infrastructure has the capacity to support the Company's growth plans for the foreseeable future.

     Nextera Culture. The Company emphasizes professionalism, independence, and objectivity among its consultants, and believes that these attributes are reflected in the quality of the services it provides to its clients. Nextera encourages teamwork and knowledge sharing to foster the professional growth of its consultants and enhance the delivery of services to clients. The Company seeks to sustain high retention rates for consultants achieved by the Acquired Companies by retaining certain key cultural elements of each Acquired Company. Toward this end, Nextera's compensation and incentive programs are designed to give all consultants the ability to become equity participants in the Company. Stability among the Company's consultants leads to consistency in the composition of Client Service Teams and a reduced learning curve on new projects for existing clients.

GROWTH STRATEGY

     The Company's objective is to be a leading provider of consulting services in its four practice areas. The key elements of the Company's growth strategy include:

     Expand Service Offerings through Selective Acquisitions. Nextera intends to continue to take advantage of the highly fragmented nature of the consulting industry by acquiring select complementary consulting businesses. The Company is developing its business around its practice areas and intends to broaden and enhance its substantive expertise, service offerings, and geographic coverage through strategic acquisitions. For example, to capitalize on the growth in electronic commerce, the Company intends to evaluate potential acquisitions designed to strengthen its capabilities in this area. From time to time, the Company may also evaluate selective potential acquisitions outside these practice areas if justified by client needs and market demand.

     Leverage Cross-selling Opportunities. Nextera intends to provide additional services and expand the scope of engagements during delivery to include follow-on complementary activities. The Company believes that its integrated approach to its portfolio of practice areas and its ability to cross-sell will significantly enhance its ability to establish, sustain, and expand relationships with clients. The Company's close working relationship with its clients affords it the opportunity to become aware of, and to help define, additional project opportunities and to market additional capabilities to its clients. Client service opportunities are disseminated and coordinated on-line through Nextera's Business Development System, a proprietary Nextnet application providing company-wide access and the identification and sharing of sales, marketing, and other business data.

     Attract and Retain Key Personnel. The Company intends to attract and retain consultants who will enhance and complement the Company's service capabilities by fostering a creative, innovative, collaborative work environment and through competitive compensation and incentive programs. Nextera has a national recruiting program aimed at hiring entry-level consultants as well as consultants with experience at major management consulting firms, IT and process consulting firms, technology companies, and from the industries that the Company serves. Nextera's broad client base and flexible delivery model provide its consultants diverse client experiences for professional growth. The Company offers its consultants the opportunity to become equity participants in the Company and has implemented policies and programs designed to accommodate individual needs. For example, Nextera employs a "virtual office" concept to provide travel and relocation flexibility where appropriate.

     Market the Nextera Brand Name. Nextera intends to continue to build a common identity for the services it provides under the Nextera brand name. The Company actively promotes its name and capabilities through its sales and marketing activities. The Company believes that using a common brand name for its services enhances its visibility and recognition in the market and improves its ability to compete for new and expanded business. Nextera also believes that its association with Knowledge Enterprises and Knowledge Universe will increase the Company's market exposure and provide prospective client contacts and other business opportunities.

     Expand International Presence. The Company intends to expand its international presence through the growth of existing practices and selective acquisitions of complementary consulting businesses in international markets. The Company believes that clients will increasingly demand a global presence from consulting service providers and Nextera intends to expand internationally to participate in the market for global consulting services and to generate new opportunities. Nextera's geographic priority is to expand its service offerings in Europe within the Company's existing portfolio of practice areas.

SERVICE OFFERINGS

     The Company's portfolio of practice areas enables it to provide a breadth and balance of services to its clients. By offering clients a combination of business strategy, operations improvement, organizational design, and IT consulting services, Nextera helps clients identify and examine business problems and develop and implement the strategic, organizational, and operational initiatives needed to solve such problems and sustain performance improvement. Each of the Company's practice areas has a well-articulated perspective that not only addresses its own particular service offerings, but also promotes the logical flow of consulting services from research to strategy to implementation and IT processes.

     For example, the Business Research Services practice area provides analyses which often demonstrate the need for organizations to develop a business strategy to proactively respond to new competitive challenges. The Strategic Management Services practice area assists organizations in developing such business strategy that can be interactively managed throughout the organization. In order to successfully implement such business strategy, the Human Capital Services practice area provides innovative services to address the need for flexible and leverageable organizational structures. Finally, the Business Performance Solutions practice area develops the creative business processes and technology-enabled solutions that are designed to yield the desired results.

     The Company's four practice areas are as follows:

      Business Research Services. The Company provides in-depth and forward-looking analyses of business challenges, relevant business frameworks, and innovative business practices. This analysis and commentary gives clients an early understanding of innovative yet practical ways to increase their competitive strengths. Nextera combines the expertise of its consultants with that of clients, third-party practitioners, and academics to provide focused research on issues of client concern, including strategic management, product development, demand chain management, supply chain management, customer relationship management, human capital development, and knowledge management. To date, the Company has published two research reports and commenced its first multi-client study. Nextera intends to expand its research services to include additional publications, multi-client studies, conferences, and electronic information services.

      Strategic Management Services. The Company assists organizations in developing, refining, and implementing successful business strategies. Nextera works with the senior management of a client to develop multiple probable scenarios based on external market conditions as well as current and potential operational capabilities. Through the use of IT, the Company conducts analyses of such information, assesses alternative strategies, and provides a basis for consensus building. For example, a major regional bank, faced with significant market discontinuity resulting from bank consolidations and the emergence of new competitors, sought Nextera's assistance to determine strategies for future growth. Through an analytically rigorous scenario planning process, the Company helped its client decide to acquire a leading competitor and invest in emerging business opportunities that could be critical to the client's future growth. As a result of this new strategy, this client has strengthened its leading regional market position.

      Human Capital Services. Nextera helps clients invest in and gain leverage from their human capital by identifying the impact on their workforce of various strategies. The Company also assists in developing new organizational designs by establishing programs for personnel selection, recruitment, development, and succession, identifying the drivers of business performance, and helping organizations achieve critical focus from their workforce through programs to enhance "business literacy." The Company also helps clients communicate and implement organizational changes designed to respond to new opportunities or competitive threats and establish reward programs for broad employee groups, managers and executives. For example, when a leading defense contractor transitioned its market focus from government clients to commercial clients, it experienced uneven earnings across diversified business units. Nextera assisted in establishing corporate and business unit goals focused on sustaining profitable growth and enhancing shareholder value. In addition, the Company helped design short- and long-term incentives for the client's senior managers that were based on the expected contribution of their individual areas of responsibility.

      Business Performance Solutions. Nextera helps organizations solve complex operational issues through major business transformation programs, redesigned business processes, best practices adaptation, and the use of emerging technologies for high impact business process support systems and knowledge management systems. The Company develops custom solutions that employ electronic commerce and web-based technologies to redefine clients' processes for customer service, new product development, and channel expansion. For example, Nextera assisted a leading health care insurer in redesigning its process for developing customized health care benefit plans in order to reduce operating costs while maintaining or improving product quality and service delivery. As a result of the Company's analysis, this client implemented Core Knowledge, Nextera's proprietary automated system, to capture, organize, and process health care information and provide a framework for the development of new health care plans customized to meet the specifications of the client's customers. Core Knowledge uses object-oriented technology to facilitate the creation and reuse of modules which can be easily accessed and modified in the development and deployment of new health care plans. The Company believes that these Core Knowledge applications will enable the client to improve accuracy, enhance product delivery, and significantly reduce costs.

     The following chart illustrates the Company's portfolio of practice areas:
                                 Practice Areas

                                           BUSINESS       STRATEGIC         HUMAN          BUSINESS
                                           RESEARCH       MANAGEMENT       CAPITAL       PERFORMANCE
                                           SERVICES        SERVICES        SERVICES       SOLUTIONS
Nextera Business Research............         O
Planning Technologies Group..........                         O                               X
Sibson...............................                         X               O               X
Symmetrix Consulting Group...........                         X               X               O
SiGMA Consulting Group...............                         X               X               O
Pyramid Consulting Group.............                                         X               O

          O  Primary Business Focus       X  Secondary Business Focus

                             [Practice Areas Chart]

ACQUISITIONS

     Since inception, the Company has made the following acquisitions:

        Symmetrix, Inc. Symmetrix was founded in 1985 and acquired by the Company effective July 30, 1997. Through Symmetrix, the Company offers enhanced services in acquisition due diligence, customer profitability, IT strategy assessment, and the design, construction, and deployment of complete business systems. Symmetrix primarily offers its services to the financial services, health care, insurance, and utilities industries. Symmetrix is located in Lexington, Massachusetts.

        SiGMA Consulting, LLC. SiGMA commenced operations in 1991 and was acquired by the Company effective January 5, 1998. Through SiGMA, the Company offers consulting services focusing on change management and helping organizations improve core business processes, including product development, manufacturing and distribution, sales, and enterprise management. SiGMA primarily offers its services to the manufacturing, high technology, entertainment, and transportation industries. SiGMA, which employs a "virtual office" concept for its consultants, maintains an office in Rochester, New York and a development center in Boston, Massachusetts.

        The Planning Technologies Group, Inc. PTG was founded in 1990 and acquired by the Company effective March 31, 1998. Through PTG, the Company offers strategy formulation, strategic planning process design, and business process assessment and redesign services. PTG primarily offers its services to the health care, insurance, financial services, consumer products, manufacturing, and high technology industries. PTG is located in Lexington, Massachusetts.

        Pyramid Imaging, Inc. Pyramid was founded in 1993 and acquired by the Company effective March 31, 1998. Through Pyramid, the Company offers consulting services focused on providing technology-based solutions within the areas of knowledge management, electronic commerce, customer management, and human capital management. Pyramid primarily offers its services to the investment banking and brokerage, investment management, commercial and retail banking, insurance, utility, and high technology industries. Pyramid is located in San Francisco, California and maintains an office in New York, New York.

        Sibson & Company, L.P. and Sibson Canada, Inc. Sibson & Company, L.P. and Sibson Canada, Inc. were founded in 1959 and 1993, respectively, and acquired by the Company effective August 31, 1998. Through Sibson, the Company provides human capital consulting services offering human resource strategies, outsourcing assessments, organizational designs, rewards and incentives programs, performance management processes and systems, and executive coaching services. The Company also serves sales and marketing organizations with sales strategy, selling process, sales channel, and selling effectiveness consulting. Sibson primarily offers its services to the health care, financial services, professional services, consumer products, and high technology industries. Sibson is located in Princeton, New Jersey, and Toronto, Canada and maintains offices in New York, New York, Raleigh, North Carolina, Los Angeles, California, Chicago, Illinois, and London, England.

CLIENTS AND REPRESENTATIVE ENGAGEMENTS

     The Company's clients consist primarily of Fortune 500 and other multinational companies. On a pro forma basis, the Company's ten largest clients accounted for approximately 29% and 36% of its net revenues for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, and no clients in either such period accounted for 10% or more of the Company's pro forma net revenues. Nextera has served a broad range of clients, including the following:

ENTERTAINMENT/TECHNOLOGY/   FINANCIAL SERVICES/INSURANCE            PROFESSIONAL SERVICES
COMMUNICATIONS              BancBoston Robertson Stephens Inc.      Ernst & Young LLP
BellSouth Corporation       The Chubb Corporation                   PricewaterhouseCoopers LLP
GTE Corporation             Fleet Financial Group, Inc.
International Business      ING Capital Corporation                 MANUFACTURING
Machines                    Massachusetts Mutual Life Insurance     American Business Products
  Corporation                 Company                               BE Aerospace
National Broadcasting       Metropolitan Life Insurance Company     Rockwell International
Company, Inc.               NationsBanc Montgomery Securities LLC   Corporation
Nelson Information, Inc.    PaineWebber Group Inc.
Scientific-Atlanta, Inc.    Wells Fargo & Company                   HEALTH CARE
                            RETAIL                                  Olsten Corporation
CONSUMER PRODUCTS/SERVICES  Levi Strauss & Co.                      Pfizer Inc
Mead Johnson & Company      Polo Ralph Lauren                       Prudential HealthCare
Qualex, Inc.                                                        SmithKline Beecham, PLC

     Recent representative client engagements include the following:

     Strategic Management Services. A major global insurance and financial services company retained Nextera to develop a new corporate strategy for one of its global businesses and to identify organizational and operational changes needed to enable the client to pursue such new strategy. The Company's consultants worked with the client's management team in a scenario based planning process, which developed multiple probable future scenarios based on external market factors as well as current and potential operational capabilities, and then conducted simulations to test the effectiveness of various strategies against each probable scenario. Using the results of these simulations, the client's management team worked with Nextera to gain consensus on their strategic direction. As a result of this process, the client decided to pursue a strategy of focused growth and diversification, including selective acquisitions. The client then worked closely with Nextera to conduct an organizational alignment analysis, a highly structured process designed to identify opportunities for work reduction and cost savings and to focus an organization on the activities critical to providing the operational and financial leverage necessary to execute the new strategy. The client has estimated that the organizational alignment analysis identified annual cost savings in excess of $100 million, which are expected to provide a financial basis for the implementation of the client's new corporate strategy.

     Human Capital Services. A leading consumer services company retained Nextera to assist in addressing productivity and quality issues which the client believed were hindering customer satisfaction and compressing margins. Turn-around time demanded by customers had shortened and capital costs required in this fast-evolving business made cost management critical. Resulting downward pressure on employee compensation was causing higher employee turnover and the client's management team believed that its ability to hire better qualified employees was being undermined by its compensation structure. Nextera studied quality and productivity performance at 50 of the client's sites and identified the critical points where the workforce had the most leverage over the process. Nextera then helped the client develop employee incentive programs tailored to each facility's process and geared toward the leverage points that could drive productivity, quality, and cost performance in that facility. In addition, Nextera developed a comprehensive communication program to introduce and implement the new programs. The Company believes that the introduction of these programs contributed to improved quality and productivity, decreased employee turnover and absenteeism, and reduced overtime costs.

     Business Performance Solutions. A subsidiary of a Fortune 500 company retained Nextera to redesign its finance function by addressing issues of organizational effectiveness and technology support. Working closely with the client's financial management, the Company clarified the goals and role of the finance function and analyzed the organizational factors and systems critical to achieving such redesign. Nextera initiated a comprehensive solution that modified the finance processes and standardized the client's general ledger and financial reporting requirements. These initiatives were followed by the Company's examination and conversion of the chart of accounts used by various financial subsystems to conform to the new standardized accounting and reporting requirements. Nextera also assisted the client in a broad variety of finance initiatives, including process reengineering and redesign of its enterprise-wide IT architecture. The Company believes that its services have enabled the client to realize efficiencies in the finance function's information collection, analysis and reporting activities.

FLEXIBLE DELIVERY MODEL

     Nextera's flexible delivery model provides clients with the full range of the Company's expertise through a structured multi-disciplinary approach that focuses on the needs and problems of each individual client. The Company's breadth of expertise enables it to deliver services initially in any of its four practice areas and expand the scope of its engagements to include complementary or follow-on services in other practice areas. Nextera delivers its services through Client Service Teams with the support of Affinity Groups. The key elements of Nextera's flexible delivery model are as follows:

     Client Service Teams. For each engagement, Nextera establishes a Client Service Team managed by a senior-level client service director and comprised of consultants who are selected to provide the appropriate combination of industry experience, functional expertise, and geographic coverage. Client service teams enhance overall client satisfaction by enabling the senior-level client service director to provide a single point of contact for the client and the overall team to take a multi-disciplinary approach to engagements. In addition, Client Service Teams increase visibility of potential opportunities and enhance the Company's ability to establish strong relationships with the client's senior executives. As a result, the Client Service Team develops an in-depth understanding of the client's needs and focuses the Company's various service capabilities to meet such needs, providing substantial value to the client. Client Service Teams emphasize the Company's diverse capabilities to clients and regularly cross-market across its practice areas.

     Affinity Groups. Client Service Teams are supported by Affinity Groups, which are comprised of individuals from across the Company's practice areas as well as independent consultants, specialists and academics. Affinity Group members draw from their respective client work, industry experience and expertise to share knowledge and best practices and develop methodologies and tools used in the delivery of services to clients and in the training of the Company's consultants. Affinity Groups utilize Nextnet to facilitate the sharing of information and have formal and informal meetings and discussions. The Company has established Affinity Groups for the financial services, health care, and utilities industries and intends to establish Affinity Groups for other key industry sectors and practice areas as needed.

SALES AND MARKETING

     Nextera employs a variety of business development and marketing techniques to reach prospective clients, including industry seminars featuring presentations by Company personnel, trade press coverage, an Internet site, and authoring of articles and other publications regarding market trends, emerging business challenges and the Company's service offerings. Nextera's marketing leadership team, with members from each of the Acquired Companies, sets the Company's overall marketing priorities and provides oversight to key marketing initiatives. The principal buyers of the Company's services are chief executive officers and other senior executives with organizational policy-making responsibilities.

     Nextera also relies to a significant extent on the efforts of its employees, particularly its senior consulting executives and consultants, to market the Company's services. Nextera employs a "selling practitioner" model in which the Company's senior consulting executives are responsible for identifying and obtaining new business as well as managing client engagements and relationships. Consultants are encouraged to generate business from both existing and new clients and successful efforts are rewarded with increased compensation and promotions. Nextera's close working relationships with many of its clients enable the Company's consultants to become aware of, and to help define, additional project opportunities, thereby facilitating the Company's ability to market additional capabilities to its clients. In pursuing new business, the Company's consultants emphasize Nextera's overall capabilities and experience while also promoting the expertise of the particular employees who will work on the project. In addition, Nextera's senior consulting executives meet with prospective clients and senior managers in organizations where Nextera has worked in the past to make them aware of the Company's capabilities.

MANAGEMENT INFORMATION SYSTEM

     Nextera is investing in Nextnet to improve individual and organizational performance through shared business information and knowledge. Nextnet provides the backbone and architecture for a collection of integrated applications accessed through a common web-based user interface. Nextnet facilitates rapid delivery responsiveness by identifying the most qualified resources available for each client engagement and encourages collaboration around resolution of client problems, increasing quality, and expertise. The Company also utilizes Nextnet to help integrate newly acquired companies into the Company's portfolio of practice areas and rapidly adopt Nextera's business practices and procedures.

     The initial Nextnet application areas are the Nextera Business Development System, the NextHR Employee Management System, and an integrated financial system. The Business Development System, which is updated weekly by engagement managers of each Acquired Company, provides company-wide management of all sales leads and business opportunities and enhances Nextera's ability to set priorities and manage future business. The first release of the NextHR Employee Management System will provide skills and expertise location, staffing requests, and job posting information. A company-wide, third-party financial management system is being implemented and will be integrated with other Nextnet applications.

     In addition to its application focus, Nextnet offers an interactive environment through which user groups can share knowledge throughout the Company. Using Nextnet, members of Client Service Teams and Affinity Groups share timely information, tools, methodologies, and insights, which are delivered to each consultant's personalized home page, creating a focused, interactive environment.

     Nextnet has been developed to have a flexible application architecture capable of expanding and supporting applications in response to the Company's growth and changing needs. A high-performance SQL database drives the data elements of Nextnet, while a full-text search engine enables knowledge management services. Application logic is built using the latest web-development tools, and the applications are delivered through an integrated browser interface.

HUMAN RESOURCES

     Nextera's ability to attract and retain experienced consultants to work on client engagements and to generate new business is a key factor to Nextera's success. As of August 31, 1998, the Company had 496 employees, including 355 consultants.

     Consulting Personnel. Nextera's senior consulting executives have an average of 20 years of consulting or industry experience. Many of these senior consulting executives are nationally recognized as experts in their respective fields, having published articles and lectured extensively. Eight of the Company's senior consulting executives have founded and managed successful management and IT consulting firms. Of Nextera's consultants, 54% have more than 10 years of consulting, technical or industry experience and 52% have either doctorate or master's degrees. This flexibility in staffing engagements enhances Nextera's ability to apply its resources as needed to meet the demands of its clients.

     Recruiting. Nextera seeks to hire consultants who not only have strong analytical skills but also are creative, intellectually curious, and driven to develop expertise in new practice areas and industries. The Company has a national recruiting program aimed at hiring entry-level consultants as well as consultants with experience at major management consulting, IT and process consulting firms, technology companies, and from the industries that Nextera serves. Entry-level consultants are recruited from leading graduate business administration programs and undergraduate IT programs. In connection with its hiring efforts, Nextera employs internal recruiters, retains several executive search firms, and relies on personal and business contacts to recruit experienced consultants.

     Compensation. In order to attract and retain consultants, Nextera offers what it believes to be attractive compensation and benefits packages. Employee compensation is a combination of base salary, bonus opportunity, and equity participation. Consultant bonuses are paid out of bonus pools established for each of the Acquired Companies through an annual operations planning process. A consultant's bonus is based on the consultant's individual contributions and the Acquired Company's performance. See "Management -- Bonus Plans."

     Training and Career Development. The Company has a career enhancement program that offers its consultants career enrichment opportunities and access to individualized training. Career development programs are specific to the needs of each Acquired Company and all employees receive a combination of orientation training, skills enhancement training, mentoring, and periodic briefings. Nextera's flexible staffing methods are supported by its NextHR Employee Management System to provide the Company's consultants with diverse and challenging client experiences.

     Independent Contractors. When necessary, the Company supplements its consultants on certain engagements with independent contractors. The Company believes that its practice of retaining independent contractors on a per-engagement basis provides it with greater flexibility in providing specialized skills and adjusting consultant levels in response to changes in demand for its services. Nextera's Business Research practice also employs third-party practitioners and academics to conduct directed research on key business performance topics.

COMPETITION

     The consulting services industry includes a large number of competitors, is subject to rapid change, and is highly competitive. Nextera believes that the principal competitive factors in the consulting services industry are reputation, industry expertise, analytical ability, service, and price. The Company believes it competes favorably with respect to these factors. Nextera also believes that its ability to compete depends in part on a number of factors outside of its control, including the ability of its competitors to hire, retain and compensate consultants, offer lower-priced services, respond to client requirements, and develop advanced services or technology. Nextera's primary competitors include participants from a variety of market segments, including general management consulting companies, boutique management consulting firms that provide specialized services or focus on certain industries, "Big Five" and other accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, outsourcing companies, and systems integration companies. Many of these competitors have significantly greater financial, technical, and marketing resources, and greater name recognition than Nextera. In addition, many of these competitors have been operating for a significantly longer period of time than the Company and have established long-term client relationships. Nextera also competes with its clients' internal resources, particularly where the resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on Nextera. In addition, Nextera faces intense competition in its efforts to recruit and retain qualified consultants. There can be no assurance that the Company will be able to compete successfully with its existing competitors or any new competitors.

INTELLECTUAL PROPERTY RIGHTS

     The Company's success has resulted, in part, from its analytical templates, application frameworks, software objects and customizable applications. Nextera relies upon a combination of nondisclosure, confidentiality, license and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom the Company licenses intellectual property. In addition, Nextera generally limits the distribution of its proprietary information. There can be no assurance, however, that the steps taken by Nextera to protect its intellectual property will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights or that competitors will not be able to develop similar or functionally equivalent methodologies. Furthermore, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and no assurance can be given that foreign copyright and trade secret laws will adequately protect the Company's intellectual property rights. Although Nextera believes that its services do not infringe on the intellectual property rights of others and that it has all rights necessary to utilize the intellectual property employed in its business, there can be no assurance that Nextera's employees will not misappropriate the intellectual property of others. Accordingly, the Company is subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require the Company to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of asserted infringement. The Company presently holds no patents or registered copyrights.

FACILITIES

     The Company's corporate headquarters is located in Lexington, Massachusetts in a leased facility consisting of approximately 6,900 square feet, under a four-year lease that expires in 2002. The Company also occupies leased office space in Los Angeles, California; San Francisco, California; Chicago, Illinois; Boston, Massachusetts; Lexington, Massachusetts; Princeton, New Jersey; New York, New York; Rochester, New York; Raleigh, North Carolina; Toronto, Canada; and London, England. The Company believes that its existing facilities are adequate to meet its current requirements and that suitable space will be available as needed on terms acceptable to the Company.

LEGAL PROCEEDINGS

     From time to time the Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business, the outcome of which, in the opinion of management, would not have a material adverse effect on the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SENIOR MANAGERS

     The directors, executive officers, and other senior managers of the Company and their respective ages as of November 15, 1998, and positions are as follows:

                      NAME                        AGE                      POSITION
Directors and Executive Officers
Gresham T. Brebach, Jr. ........................  58     President, Chief Executive Officer,
                                                           and Chairman of the Board of Directors
Ronald K. Bohlin................................  46     Chief Operating Officer and Director
Michael P. Muldowney............................  35     Chief Financial Officer
Debra I. Bergevine..............................  48     Vice President, Marketing
Robert F. Staley, Jr............................  45     Chief Technology Officer
Roger Brossy....................................  39     Director and Managing Director, Sibson
Ralph Finerman..................................  63     Director
Steven B. Fink(1)(2)............................  47     Director
Stanley E. Maron(2).............................  50     Director
Michael D. Rose(1)..............................  56     Director
Richard V. Sandler(2)...........................  50     Director

Other Senior Managers
Dwight L. Gertz.................................  47     Managing Director, Symmetrix
Michael Martindale..............................  54     Managing Director, SiGMA
Michael J. Shepherd.............................  35     Managing Director, Pyramid
Mason S. Tenaglia...............................  42     Managing Director, PTG

------------------------------
(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.

     Gresham T. Brebach, Jr. currently serves as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company, positions he has held since its inception. Prior to founding the Company, Mr. Brebach was Executive Vice President of Renaissance Solutions, Inc. from January 1995 to February 1997 and was a self-employed consultant from September 1994 to December 1994. Mr. Brebach was Senior Vice President of Digital Equipment Corporation from March 1993 to August 1994 and a Director of McKinsey & Co., a management consulting firm, from December 1989 to March 1993. In 1988, Mr. Brebach founded ICG, Inc., an IT consulting firm, and operated such firm until it was acquired by McKinsey & Co. in December 1989. Prior to such time, Mr. Brebach was Managing Partner of Andersen Consulting, North America, a leading systems integration and consulting firm, from 1986 to 1988. Mr. Brebach also serves as a director of Aspen Technology.

     Ronald K. Bohlin currently serves as Chief Operating Officer and a Director of the Company, positions he has held since its inception. Prior to founding the Company, Mr. Bohlin was Senior Vice President of Renaissance Solutions from November 1994 to February 1997. Mr. Bohlin was Vice President, Strategic Services of Digital Equipment Corporation from October 1993 to November 1994, Vice President, Corporate Marketing of Analog Devices, Inc. from February 1992 to October 1993, and a Principal of McKinsey & Co. from 1981 to 1992.

     Michael P. Muldowney joined the Company in May 1997 as Vice President, Finance and currently serves as Chief Financial Officer, a position he has held since May 1998. Mr. Muldowney is a certified public accountant and, prior to joining the Company, Mr. Muldowney was Corporate Controller as well as a Principal of Mercer Management Consulting, Inc., ("Mercer"), from 1992 to May 1997, and held various other financial management positions with Mercer from 1989 to 1992. Mr. Muldowney was a Senior Auditor of Marsh & McLennan Companies, Inc. from 1986 to 1989.

     Debra I. Bergevine currently serves as Vice President, Marketing of the Company, a position she has held since April 1997. Prior to joining Nextera, Ms. Bergevine was Director of Marketing & Investor Relations of Renaissance Solutions, Inc. from March 1995 to April 1997. Ms. Bergevine served as Director of Marketing and in various other management capacities with Digital Equipment Corporation from 1980 to 1995.

     Robert F. Staley, Jr. currently serves as Chief Technology Officer of the Company, a position he has held since April 1997. Prior to joining Nextera, Mr. Staley was a Managing Consultant of Renaissance Solutions, Inc. from March 1995 to March 1997. Mr. Staley served as the head of the Database Technology Group of, as well as holding various other managerial and technical positions with, Lotus Development Corporation from 1986 to March 1995.

     Roger Brossy currently serves as a Director of the Company, a position he has held since August 1998. Mr. Brossy was elected as a Director of the Company pursuant to a stockholders agreement. See "Certain Transactions--Stockholders Agreement." Mr. Brossy also serves as Managing Director, Sibson, and has held various management and consulting positions with Sibson since 1985. From 1981 to 1985, Mr. Brossy was a consultant with Hay Associates, a human resources consulting firm.

     Ralph Finerman currently serves as a Director of the Company, a position he has held since August 1998. Mr. Finerman is the President of RFG Financial Group, Inc., a financial consulting firm, a position he has held since 1994. From 1983 to 1994, Mr. Finerman was in private practice as a certified public accountant and attorney.

     Steven B. Fink currently serves as a Director of the Company, a position he has held since its inception. Mr. Fink is Vice Chairman of Knowledge Universe, a position he has held since January 1995, and serves as an officer or director of other privately-held affiliates of Knowledge Universe. From December 1993 to December 1996, Mr. Fink was Vice President of MC Group, an investment advisory and business consulting firm. Mr. Fink was President of East West Capital, an investment advisory firm, from 1989 to December 1993. Mr. Fink is a director of Spring Group, PLC, a business consulting firm.

     Stanley E. Maron currently serves as a Director of the Company, a position he has held since its inception. Mr. Maron also currently serves as a Director of Knowledge Universe. Mr. Maron is a senior partner in the law firm of Maron & Sandler, a Professional Corporation, which was formed in September 1994. Mr. Maron specializes in corporate and tax law. Prior to forming Maron & Sandler, Mr. Maron was a senior partner of Buchalter, Nemer, Fields & Younger, a law firm, which he joined as an associate in 1975.

     Michael D. Rose currently serves as a Director of the Company, a position he has held since October 1998. Mr. Rose also currently serves as a director of Knowledge Universe. Mr. Rose served as Chairman of the Board of Directors of Promus Hotel Corporation from April 1995 through December 1997 and has continued to serve as a Director since December 1997. Mr. Rose was Chairman of the Board of Directors of Harrah's Entertainment, Inc. from June 1995 to December 1996. From November 1989 to June 1995, Mr. Rose was Chairman of the Board of Directors of The Promus Companies, Incorporated and also served as its Chief Executive Officer from November 1989 to April 1994. Mr. Rose is also a Director of Ashland Inc., First Tennessee National Corporation, General Mills, Inc., Stein Mart, Inc., FelCor Lodging Trust, Inc., ResortQuest International, Inc. and Darden Restaurants, Inc.

     Richard V. Sandler currently serves as a Director of the Company, a position he has held since its inception. Mr. Sandler also currently serves as President of EDU. Mr. Sandler is a senior partner in the law firm of Maron & Sandler, a Professional Corporation, which was formed in September 1994. Mr. Sandler specializes in general securities and business law. Prior to forming Maron & Sandler, Mr. Sandler was a partner of Victor & Sandler, a law firm.

     Dwight L. Gertz currently serves as Managing Director, Symmetrix and has held various management positions with Symmetrix since October 1, 1996. Prior to joining Symmetrix, Mr. Gertz served as Vice-President of Mercer from December 1993 through October 1996, where Mr. Gertz managed Mercer's Boston office. From June 1993 through November 1993, Mr. Gertz was a sales and marketing consultant to Kinetic Dispersion, Inc., an industrial machinery manufacturer.

     Michael Martindale currently serves as Managing Director, SiGMA and has held various management positions with SiGMA since 1991. Prior to co-founding SiGMA, Mr. Martindale held various management positions with Rank Xerox and Xerox Corporation from 1979 to 1991.

     Michael J. Shepherd currently serves as Managing Director, Pyramid and has held various management positions with Pyramid since January 1993. Prior to co-founding Pyramid, Mr. Shepherd held various management positions with Andersen Consulting and Booz Allen & Hamilton, a business consulting firm.

     Mason S. Tenaglia currently serves as Managing Director, PTG and has held various management positions with PTG since 1990. Prior to co-founding PTG, Mr. Tenaglia was Sr. Vice President of MicroMentor, Inc., a consulting and executive development firm, from 1986 to 1989.

BOARD OF DIRECTORS

     The Company's Certificate of Incorporation and its Bylaws provide that the Company's Board of Directors will consist of not less than seven nor more than thirteen members, the exact number to be fixed from time to time by resolution adopted by the directors of the Company. The Board of Directors currently consists of seven directors. Directors will be elected by the holders of Class A Common Stock and Class B Common Stock voting together as a class with the holders of Class A Common Stock entitled to one vote per share and the holders of the Class B Common Stock entitled to ten votes per share. See "Risk Factors-- Control by Knowledge Enterprises, Inc." and "Description of Capital Stock." Pursuant to the Stockholders Agreement, dated as of August 31, 1998 (the "Stockholders Agreement"), the stockholders of the Company prior to the Offering agreed to vote their shares of Common Stock to elect Sibson's manager or senior managing principal to the Board of Directors. Mr. Brossy was elected to the Board of Directors pursuant to the Stockholders Agreement.

BOARD COMMITTEES

     Audit Committee. The Board of Directors has established an audit committee (the "Audit Committee") consisting of Messrs. Fink, Maron, and Sandler. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Board of Directors has established a compensation committee (the "Compensation Committee"), consisting of Messrs. Fink and Rose. The Compensation Committee determines compensation for the Company's senior executive officers and administers the 1998 Equity Participation Plan.

     The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are Messrs. Fink and Rose. There are no Compensation Committee interlocks.

DIRECTOR COMPENSATION

     Directors are reimbursed for all expenses incurred in connection with attendance at Board of Directors and Committee meetings, but do not otherwise receive any compensation for services as a director. Following the Offering, Nextera intends to evaluate director compensation and may implement a more extensive program for directors who are not employed by the Company.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued for the period from February 26, 1997 through December 31, 1997 for the Company's Chief Executive Officer and its four other most highly compensated executive officers whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                                  ANNUAL              SECURITIES
                                                               COMPENSATION           UNDERLYING
                                                           --------------------        OPTIONS
                                                            SALARY      BONUS      (# OF SHARES)(1)
Gresham T. Brebach, Jr...................................  $611,837(2) $100,000             --
Chief Executive Officer
Ronald K. Bohlin.........................................   362,509(3)   65,000             --
Chief Operating Officer
Michael P. Muldowney.....................................   116,666      24,000             --
Chief Financial Officer
Debra I. Bergevine.......................................   113,333      18,000             --
Vice President, Marketing
Robert F. Staley, Jr.....................................   124,924      20,000         60,000
Chief Technology Officer

------------------------------
(1) All options are for Class A Common Stock.
(2) Includes $     consisting of guaranteed bonus amounts earned in 1997.
(3) Includes $     consisting of guaranteed bonus amounts earned in 1997.

BONUS PLANS

     As a key component of the annual compensation program, the Company has implemented a bonus plan designed to recognize individual and Acquired Company performance. The bonus plan is funded by the performance of each Acquired Company (other than Sibson) and is intended to complement base compensation while providing incentive and recognition for exceptional individual and team efforts in meeting and exceeding such Acquired Company's operating targets. All employees with three months or more of service are eligible to participate. Employee target bonus percentages range from 10% to 50% of the individual's base salary, dependent on their classification. Bonus calculations are dependent upon an employee's target bonus percentage, individual performance rating, annualized service as well as the final performance of the applicable Acquired Company.

     Sibson & Company, LLC, a subsidiary of the Company ("Sibson LLC") has established an Annual Incentive Plan, the principal purpose of which is to attract and motivate the principals and certain employees of Sibson LLC by providing them with the opportunity to participate in Sibson LLC's success. Bonus awards under the plan are distributed semi-annually or annually to the participants from an award pool based upon the performance of the individual participant and Sibson LLC during such semi-annual or annual period and the target bonus award for the participant as established by Sibson LLC management. This plan provides for an annual award pool based on Sibson LLC's financial performance and is administered by Sibson LLC management, subject to the Company's approval with respect to the establishment of performance criteria for the individual participants and Sibson LLC.

OPTION GRANTS

     The following table summarizes individual grants of options to purchase Class A Common Stock granted during the period from February 26, 1997 through December 31, 1997 to the Named Executive Officers.

                          STOCK OPTION GRANTS IN 1997

                                               INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            -------------------------------------------------------        VALUE AT ASSUMED
                            NUMBER OF                                                    ANNUAL RATES OF STOCK
                            SECURITIES    PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                            UNDERLYING   OPTIONS GRANTED TO   EXERCISE                      OPTION TERM(1)
                             OPTIONS        EMPLOYEES IN       PRICE     EXPIRATION   ---------------------------
           NAME              GRANTED        FISCAL 1997        ($/SH)       DATE           5%            10%
Gresham T. Brebach, Jr....        --              --              --            --         --             --
Ronald K. Bohlin..........        --              --              --            --         --             --
Michael P. Muldowney......        --              --              --            --         --             --
Debra I. Bergevine........        --              --              --            --         --             --
Robert F. Staley, Jr......

------------------------------
(1) The potential realizable values are based on an assumption that the stock price of the Company's Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The Board of Directors has determined that the fair market value of the Company's Class A Common Stock on the date of grant was $0.20 per share. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Class A Common Stock, nor do they give effect to any actual appreciation in the Class A Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall stock market conditions.

                       FISCAL YEAR-END OPTION VALUE TABLE

     None of the Named Executive Officers exercised any Company options during the period from February 26, 1997 to December 31, 1997. The following table sets forth certain information with respect to the value of the options as of December 31, 1997 held by the Named Executive Officers.

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                          OPTIONS(#)              AT FISCAL YEAR END($)(1)
                                                 ----------------------------   ----------------------------
                     NAME                        EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
Gresham T. Brebach, Jr.........................      --            --                --             --
Ronald K. Bohlin...............................      --            --                --             --
Michael P. Muldowney...........................      --            --                --             --
Debra I. Bergevine.............................      --            --                --             --
Robert F. Staley, Jr...........................

------------------------------
(1) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at December 31, 1997 of $0.25 as determined by the Board of Directors.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Gresham T. Brebach, Jr. dated March 3, 1997 (the "Brebach Agreement"). The Brebach Agreement provides for a term of three years. Such term may be extended for an additional period of two years with 90 days written notice prior to the expiration of the initial term. Pursuant to the Brebach Agreement, Mr. Brebach is employed as the Company's Chief Executive

Officer and receives a minimum annual base salary of $500,000, a guaranteed annual bonus of $150,000, and an additional annual bonus of up to one-third of his base salary, in an amount to be determined by the Board of Directors of the Company, as well as benefits under the Company's benefit plans. Pursuant to the Brebach Agreement, Mr. Brebach purchased Class A Common Units of NEH at an aggregate purchase price of $40,000 (which units were ultimately converted into
        shares of Class A Common Stock and       shares of Class B Common
Stock), subject to the Company's right to repurchase at original cost up to (i) 80% of such interests in the event Mr. Brebach is terminated or leaves the employ of the Company prior to one year after commencement of employment, (ii) 60% of such interests in the event Mr. Brebach is terminated or leaves the employ of the Company after one year but prior to two years after commencement of employment, (iii) 40% of such interests in the event Mr. Brebach is terminated or leaves the employ of the Company after two years but prior to three years after commencement of employment, and (iv) 20% of such interests in the event Mr. Brebach is terminated or leaves the employ of the Company after three years but prior to four years after commencement of employment. The Company's right to repurchase any portion of Mr. Brebach's interests in the Company shall terminate if Mr. Brebach leaves the employ of the Company prior to March 3, 2000 for any reason other than death, disability, cause, voluntary termination, or if the Company elects not to extend the term past March 3, 2000. The Brebach Agreement also provides that in the event the Company terminates Mr. Brebach's employment, other than for cause, retirement, disability or death, the Company shall (i) pay Mr. Brebach the balance of his base salary to which he would have been entitled to receive through the end of the then applicable term and (ii) continue to provide benefits upon the same terms and conditions then in effect on the date of termination through the then applicable term or until Mr. Brebach is employed elsewhere. The Brebach Agreement provides that a change of control of the Company shall have no effect on Mr. Brebach's financial interests pursuant to the Brebach Agreement. Mr. Brebach is also subject to noncompetition, nondisclosure, post-employment cooperation, and nonsolicitation covenants.

     The Company has an employment agreement with Ronald K. Bohlin dated April 1, 1997 (the "Bohlin Agreement"). The Bohlin Agreement provides for an initial term of three years. Such initial term may be extended for an additional period of two years with 90 days written notice prior to the expiration of the initial term. Pursuant to the Bohlin Agreement, Mr. Bohlin is employed as the Company's Chief Operating Officer and receives a minimum annual base salary of $350,000, a guaranteed annual bonus of $100,000, and an additional annual bonus of up to 25% of his base salary, in an amount to be determined by the Board of Directors of the Company, as well as benefits under the Company's benefit plans. Pursuant to the Bohlin Agreement, Mr. Bohlin purchased Class A Common Units of NEH at an aggregate purchase price of $20,000 (which units were ultimately converted into
        shares of Class A Common Stock and       shares of Class B Common
Stock), subject to the Company's right to repurchase at original cost up to (i) 80% of such interests in the event Mr. Bohlin is terminated or leaves the employ of the Company prior to one year after commencement of employment, (ii) 60% of such interests in the event Mr. Bohlin is terminated or leaves the employ of the Company after one year but prior to two years after commencement of employment,
(iii) 40% of such interests in the event Mr. Bohlin is terminated or leaves the employ of the Company after two years but prior to three years after commencement of employment, and (iv) 20% of such interests in the event Mr. Bohlin is terminated or leaves the employ of the Company after three years but prior to four years after commencement of employment. The Company's right to repurchase any portion of Mr. Bohlin's interests in the Company shall terminate if Mr. Bohlin leaves the employ of the Company prior to April 1, 2000 for any reason other than death, disability, cause, voluntary termination, or if the Company elects not to extend the term past April 1, 2000. The Bohlin Agreement also provides that in the event the Company terminates Mr. Bohlin's employment prior to April 1, 2000, other than for cause, retirement, disability or death, the Company shall (i) pay Mr. Bohlin the balance of his base salary to which he would have been entitled to receive through the end of the then applicable term and (ii) continue to provide benefits upon the same terms and conditions then in effect on the date of termination through the then applicable term or until Mr. Bohlin is employed elsewhere. The Bohlin Agreement provides that a change of control of the Company shall have no effect on Mr. Bohlin's financial interests pursuant to the Bohlin Agreement. Mr. Bohlin is also subject to noncompetition, nondisclosure, post-employment cooperation, and nonsolicitation covenants.

     The Company entered into an employment agreement with Michael P. Muldowney dated April 25, 1997 (the "Muldowney Agreement"). The Muldowney Agreement provides for a term of one year, renewable by the Company for additional periods of one year each upon at least 90 days prior notice to Mr. Muldowney. The Company has renewed the Muldowney Agreement for an additional one year period. Pursuant to the Muldowney Agreement, Mr. Muldowney is employed as the Company's Chief Financial Officer and receives a minimum annual base salary of $182,000 and an annual bonus of up to 30% of his base salary, in an amount to be determined by the Board of Directors of the Company, as well as benefits under the Company's benefit plans. Pursuant to the Muldowney Agreement, Mr. Muldowney purchased Class A Common Units of NEH at an aggregate purchase price of $5,000 (which units were ultimately converted into
shares of Class A Common Stock and       shares of Class B Common Stock),
subject to the Company's right to repurchase such shares at fair market value, provided that in the event Mr. Muldowney voluntarily terminates his employment or is dismissed for cause prior to April 25, 2000, the Company has the right to repurchase such shares at cost. Mr. Muldowney is also subject to noncompetition, nondisclosure, and nonsolicitation covenants.

     The Company entered into an at-will employment agreement with Debra I. Bergevine dated March 25, 1997 (the "Bergevine Agreement"). Pursuant to the Bergevine Agreement, Ms. Bergevine is employed as the Company's Vice President, Marketing and receives a minimum annual base salary of $170,000 and an annual bonus of up to 20% of her base salary, in an amount to be determined by the Board of Directors of the Company, as well as benefits under the Company's benefit plans. Pursuant to the Bergevine Agreement, Ms. Bergevine purchased Class A Common Units of NEH at an aggregate purchase price of $5,000 (which
units were ultimately converted into       shares of Class A Common Stock and
      shares of Class B Common Stock), subject to the Company's right to repurchase such shares at its then fair market value, provided that in the event Ms. Bergevine voluntarily terminates her employment or is dismissed for cause prior to March 25, 2000, the Company has the right to repurchase such shares at cost. Ms. Bergevine is also subject to noncompetition, nondisclosure, and nonsolicitation covenants.

     The Company entered into an at-will employment agreement with Robert F. Staley, Jr. dated March 25, 1997 (the "Staley Agreement"). Pursuant to the Staley Agreement, Mr. Staley is employed as the Company's Chief Technology Officer and receives a minimum annual base salary of $170,000 and an annual bonus of up to 15% of his base salary, in an amount to be determined by the Board of Directors of the Company, as well as benefits under the Company's benefit plans. Pursuant to the Staley Agreement, Mr. Staley received options to
purchase       shares Class A Common Stock at an exercise price of      per
share. These options vest in equal annual installments over four years. Mr. Staley is also subject to noncompetition, nondisclosure, and nonsolicitation covenants.

     Sibson LLC entered into an employment agreement with Roger Brossy dated August 31, 1998 (the "Brossy Agreement"). The Brossy Agreement provides for a term of two years, as well as automatic renewal on each subsequent anniversary for subsequent one-year terms unless either Mr. Brossy or Sibson LLC gives written notice to the other not less than sixty days prior to such anniversary. Pursuant to the Brossy Agreement, Mr. Brossy receives a minimum annual base salary of $250,000, an initial annual target bonus equal to 60% of his annual base salary pursuant to Sibson LLC's Annual Incentive Plan, as well as benefits under Sibson LLC's benefit plans. Pursuant to the Brossy Agreement, Mr. Brossy purchased 1,554 shares of Class A Common Stock at a price of $0.14 per share. The Brossy Agreement also provides that upon Sibson LLC's termination of Mr. Brossy's employment, other than for cause, retirement, disability or death, Sibson LLC shall (i) pay Mr. Brossy the balance of his base salary and a pro-rata share of the applicable bonus to which he would have been entitled to receive through the end of the then applicable term (ii) cause any options granted to Mr. Brossy under the Company's 1998 Equity Participation Plan to vest to the extent of 50% of the remaining unvested portion of such options, and
(iii) continue to provide benefits upon the same terms and conditions then in effect on the date of termination through the then applicable term. Mr. Brossy is also subject to a Noncompete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement.

EMPLOYEE BENEFIT PLANS

     1998 Equity Participation Plan. Nextera's 1998 Equity Participation Plan provides incentives for officers, key employees and consultants of the Company and its subsidiaries through granting of options, restricted stock and other awards ("Awards"). In addition to Awards made to officers, key employees or consultants, the 1998 Equity Participation Plan permits the granting of options ("Director Options") to the Company's independent non-employee directors.

     Under the 1998 Equity Participation Plan, not more than
shares of Class A Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other Awards, or upon vesting of restricted or deferred stock awards. The maximum number of shares which may be subject to options or stock appreciation rights granted under the 1998 Equity Participation Plan to any
individual in any calendar year cannot exceed                . As of September
1, 1998, options to purchase           shares of Class A Common Stock were
outstanding under the 1998 Equity Participation Plan.

     Prior to the closing of the Offering, the Board of Directors of the Company will administer the 1998 Equity Participation Plan. After the closing of the Offering, the Compensation Committee of the Board or another committee thereof (the "Committee") will administer the 1998 Equity Participation Plan with respect to grants to key employees or consultants of the Company and the full Board of Directors will administer the 1998 Equity Participation Plan with respect to Director Options. The Committee will consist of at least two members of the Board of Directors, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and, with respect to options and SARs which are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), an "outside director" for the purposes of Section 162(m) of the Code. Subject to the terms and conditions of the 1998 Equity Participation Plan, the Board of Directors or Committee has the authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1998 Equity Participation Plan. The Board of Directors or Committee may delegate to certain officers of the Company its authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof. In addition, the Board of Directors has discretion to determine the terms and conditions of Director Options and to interpret and administer the 1998 Equity Participation Plan with respect to Director Options. The Committee (and the Board of Directors) are also authorized to adopt, amend and rescind rules relating to the administration of the 1998 Equity Participation Plan.

     Options, SARs, restricted stock and other Awards under the 1998 Equity Participation Plan may be granted to individuals who are then officers or other key employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Board of Directors or Committee for participation in the 1998 Equity Participation Plan. Independent directors of the Company may be granted NQSOs (as defined herein) by the Board of Directors. The Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof to key employees and consultants. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     Nonqualified Stock Options ("NQSOs") will provide for the right to purchase Class A Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Board of Directors) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Board of Directors and/or the Company. NQSOs may be granted for a term of up to ten (10) years, as specified by the Board of Directors.

     Incentive Stock Options ("ISOs"), will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Class A Common Stock on the date of grant, may only be granted to key employees, must expire within a specified period of time following the Optionee's termination of employment, and must be exercised within the ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1998 Equity Participation Plan provides that the exercise price must be at least 110% of the fair market value of a share of Class A Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

     Restricted Stock may be sold to any key employee or consultant at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Deferred Stock may be awarded to any key employee or consultant, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     SARs may be granted to any key employee or consultant in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other Awards will provide for payments to the holder based upon increases in the price of the Company's Class A Common Stock over the exercise price of the related option or other Awards. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 1998 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board of Directors or Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Class A Common Stock or in a combination of both.

     Dividend Equivalents may be granted to any key employee or consultant by the Board of Directors or the Committee. The amount of the Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, Deferred Stock, Performance Awards, SARs or other Awards held by the participant.

     Performance Awards may be granted to any key employee or consultant by the Committee. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Class A Common Stock or in a combination of both. Performance Awards may also include bonuses which may be granted by the Committee which may be payable in cash or in Class A Common Stock or in a combination of both.

     Stock Payments may be received by any key employee or consultant selected by the Committee in the manner determined from time to time by the Committee. The number of shares of Class A Common Stock or an option or other right to purchase Class A Common Stock shall be determined by the Committee, and may be based upon performance criteria as determined by the Committee.

     The 1998 Equity Participation Plan prohibits any participant in the plan from, without the prior written consent of the representatives of the Underwriters and subject to certain exceptions, selling or otherwise disposing of any shares of Class A Common Stock or options to acquire shares of Class A Common Stock during the 180-day period following the date of this Prospectus.

     Retirement Plans. Nextera and certain subsidiaries sponsor retirement savings plans (the "Retirement Plans") under Section 401(k) of the Code for the benefit of employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the plan subject to limitations established by the Code. The trustees of the Retirement Plans select investment opportunities from which participants may choose to contribute. The Company matches up to 25% of the first 4% of eligible participant contributions for employees of PTG, Pyramid, SiGMA and the Company's Executive Officers and administrative personnel.

The Company has agreed to match 25% of total contributions (subject to the limitations of the Code) for individuals who are active employees of Symmetrix as of December 31, 1998. Other contributions are made at the discretion of the Company. On a pro forma basis, the Company made contributions to the Retirement Plans of $139,000 for the year ended December 31, 1997.

     Sibson LLC maintains a defined contribution profit-sharing plan (the "Profit-Sharing Plan") providing retirement benefits to eligible employees of Sibson LLC. Contributions by the Company to the Profit-Sharing Plan are at the discretion of the management of Sibson LLC, subject to overall budgetary control by Nextera. Participants are eligible to make elective deferral contributions, without matching by Sibson LLC. Sibson LLC may also make qualified non-elective contributions. For the year ended December 31, 1997 on a pro forma basis, Sibson LLC contributed $1.5 million to the Profit-Sharing Plan. Sibson LLC intends to make additional contributions to the Profit-Sharing Plan in the future as determined by Sibson management.

     Other. The Company maintains customary health and benefit plans for its employees. In addition, Sibson LLC currently provides post-retirement medical benefits for Sibson LLC employees who retire after age 50 with at least 15 years of service. Any such Sibson retiree may elect to receive medical coverage under Sibson LLC's medical program until the earlier of age 65 or the retiree's death. Sibson LLC pays 75% of the annual cost of the comprehensive medical coverage and the retiree pays the remaining 25%. In connection with the Sibson Acquisitions, the Company committed to maintain this post-retirement medical coverage (and all other Sibson employee benefit programs) through December 31, 1999, subject to certain limited exceptions, and the termination of applicable employment agreements.

                              CERTAIN TRANSACTIONS

     Loans to Certain Officers. NEH made loans to Gresham T. Brebach, Jr., the Company's Chief Executive Officer, Michael P. Muldowney, the Company's Chief Financial Officer and Debra I. Bergevine, the Company's Vice President, Marketing, the proceeds of which were used to purchase from NEH Preferred Units of NEH. These loans were evidenced by promissory notes, dated January 2, 1998, executed by the respective individuals in favor of NEH, and secured by a security interest in the respective membership units purchased by these individuals. All of the foregoing promissory notes bear interest at 10% per annum and mature on January 2, 2003, subject to mandatory prepayment upon the happening of certain events. The principal amounts of the promissory notes executed by Messrs. Brebach and Muldowney and Ms. Bergevine are $576,000, $72,000 and $62,000, respectively. All of the foregoing promissory notes and security documents were contributed to, and are now held by, the Company. The foregoing Preferred Units purchased by Messrs. Brebach and Muldowney and Ms. Bergevine were ultimately converted to a 1.2%, 0.1% and 0.1% interest, respectively, in the Debentures.

     Management Agreement. Effective March 1, 1997, Nextera entered into an oral agreement with Knowledge Universe whereby Knowledge Universe provided certain management and advisory services to the Company, for which the Company agreed to pay a management fee of $10,000 per month to Knowledge Universe. Accrued
management fees of approximately $       will be paid from the proceeds of the
Offering. See "Use of Proceeds." Said agreement was terminated effective as of the date of this Prospectus.

     Engagement of the Company by Knowledge Universe or its Affiliates. The Company was engaged by Knowledge Universe to perform certain reviews and render advice in connection with a potential acquisition of a third-party by Knowledge Universe. The total amount billed to Knowledge Universe by the Company in connection with this engagement amounted to approximately $100,000 in 1998. In addition, the Company was engaged by Knowledge Universe at various times to provide advice relating to general business strategy and human resources. The amount billed to Knowledge Universe by the Company in connection with these engagements amounted to approximately $269,000 in 1997 and 1998.

     The Company was engaged at various times by Productivity Point International, LLC ("PPI"), an affiliate of Knowledge Universe, to provide strategy, business operations and IT advice. The total amount billed to PPI by the Company in connection with these engagements amounted to approximately $439,000 from June 1997 to August 1998. In addition, the Company was engaged at various times by TEC Worldwide, Inc. ("TEC"), an affiliate of Knowledge Universe, to provide strategy, business operations and IT advice. The total amount billed to TEC by the Company in connection with these engagements amounted to approximately $152,000 from January 1998 to August 1998.

     Knowledge Universe, PPI, TEC and other affiliates of Knowledge Universe may engage the Company to provide various consulting services in the future. Such future transactions will be entered into on an arm's-length basis in accordance with Delaware law.

     Investments in the Company. From February 26, 1997 through April 30, 1998, Knowledge Universe purchased Class A Common Units of NEH for aggregate
consideration of $     (net of a subsequent redemption), which were ultimately
converted into           shares of Class A Common Stock and           shares of
Class B Common Stock. Also during this period, EDU purchased Class A Common
Units of NEH for aggregate consideration of $       , which were ultimately
converted into      shares of Class A Common Stock and      shares of Class B
Common Stock. Pursuant to the KE Transaction, ownership of the Class A Common Stock and Class B Common Stock arising out of the foregoing transactions was transferred to Knowledge Enterprises. See "The Company--Transfer to Knowledge Enterprises." During the same period, Knowledge Universe purchased Class B Preferred Units of NEH for aggregate consideration of $47.1 million, which were ultimately converted into a 98.1% interest in the Debentures.

     Between January 2, 1998 and April 30, 1998, Messrs. Brebach, Bohlin, and Muldowney and Ms. Bergevine purchased Class A Common Units of NEH, which purchases were in addition to the Common Stock purchased pursuant to their respective employment agreements. Mr. Brebach purchased Class A Common Units of
NEH for aggregate consideration of $       , which units were ultimately
converted into
       shares of Class A Common Stock and        shares of Class B Common Stock.
Mr. Bohlin purchased Class A Common Units of NEH for aggregate consideration of
$      , which units were ultimately converted into        shares of Class A
Common Stock and        shares of Class B Common Stock. Mr. Muldowney purchased
Class A Common Units of NEH for aggregate consideration of $       , which units
were ultimately converted into        shares of Class A Common Stock and shares
of Class B Common Stock. Ms. Bergevine purchased Class A Common Units of NEH for
aggregate consideration of $       , which units were ultimately converted into
shares of Class A Common Stock and shares of Class B Common Stock.

     On             , EDU contributed $25,000 to Nextera LLC in exchange for
Class A Common Units of Nextera LLC, which were subsequently redeemed for $25,000.

     On December 31, 1997, Nextera LLC issued a warrant to NEH (the "Warrant")
to purchase        Class A Common Units at an exercise price of      per unit.
Effective April 30, 1998, the Warrant was amended to provide for the issuance of
       Class B Common Units. The Warrant was exchanged for        Class B Common
Units which were ultimately converted into        shares of Class B Common
Stock.

     On August 31, 1998, Messrs. Brebach, Bohlin, and Muldowney and Ms. Bergevine purchased additional Class A Common Units and Class B Common Units of Nextera LLC. Mr. Brebach purchased units for aggregate consideration of
$          , which units were ultimately converted into        shares of Class A
Common Stock and        shares of Class B Common Stock. Mr. Bohlin purchased
units for aggregate consideration of $          , which units were ultimately
converted into        shares of Class A Common Stock and        shares of Class
B Common Stock. Mr. Muldowney purchased units for aggregate consideration of
$          , which units were ultimately converted into        shares of Class A
Common Stock and        shares of Class B Common Stock. Ms. Bergevine purchased
units for aggregate consideration of $          , which units were ultimately
converted into        shares of Class A Common Stock and        shares of Class
B Common Stock.

     Upon the consummation of the Exchange Transaction, Mr. Brossy will receive shares of Class A Common Stock in exchange for his equity interest in the Sibson Entities.

     Stockholders Agreement. In connection with the Sibson Acquisitions, the Company, Nextera LLC and the stockholders of the Company prior to the Offering entered into the Stockholders Agreement to set forth various agreements among the stockholders and the Company. The Stockholders Agreement provides that the stockholders are required to vote their shares of Common Stock to elect Sibson's manager/senior managing principal to the Company's Board of Directors. This requirement continues until such time that (i) the Company's consolidated net revenues generated by Sibson LLC fall below 15% of the Company's total consolidated net revenues for any fiscal year and (ii) the earnings before interest, taxes, depreciation and amortization ("EBITDA") generated by Sibson LLC falls below 15% of the Company's total consolidated EBITDA less corporate headquarters expense for such fiscal year. Pursuant to this provision, Roger Brossy was appointed to the Board of Directors.

     The Stockholders Agreement also provides that the Company will not enter into related transactions in excess of $2 million with any affiliate of the Company without the prior approval of a majority of the Company's Board of Directors who are not and, within the past five years, have not been directly or indirectly affiliated with such affiliate and do not receive any compensation from, or own any equity interest in, such affiliate. The Stockholders Agreement also provides that Knowledge Enterprises, Messrs. Brebach, Bohlin and Muldowney, Ms. Bergevine, and certain other individuals will not sell or otherwise dispose of their shares for a six-month period following the Offering, and that subsequent to such six-month period, those stockholders will not sell or otherwise dispose of more than one-third of such shares in the subsequent 12-month period and more than two-thirds of such shares in the subsequent
24-month period.            ,         ,         ,       , and       shares of
Common Stock held by Knowledge Enterprises, Messrs. Brebach, Bohlin, and Muldowney and Ms. Bergevine, respectively, are subject to this provision. In addition, the Stockholders Agreement provides certain registration rights. See "Shares Eligible for Future Sale--Registration Rights."

     Retention of Maron & Sandler. The law firm of Maron & Sandler has served as the Company's general counsel since the Company's inception. Stanley E. Maron and Richard V. Sandler, Directors of the Company, are partners of Maron & Sandler.

     Retention of RFG Financial Group, Inc. Since June 1997, the Company has retained RFG Financial Group, Inc. to provide accounting and financial services. Ralph Finerman, a Director of the Company, is President of RFG Financial Group, Inc.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 1, 1998, after giving effect to the Exchange Transaction, by (i) each person known to the Company to beneficially own more than five percent of any class of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the address of the persons named below is care of Nextera Enterprises, Inc., One Cranberry Hill, Lexington, MA 02421.

                                                                              CLASS B               BENEFICIAL OWNERSHIP
                                   CLASS A COMMON STOCK                   COMMON STOCK(1)         AFTER THE OFFERING(2)(3)
                        ------------------------------------------   -------------------------   --------------------------
                            SHARES         PERCENT                                                              PERCENT OF
                         BENEFICIALLY       OWNED        PERCENT        SHARES                                    COMMON
        NAME OF         OWNED PRIOR TO    PRIOR TO     OWNED AFTER   BENEFICIALLY   PERCENT OF    PERCENT OF       STOCK
   BENEFICIAL OWNER      OFFERING(2)     OFFERING(3)   OFFERING(3)      OWNED         CLASS      VOTING POWER   OUTSTANDING
Gresham T. Brebach,
  Jr...................                      3.2%                                       4.5%
Ronald K Bohlin........                      1.4                                        2.0
Michael P. Muldowney...                        *                                          *
Debra I. Bergevine.....                        *                                          *
Robert F. Staley,
  Jr.(4)...............                        *                             --          --
Roger Brossy...........                      1.4
Ralph Finerman.........          --           --
Steven B. Fink.........          --           --                             --          --
Stanley E. Maron.......          --           --                             --          --
Michael D. Rose........          --           --                             --          --
Richard V. Sandler.....          --           --                             --          --
Knowledge Enterprises,
  Inc.(5)..............                     62.0                                       89.4
All directors and
  executive officers as
  a group (11
  persons).............                      6.9%                                       7.7%             %             %

------------------------------
 * Indicates beneficial ownership of less than 1.0% of the outstanding Class A or Class B Common Stock, as applicable.

(1) No shares of Class B Common Stock will be sold in the Offering.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days hereof are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and disposition power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(3) Based on (i)                shares of Class A Common Stock outstanding prior
    to the Offering and                shares of Class A Common Stock
    outstanding after the Offering, (ii)        shares of Class B Common Stock
    outstanding both prior to and after the Offering, and (iii) in each case,
    includes      shares of Class A Common Stock issuable upon the exchange of the Exchangeable Shares.

(4) Represents        shares of Class A Common Stock issuable pursuant to
    options that were exercisable as of September 1, 1998 or within 60 days of such date.

(5) The Company believes that through ownership or voting control of various intermediate entities, Lawrence J. Ellison, Michael R. Milken, and Lowell J. Milken may each be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock owned by Knowledge Enterprises. The Company believes that Lawrence J. Ellison, Michael R. Milken, and Lowell J. Milken may be deemed to be a group within the meaning of Rule 13d-5 under the

    Securities Exchange Act of 1934, as amended (the "Exchange Act"). Lawrence
    J. Ellison is Chairman and Chief Executive Officer of Oracle Corporation. Michael R. Milken is a director of Knowledge Universe and the brother of Lowell J. Milken. On February 24, 1998, without admitting or denying any liability, Michael R. Milken consented to the entry of a final judgment in the U.S. District Court for the Southern District of New York in Securities and Exchange Commission v. Michael R. Milken et al., which judgment was entered on February 26, 1998, restraining and enjoining Michael R. Milken from associating with any broker, dealer, investment advisor, investment company, or municipal securities dealer and from violating Section 15(a) of the Exchange Act. On March 11, 1991, in the action entitled In the Matter of Michael R. Milken, the Securities and Exchange Commission instituted a proceeding pursuant to Section 15(b)(6) of the Exchange Act and ordered that Michael R. Milken be barred from association with any broker, dealer, investment advisor, investment company, or municipal securities dealer. On April 24, 1990, Michael R. Milken consented to the entry of a final judgment in the U.S. District Court for the Southern District of New York in Securities and Exchange Commission v. Drexel Burnham Lambert Incorporated, et al., restraining and enjoining Michael R. Milken from engaging in transactions, acts, practices and courses of business which constitute or would constitute violations of, or which aid and abet or would aid and abet violations of Sections 7(c), 7(f), 9(a)(2), 10(b), 13(d), 14(e), 15(c)(3),
    and 17(a)(1) of the Exchange Act, and Regulations T and X and Rules 10b-5, 10b-6, 13d-1, 13d-2, 14c-3, 15c3-1, 17a-3, and 17a-4 promulgated thereunder and Section 17(a) of the Securities Act of 1933, as amended. Lowell J. Milken is a director of Knowledge Universe.

                          DESCRIPTION OF CAPITAL STOCK

     Upon the consummation of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Class A Common Stock, par value $0.001 per share, 4,300,000 shares of Class B Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As
of September 1, 1998, there were        shares of Class A Common Stock issued
and outstanding (including the Exchangeable Shares) which were held by 45
shareholders (including the holders of Exchangeable Shares),        of Class B
Common Stock issued and outstanding which were held by 18 shareholders and no shares of Preferred Stock issued and outstanding. In addition, there were 470
holders of options to acquire an aggregate of           shares of Class A Common
Stock. All outstanding shares of Common Stock are, and the shares of Class A Common Stock offered hereby will be, upon payment therefor, fully paid and nonassessable.

COMMON STOCK

     Voting Rights. The Class A Common Stock entitles its holders to one vote per share, and the Class B Common Stock entitles its holders to ten votes per share on all matters submitted to a vote of the Company's stockholders, including in connection with the election of the Board of Directors. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in the Certificate of Incorporation. The Company, by action of its Board of Directors and the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a class, may increase or decrease the number of authorized shares of Class A Common Stock or Preferred Stock. The Company, by action of its Board of Directors and the affirmative vote of both (i) the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a class, and (ii) the holders of a majority of the voting power of the Class B Common Stock, voting as a separate class, may increase or decrease the number of authorized shares of Class B Common Stock.

     Dividends. Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate, when and if declared by the Board of Directors, out of legally available funds. The Company may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the Company makes a ratable dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class.

     Split, Subdivision or Combination. None of the Class A Common Stock or the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed in any manner unless the other class is subdivided, consolidated, reclassified or otherwise changed in the same proportion.

     Conversion Rights. The Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock. Each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon its sale, assignment, pledge, gift or other transfer (an "Assignment" or to "Assign"), other than (a) to a Controlled Affiliate of the transferor; or (b) pursuant to a Qualified Transfer (as defined below). The term "Controlled Affiliate" means, with respect to a transferor, any individual or entity that is controlled directly or indirectly (by ownership of voting securities, contract or otherwise) by such transferor. "Qualified Transfer" means (i) any transfer of shares of Class B Common Stock by will or pursuant to the laws of descent and distribution to any member or members of a stockholder's Family, (ii) any transfer of shares of Class B Common Stock by a stockholder to a domestic trust created for the sole benefit of one or more of the stockholder or any member or members of the stockholder's Family, (iii) any transfer of shares of Class B Common Stock from a trust described in clause (ii) above to the stockholder (or former stockholder) who transferred shares of Class B Common Stock to such trust, (iv) any transfer to a domestic limited partnership or a domestic limited liability company if there are no partners or members of such limited partnership or limited liability company other than a stockholder and members of a stockholder's Family; (v) any transfer of Class B Common Stock from a limited partnership or limited liability company described in clause (iv) above to a stockholder (or former stockholder) who transferred Class B Common Stock to such limited partnership or limited liability company; and (vi) any transfer of shares of Class B Common Stock from one holder of Class B Common Stock to another holder of Class B Common Stock as of August 31, 1998. "Family" means a person's spouse, lineal descendants, parents, siblings, and lineal descendants of siblings. Any such relationship by legal adoption shall be included.

     Upon any Assignment of Class B Common Stock by Knowledge Enterprises, other than to a Controlled Affiliate or pursuant to a Qualified Transfer, a proportionate amount of the Class B Common Stock held by the other holders of Class B Common Stock will also automatically convert into Class A Common Stock. For example, if Knowledge Enterprises Assigns 25% of its Class B Common Stock to a third party who is not an Affiliate and not pursuant to a Qualified Transfer, then those shares of Class B Common Stock will automatically convert into Class A Common Stock on a one-to-one basis and 25% of the Class B Common Stock held by each other holder of Class B Common Stock will automatically convert into Class A Common Stock on a one-to-one basis.

     In the event that a group comprised of one or more of Michael R. Milken, Lawrence J. Ellison or Lowell J. Milken cease to control, directly or indirectly (through the ownership of voting securities, contract or otherwise), Knowledge Enterprises or any other person or entity that owns any or all of the shares of Class B Common Stock owned by Knowledge Enterprises on the date hereof, then all shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock.

     Notwithstanding the foregoing, (i) these automatic conversion provisions shall not apply in the case of a merger or similar transaction by the Company in which all the outstanding shares of Common Stock of the Company regardless of class are purchased by the acquiror, and (ii) any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a financial institution (the "Pledgee") pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the Pledgee, and, if the Pledgee forecloses or takes similar action, such pledged shares of Class B Common Stock shall be converted automatically into shares of Class A Common Stock.

     Merger. Upon the merger or consolidation of the Company, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided in the Company's Certificate of Incorporation.

     Liquidation Rights. Upon any dissolution or liquidation of the Company, the holders of the Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Company available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

     Other Provisions. The holders of the Class A Common Stock and Class B Common Stock are not entitled to preemptive rights. The rights of holders of Class A Common Stock and Class B Common Stock are subject to the rights of holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

     The Certificate of Incorporation provides that each holder of shares of Common Stock, other than shares of Common Stock acquired in the Offering, agrees, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) for a period of 180 days after the date of this Prospectus without the prior written consent of DLJ. In addition, during such period, each holder of shares of Common Stock, other than shares of Common Stock acquired in the Offering, agrees, subject to certain exceptions, not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without DLJ's prior written consent.

PREFERRED STOCK

     The Company's Certificate of Incorporation allows the Company to issue without stockholder approval Preferred Stock having rights senior to those of the Common Stock. As of the date of this Prospectus, no shares of Preferred Stock will be outstanding. Therefore, the Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock from time to time in one or more series. Each series of Preferred Stock will have the number of shares, designations, powers, preferences, and special or relative rights and privileges as may be determined by the Board of Directors, which may include dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, and conversion rights. The authority of the Board of Directors to issue Preferred Stock without further action by the stockholders provides flexibility in connection with possible acquisitions and other corporate purposes, but may also result in the issuance of Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock.

     The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock and in some circumstances have the effect of decreasing the market price of the Common Stock. The Company currently has no plans to issue any shares of Preferred Stock.

EXCHANGEABLE SHARES

     In connection with the Sibson Acquisitions, Nextera LLC formed Sibson Acquisition Co., a wholly owned Canadian subsidiary, which issued Exchangeable Shares to the holders of capital stock of Sibson Canada, Inc. The holders of Exchangeable Shares may exchange such shares at any time for an aggregate of shares of Class A Common Stock. The Exchangeable Shares are designed to provide an opportunity for the shareholders of Sibson Canada, Inc. to achieve a Canadian tax deferral in certain circumstances. The holders of Exchangeable Shares are entitled to dividend and other rights equivalent to shares of Class A Common Stock but are not entitled to vote on matters submitted to the holders of Class A Common Stock until such time as the holders of Exchangeable Shares exchange such shares for Class A Common Stock.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE INCORPORATION

     The following is a description of certain provisions of the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL, the Certificate of Incorporation and the Bylaws.

     Certain provisions of the Certificate of Incorporation and the Bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by the Board of Directors. In addition, these provisions are intended to ensure that the Board will have sufficient time to act in what the Board of Directors believes to be the best interests of the Company and its stockholders. These provisions also are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy fights.

     Delaware Anti-Takeover Law. The Company is a Delaware corporation that is subject to Section 203 of the DGCL. Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its Certificate of Incorporation or Bylaws not to be
governed by Section 203 (the Company has not made such an election), (ii) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder, (iii) upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer) or (iv) the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the voting stock which the interested stockholder does not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as (i) those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock, (ii) those affiliates or associates of a Delaware corporation who were owners of 15% or more of such corporation's voting stock within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder, and (iii) the affiliates or associates of such stockholders. The
Company believes that Knowledge Enterprises, which will have   % of the combined
voting power of the outstanding Common Stock upon consummation of the Offering, is not such an "interested stockholder."

     No Stockholder Action by Written Consent; Special Meetings. The Certificate of Incorporation provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. The Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, its Chairman or the President of the Company. Stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors call a special meeting.

     Advance Notice Requirements for Stockholder Proposals and Director Nominees. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company's Notice of Meeting, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Company's Notice of Meeting, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, if a stockholder desires to submit a proposal or nominate persons for election as directors at an annual meeting, the stockholder must submit written notice to the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is not within 30 days before or after such anniversary date, then, to be timely, notice must be delivered not more than 90 nor less than 60 days prior to such annual meeting or the 10th day after the earlier of (i) the date notice of the meeting was mailed or (ii) the date a public announcement of the date of such meeting is first made). In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made. If the chairman of a meeting determines that business was not properly brought before the meeting, in accordance with the Stockholder Notice Procedure, such business shall not be discussed or transacted.

     Number of Directors; Removal; Filling Vacancies. The Bylaws provide that the Company's Board of Directors will consist of between seven and thirteen members, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the directors of the Company. The Board of Directors currently consists of eight directors. Further, subject to the rights of the holders of any series of Preferred Stock then outstanding and the Stockholders Agreement, the Bylaws authorize the Board of Directors to fill newly created directorships. A director so elected by the Board of Directors holds office until his successor is elected and qualified. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Bylaws also provide that directors may be removed only for cause and only by the affirmative vote of holders of 66 2/3% of the outstanding shares of voting securities then entitled to vote generally in the election of directors, voting together as a single class. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Company's Board of Directors by filling the vacancies created by such removal with its own nominees.

     Limitation of Officer and Director Liability and Indemnification Arrangements. The Company's Certificate of Incorporation provides that an officer or director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its officers or directors from compliance with federal or state securities laws. The Bylaws also generally provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such Proceeding. An officer or director shall not be entitled to indemnification by the Company if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful.

     Bylaws. The Bylaws are subject to adoption, amendment, alteration, repeal or rescission either by (a) the Board of Directors or (b) the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Company then entitled to vote generally in the election of directors, voting together as a single class, at any regular meeting of the Board of Directors or of the stockholders or at any special meeting of the Board of Directors or of the stockholders if notice of such adoption, amendment, alteration, repeal or rescission is contained in the notice of such special meeting.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Class A Common Stock will be ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the closing of the Offering, the Company will have
shares of Class A Common Stock and           shares of Class B Common Stock
outstanding, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options to purchase Class A Common Stock. Of these
shares, the                shares of Class A Common Stock sold in the Offering
are freely tradable without restriction or further registration under the Securities Act, except that any shares held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144"), may generally be sold only in compliance with the limitations of Rule 144 described below.

SALE OF RESTRICTED SHARES

     The remaining shares of Common Stock (including Class A Common Stock issuable upon exchange of the Exchangeable Shares) are "restricted securities" as defined under Rule 144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act. Additionally, Nextera's Certificate of Incorporation provides that each holder of Common Stock, other than the holders of the shares of Common Stock acquired in the Offering, agrees not to sell, directly or indirectly, any Common Stock, subject to certain exceptions, without the prior consent of DLJ for a period of 180 days from the date of this Prospectus. Subject to the Lock-up Agreements described below and the foregoing provisions of the Company's Certificate of Incorporation, additional shares of Class A Common Stock (including Class A Common Stock issuable upon conversion of Class B Common Stock and the exchange of the Exchangeable Shares) will be available for sale in the public market (subject in certain circumstances to compliance with certain volume and other restrictions under Rule 144) as follows: (i)
               shares will be eligible for sale 180 days after the date of this
Prospectus; and (ii)                shares will become eligible thereafter for
sale under Rule 144 upon the expiration of the applicable one-year holding periods. In addition, if the restrictions of the Lock-up Agreements described below and the foregoing provisions of the Company's Certificate of Incorporation
were waived in full on the date hereof: (i)                shares of Common
Stock would be eligible for sale in the public market from and after the date of
this Prospectus, and (ii)                additional shares of Common Stock would
become eligible for sale in the public market 90 days after the date of this Prospectus.

     In general, under Rule 144, a person (or persons whose shares are aggregated) including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Class A
Common Stock (approximately                shares as of the date of this
Prospectus) or (ii) the average weekly trading volume in the Class A Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above.

     An employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this Prospectus.

OPTIONS

     Upon consummation of the Offering, the Company will have outstanding
options for                shares of Class A Common Stock, of which
               are exercisable. Following the Offering, the Company intends to file a Registration Statement on Form S-8 under the Securities Act to register
the                shares of Class A Common Stock that are issuable upon the
exercise of stock options either
outstanding or available for grant pursuant to the 1998 Equity Participation Plan. Such Registration Statement will become effective immediately upon filing; however, consistent with the terms of the 1998 Equity Participation Plan, holders of options will be unable to sell any shares of Class A Common Stock received upon the exercise of options granted thereunder until the expiration of 180 days after the date of this Prospectus without the prior written consent of DLJ. Shares covered by such Registration Statement will be eligible for sale in the public market after the effective date of such Registration, subject to Rule 144 limitations applicable to affiliates as well as to the limitations on sale and vesting described above.

REGISTRATION RIGHTS

     Stockholders holding an aggregate of                shares of Class A
Common Stock (including shares of Class A Common Stock issuable upon conversion of Class B Common Stock and exchange of the Exchangeable Shares) ("Holders") are entitled to certain registration rights under the Stockholders Agreement. Commencing 180 days after the Offering, Knowledge Enterprises or an affiliate that then owns an equity interest in the Company may make a one-time written request of the Company for registration with the Securities and Exchange Commission (a "Demand Registration") of all or part of its Class A Common Stock of the Company, provided, however, that the Company need not effect a Demand Registration unless it includes at least 10% of the Company's issued and outstanding Common Stock. The Company may defer such Demand Registration for a single period not to exceed 180 days, if the Board of Directors determines in the exercise of its reasonable judgment that effecting such Demand Registration at such time would have a material adverse effect on the Company. In addition, Holders who together hold at least 10% of the issued and outstanding Common Stock of the Company may make a one-time written request of the Company for a Demand Registration on the same terms as those applicable to Knowledge Enterprises as set forth above.

     The Stockholders Agreement also provides piggyback registration rights to Holders for their shares of Class A Common Stock ("Registrable Securities"). The Company must provide prior written notice to those Holders whenever it proposes to register any Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) with the Securities and Exchange Commission on a form that would permit the registration of Registrable Securities. The Company will register in such registration all Registrable Securities requested to be included, provided that if, in the opinion of the applicable underwriter, the number of securities proposed to be included is greater that what could be sold without having a material impact on the offering, the Company will include securities in the following priority: (i) first, the Common Stock the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the holders of Registrable Securities pro rata based on the number of Registrable Securities that each such stockholder shall have requested to include therein.

     The Stockholders Agreement further provides that the Company will bear all expenses incident to the Company's performance of its registration obligations, other than the costs or expenses of any selling stockholders for underwriters' commissions, brokerage fees or transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any selling stockholder. The Company is obligated, however, to reimburse the selling stockholders in each Demand Registration for the reasonable fees of one counsel up to $25,000.

EFFECT OF SALES OF SHARES

     Prior to the Offering, there has been no public market for the Class A Common Stock, and no precise prediction can be made as to the effect, if any, that market sales of shares of Class A Common Stock or the availability of shares of Class A Common Stock for sale will have on the market price of the Class A Common Stock prevailing from time to time. Nevertheless, the sale of substantial amounts of the Class A Common Stock in the public market could adversely affect prevailing market prices and could impair the Company's future ability to raise capital through the sale of its equity securities.

LOCK-UP AGREEMENTS

     All directors, officers and stockholders of the Company have agreed that they will not, without the prior written consent of DLJ and subject to certain exceptions, sell or otherwise dispose of any shares of Common Stock or options to acquire shares of Common Stock during the 180-day period following the date of this Prospectus. The Company has agreed not to sell or otherwise dispose of any shares of Class A Common Stock during the 180-day period following the date of this Prospectus without the prior written consent of DLJ, except the Company may (i) issue, and grant options to purchase, shares of Class A Common Stock under the 1998 Equity Participation Plan and (ii) issue shares of Class A Common Stock in connection with acquisitions, if the terms of such issuance provide that such Class A Common Stock shall not be resold prior to the expiration of such 180-day period. DLJ may release any or all shares from Lock-Up Agreements at any time or from time to time without notice.

                                  UNDERWRITING

     Subject to the terms and conditions of an Underwriting Agreement, dated
            , 1998 (the "Underwriting Agreement"), the Underwriters named below, who are represented by Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens Inc., BT Alex. Brown Incorporated, and NationsBanc Montgomery Securities LLC (collectively, the "Representatives"), have severally agreed to purchase from the Company the respective number of shares of Class A Common Stock set forth opposite their names below.

                        UNDERWRITERS                          NUMBER OF SHARES
Donaldson, Lufkin & Jenrette Securities Corporation.........
BancBoston Robertson Stephens Inc...........................
BT Alex. Brown Incorporated.................................
NationsBanc Montgomery Securities LLC.......................

          Total.............................................

     The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the shares of Class A Common Stock offered hereby are subject to approval by their counsel of certain legal matters and to certain other conditions. The Underwriters are obligated to purchase and accept delivery of all the shares of Class A Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased.

     The Underwriters initially propose to offer the shares of Class A Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain dealers (including the Underwriters) at such price less a concession not in excess of
$     per share. The Underwriters may allow, and such dealers may re-allow, to
certain other dealers a concession not in excess of $     per share. After the
initial offering of the Class A Common Stock, the public offering price and other selling terms may be changed by the Representatives at any time without notice. The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase, from time to time, in
whole or in part, up to an aggregate of                additional shares of
Class A Common Stock at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such option solely to cover over-allotments, if any, made in connection with the Offering. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase its pro rata portion of such additional shares proportionate to such Underwriter's underwriting commitment as indicated in the preceding table.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     Effective August 31, 1998, the Company and Nextera Funding, Inc., an affiliate of DLJ, entered into the Bridge Loan, which provides for a $40 million revolving credit facility which bears interest at the rate of LIBOR plus 450 basis points (10.2% on August 31, 1998) per annum, and matures on February 28, 1999. The Company borrowed $38.0 million under the Bridge Loan to finance the Sibson Acquisitions. The indebtedness incurred under the Bridge Loan will be repaid with a portion of the net proceeds from the Offering. As a result of such arrangements, the Conduct Rules of the National Association of Securities Dealers, Inc. require that the initial public offering price of the Class A Common Stock be no higher than that recommended by a qualified independent underwriter, as defined in Rule 2720 of the Conduct Rules. BT Alex. Brown

Incorporated, one of the Representatives of the Underwriters, will serve as the qualified independent underwriter and has assumed the responsibilities of acting as qualified independent underwriter in pricing the Class A Common Stock offered hereby and conducting "due diligence" in respect thereto. BT Alex. Brown Incorporated will receive a fee of $5,000 from the Company as compensation to act as qualified independent underwriter.

     DLJ and the Company are parties to a letter agreement dated August 31, 1998 (the "Engagement Letter"). Pursuant to the Engagement Letter, DLJ has the right to act as the Company's lead placement agent, lead initial purchaser or lead managing underwriter in the event that the Company determines to sell its securities with the services of an outside financial advisor or investment bank during the period ending August 31, 1999.

     Each of the Company, its executive officers and directors and shareholders of the Company has agreed, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Class A Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Class A Common Stock, or such other securities, in cash or otherwise) for a period of 180 days after the date of this Prospectus without the prior written consent of DLJ. In addition, during such period, the Company has also agreed not to file any registration statement with respect to, and each of its executive officers, directors and certain shareholders of the Company has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock without DLJ's prior written consent.

     Prior to the Offering, there has been no established trading market for the Class A Common Stock. The initial public offering price for the shares of Class A Common Stock offered hereby will be determined by negotiation among the Company and the Representatives. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which the Company competes, the prospects for future earnings of the Company, the recent market prices of securities of generally comparable companies and the general condition of the securities markets at the time of the Offering.

     Other than in the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the shares of Class A Common Stock offered hereby in any jurisdiction where action for that purpose is required. The shares of Class A Common Stock offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of Class A Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

     In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Stock. Specifically, the Underwriters may overallot the Offering, creating a syndicate short position. The Underwriters may bid for and purchase shares of Class A Common Stock in the open market to cover such syndicate short position or to stabilize the price of the Class A Common Stock. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if they repurchase previously distributed Class A Common Stock in syndicate covering transactions, in stabilizing transactions or otherwise. These activities may stabilize or maintain the market price of the Class A Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The legality of the issuance of the Class A Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, San Diego, California and certain other matters will be passed upon for the Company by Maron & Sandler, Los Angeles, California. See "Management--Directors, Executive Officers and Other Senior Managers," "--Board Committees" and "Certain Transactions--Retention of Maron & Sandler" for information concerning Maron & Sandler's relationship with the Company. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

     The Consolidated Financial Statements and schedule of Nextera Enterprises, L.L.C. at December 31, 1997 and for the period from February 26, 1997 to December 31, 1997, the Consolidated Financial Statements of Symmetrix, Inc. and Subsidiaries at May 31, 1997, and for the year ended May 31, 1997, and for the period from June 1, 1997 to July 30, 1997 and the Financial Statements of SiGMA Consulting, LLC at December 31, 1996 and 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Symmetrix, Inc. and Subsidiaries at May 31, 1996 and for the year then ended appearing in this Prospectus and the Registration Statement have been audited by BDO Seidman, LLP, independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Symmetrix, Inc. and Subsidiaries for the year ended May 31, 1995 appearing in this Prospectus and the Registration Statement have been so included in reliance on the report of Pricewaterhouse LLP, independent accountants given upon the authority of such firm as experts in auditing and accounting.

     The Financial Statements of PTG at December 31, 1996 and 1997 and the years then ended appearing in this Prospectus and the Registration Statement have been audited by Harte Carucci & Driscoll, P.C., independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Sibson & Company, L.P. and Subsidiaries at December 31, 1995, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 appearing in this Prospectus and the Registration Statement have been audited by Farkouh, Furman & Faccio, independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Financial Statements of Sibson Canada, Inc. at December 31, 1997 and for the year then ended appearing in this Prospectus and the Registration Statement have been audited by Grant Thornton, independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (of which this Prospectus is a part and which term shall encompass any amendments thereto) on Form S-1 pursuant to the Securities Act with respect to the Class A Common Stock being offered in the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Class A Common Stock, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or any other document referred to herein are not necessarily complete; with respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference to the Registration Statement exhibits filed as a part thereof. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principle office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of either of them or any part thereof may be obtained from such office upon payment of fees prescribed by the Commission. The Registration Statement, including the exhibits and schedules thereto, are also available on the Commission's Web Site at http://www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing financial statements audited by an independent accounting firm and will make available copies of quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                           NEXTERA ENTERPRISES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
HISTORICAL FINANCIAL STATEMENTS:
  Consolidated Financial Statements of Nextera Enterprises,
     L.L.C.
     Report of Ernst & Young LLP, Independent Auditors......   F-3
     Consolidated Balance Sheets -- December 31, 1997 and
      June 30, 1998 (unaudited).............................   F-4
     Consolidated Statements of Operations -- For the period
      February 26, 1997 (date of inception) through December
      31, 1997, for the period February 26, 1997 through
      June 30, 1997 (unaudited) and for the six months ended
      June 30, 1998 (unaudited).............................   F-5
     Consolidated Statements of Members' Equity
      (Deficit) -- For the period February 26, 1997 (date of
      inception) through December 31, 1997 and for the six
      months ended June 30, 1998 (unaudited)................   F-6
     Consolidated Statements of Cash Flows -- For the period
      February 26, 1997 (date of inception) through December
      31, 1997, for the period February 26, 1997 through
      June 30, 1997 (unaudited) and for the six months ended
      June 30, 1998 (unaudited).............................   F-7
     Notes to Consolidated Financial Statements.............   F-8

HISTORICAL FINANCIAL STATEMENTS OF ACQUIRED COMPANIES:
  Consolidated Financial Statements of Symmetrix, Inc.
     Report of Ernst & Young LLP, Independent Auditors......  F-17
     Consolidated Balance Sheets -- May 31, 1997 and July
      30, 1997..............................................  F-18
     Consolidated Statements of Operations and Accumulated
      Deficit -- For the year ended May 31, 1997 and for the
      period June 1, 1997 through July 30, 1997.............  F-19
     Consolidated Statements of Cash Flows -- For the year
      ended May 31, 1997 and for the period June 1, 1997
      through July 30, 1997.................................  F-20
     Notes to Consolidated Financial Statements.............  F-21

  Consolidated Financial Statements of Symmetrix, Inc.
     Independent Auditors' Report...........................  F-27
     Consolidated Balance Sheet -- May 31, 1996.............  F-28
     Consolidated Statement of Operations -- For the year
      ended May 31, 1996....................................  F-29
     Consolidated Statement of Changes in Stockholders'
      Equity -- For the year ended May 31, 1996.............  F-30
     Consolidated Statement of Cash Flows -- For the year
      ended May 31, 1996....................................  F-31
     Notes to Consolidated Financial Statements.............  F-32

  Consolidated Financial Statements of Symmetrix, Inc.
     Report of PricewaterhouseCoopers LLP, Independent
      Accountants...........................................  F-39
     Consolidated Statement of Operations -- For the year
      ended May 31, 1995....................................  F-40
     Consolidated Statement of Stockholders' Equity -- For
      the year ended May 31, 1995...........................  F-41
     Consolidated Statement of Cash Flows -- For the year
      ended May 31, 1995....................................  F-42
     Notes to Consolidated Financial Statements.............  F-43

  Financial Statements of SiGMA Consulting, LLC
     Report of Ernst & Young LLP, Independent Auditors......  F-48
     Balance Sheets -- December 31, 1996 and 1997...........  F-49
     Statements of Operations -- For the years ended
      December 31, 1995, 1996 and 1997......................  F-50
     Statements of Equity -- For the years ended December
      31, 1995, 1996 and 1997...............................  F-51
     Statements of Cash Flows -- For the years ended
      December 31, 1995, 1996 and 1997......................  F-52
     Notes to Financial Statements..........................  F-53

                           NEXTERA ENTERPRISES, INC.

                                                              PAGE
HISTORICAL FINANCIAL STATEMENTS OF ACQUIRED COMPANIES
  (CONTINUED):
  Financial Statements of The Planning Technologies Group,
     Inc.
     Report of Independent Auditors.........................  F-56
     Balance Sheets -- December 31, 1996 and 1997 and March
      31, 1998 (unaudited)..................................  F-57
     Statements of Income and Retained Earnings -- For the
      years ended December 31, 1996 and 1997 and for the
      three months ended March 31, 1997 and 1998
      (unaudited)...........................................  F-58
     Statements of Cash Flows -- For the years ended
      December 31, 1996 and 1997 and for the three months
      ended March 31, 1997 and 1998 (unaudited).............  F-59
     Notes to Financial Statements..........................  F-60

  Financial Statements of Sibson & Company, L.P. and
     Subsidiaries
     Report of Independent Auditors.........................  F-63
     Consolidated Balance Sheets -- December 31, 1996 and
      1997 and June 30, 1998 (unaudited)....................  F-64
     Consolidated Statements of Operations and Partners'
      Capital -- For the years ended December 31, 1995, 1996
      and 1997 and for the six months ended June 30, 1997
      and 1998 (unaudited)..................................  F-65
     Consolidated Statements of Cash Flows -- For the years
      ended December 31, 1995, 1996 and 1997 and for the six
      months ended June 30, 1997 and 1998 (unaudited).......  F-66
     Notes to Consolidated Financial Statements.............  F-67

  Financial Statements of Sibson Canada, Inc.
     Report of Independent Auditors.........................  F-73
     Balance Sheets -- December 31, 1997 and June 30,
      1998..................................................  F-74
     Statements of Operations and Retained Earnings -- For
      the year ended December 31, 1997 and for the six
      months ended June 30, 1997 and 1998 (unaudited).......  F-75
     Statements of Changes in Financial Position -- For the
      year ended December 31, 1997 and for the six months
      ended June 30, 1997 and 1998 (unaudited)..............  F-76
     Notes to Financial Statements..........................  F-77
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS:
     Basis of Presentation..................................  PF-1
     Unaudited Pro Forma Combined Balance Sheet -- June 30,
      1998..................................................  PF-2
     Unaudited Pro Forma Combined Statement of
      Operations -- For the period February 26, 1997 (date
      of inception) through December 31, 1997...............  PF-3
     Unaudited Pro Forma Combined Statement of
      Operations -- For the six months ended June 30,
      1998..................................................  PF-4
     Notes to Unaudited Pro Forma Combined Financial
      Statements............................................  PF-5

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Nextera Enterprises, L.L.C.

     We have audited the accompanying consolidated balance sheet of Nextera Enterprises, L.L.C. (the Company) as of December 31, 1997, and the related consolidated statements of operations, members' equity and cash flows for the period from February 26, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nextera Enterprises, L.L.C. at December 31, 1997, and the results of its operations and its cash flows for the period from February 26, 1997 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 30, 1998, except for Note 12,
as to which the date is August 31, 1998

                          NEXTERA ENTERPRISES, L.L.C.

                          CONSOLIDATED BALANCE SHEETS

                                                                    AS OF              AS OF
                                                              DECEMBER 31, 1997    JUNE 30, 1998
                                                                                    (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT UNIT DATA)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................       $   554            $ 2,921
  Accounts receivable, net of allowance for doubtful
     accounts of $100 at December 31, 1997 and $617 at June
     30, 1998...............................................         2,202             10,434
  Costs and estimated earnings in excess of billings........           856                172
  Due from affiliate........................................           225                135
  Due from officers.........................................            --                849
  Prepaid expenses and other current assets.................           368                420
  Income tax receivable.....................................           414                 --
                                                                   -------            -------
       Total current assets.................................         4,619             14,931
Long-term receivable........................................           532                 --
Property and equipment, net.................................         1,181              2,049
Intangible assets, net of accumulated amortization of $255
  at December 31, 1997 and $823 at June 30, 1998............        15,762             39,041
Other assets................................................           561              1,477
                                                                   -------            -------
       Total assets.........................................       $22,655            $57,498
                                                                   =======            =======
         LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses.....................       $ 2,284            $ 6,936
  Notes payable to bank.....................................         1,687              1,390
  Deferred revenue..........................................           747              1,262
  Due to affiliate..........................................            90                150
  Current portion of long-term debt.........................           146                 86
                                                                   -------            -------
       Total current liabilities............................         4,954              9,824
Long-term debt..............................................           969                994
Debentures due to affiliates, including accrued interest
  thereon...................................................            --             50,585
Class B Preferred Units, no par value, 25,000,000 units
  authorized, no units issued and outstanding...............            --                 --
Members' equity (deficit):
  Class A Common Units, no par value, 15,000,000 units
     authorized, 7,898,800 and 11,469,667 units issued and
     outstanding at December 31, 1997 and June 30, 1998,
     respectively...........................................        19,747              2,688
  Class B Common Units, no par value, zero and 4,300,000
     units authorized, issued and outstanding at December
     31, 1997 and June 30, 1998, respectively...............            --                 --
  Retained earnings (deficit)...............................        (3,015)            (6,593)
                                                                   -------            -------
       Total members' equity (deficit)......................        16,732             (3,905)
                                                                   -------            -------
       Total liabilities and members' equity (deficit)......       $22,655            $57,498
                                                                   =======            =======

   The accompanying notes are an integral part of these financial statements.

                          NEXTERA ENTERPRISES, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        PERIOD FROM           PERIOD FROM
                                                     FEBRUARY 26, 1997     FEBRUARY 26, 1997       FOR THE
                                                    (DATE OF INCEPTION)   (DATE OF INCEPTION)    SIX MONTHS
                                                          THROUGH               THROUGH             ENDED
                                                     DECEMBER 31, 1997       JUNE 30, 1997      JUNE 30, 1998
                                                                              (UNAUDITED)        (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT PER COMMON UNIT DATA)
Net revenues......................................        $ 7,998               $    --            $22,095
Cost of revenues..................................          4,718                    --             14,938
                                                          -------               -------            -------
     Gross profit.................................          3,280                    --              7,157
Selling, general and administrative expenses......          5,306                   987              7,296
Amortization expense..............................            255                    --                568
                                                          -------               -------            -------
     Loss from operations.........................         (2,281)                 (987)              (707)
Interest income...................................             37                     3                 --
Interest expense..................................            (69)                   --             (2,671)
                                                          -------               -------            -------
     Loss before provision for income taxes.......         (2,313)                 (984)            (3,378)
Provision for income taxes........................            702                    --                200
                                                          -------               -------            -------
     Net loss.....................................        $(3,015)              $  (984)           $(3,578)
                                                          =======               =======            =======
Net loss per common unit, basic and diluted.......        $ (0.74)              $ (2.60)           $ (0.29)
                                                          =======               =======            =======
Weighted average common units outstanding, basic
  and diluted.....................................          4,061                   379             12,550
                                                          =======               =======            =======

   The accompanying notes are an integral part of these financial statements.

                          NEXTERA ENTERPRISES, L.L.C.

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                                       CLASS A                  CLASS B                  CLASS B                         TOTAL
                                     COMMON UNITS             COMMON UNITS           PREFERRED UNITS       RETAINED    MEMBERS'
                                ----------------------   ----------------------   ----------------------   EARNINGS     EQUITY
                                   UNITS       AMOUNT       UNITS       AMOUNT       UNITS       AMOUNT    (DEFICIT)   (DEFICIT)
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)
  Issuance of Class A Common
    Units.....................    7,898,800   $ 19,747            --   $     --            --   $     --   $     --    $ 19,747
  Net loss....................           --         --            --         --            --         --     (3,015)     (3,015)
                                -----------   --------   -----------   --------   -----------   --------   --------    --------
  Balance at December 31,
    1997......................    7,898,800     19,747            --         --            --         --     (3,015)     16,732
  Issuance of Class A Common
    Units.....................    2,101,200      5,230            --         --            --         --         --       5,230
  Issuance of Class A Common
    Units in connection with
    acquired businesses.......    1,469,667        688            --         --            --         --         --         688
  Recapitalization of Units...           --    (22,977)           --         --    22,977,000     22,977         --          --
  Exchange of warrant for
    Class B Common Units......           --         --     4,300,000         --            --         --         --          --
  Issuance of Class B
    Preferred Units...........           --         --            --         --    24,993,000     24,993         --      24,993
  Redemption of Class B
    Preferred Units in
    exchange for 10%
    Debentures................           --         --            --         --   (47,970,000)   (47,970)        --     (47,970)
  Net loss....................           --         --            --         --            --         --     (3,578)     (3,578)
                                -----------   --------   -----------   --------   -----------   --------   --------    --------
  Balance at June 30, 1998
    (unaudited)...............   11,469,667   $  2,688     4,300,000   $     --            --   $     --   $ (6,593)   $ (3,905)
                                ===========   ========   ===========   ========   ===========   ========   ========    ========

   The accompanying notes are an integral part of these financial statements.

                          NEXTERA ENTERPRISES, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         PERIOD FROM           PERIOD FROM
                                                      FEBRUARY 26, 1997     FEBRUARY 26, 1997       FOR THE
                                                     (DATE OF INCEPTION)   (DATE OF INCEPTION)    SIX MONTHS
                                                           THROUGH               THROUGH             ENDED
                                                      DECEMBER 31, 1997       JUNE 30, 1997      JUNE 30, 1998
                                                                               (UNAUDITED)        (UNAUDITED)
                                                                          (IN THOUSANDS)
Cash flows from operating activities:
  Net loss.........................................       $ (3,015)              $(1,015)          $ (3,578)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization.................            417                     9                931
     Deferred income taxes.........................            702                    --                 --
     Change in operating assets and liabilities,
       net of effect of acquired businesses:
       Accounts receivable.........................            425                    --             (1,877)
       Due from affiliate..........................           (225)                   --                138
       Due to affiliate............................             90                    30                 60
       Prepaid expenses and other current assets...           (272)                 (213)               111
       Income tax receivable.......................             --                    --                414
       Accounts payable and accrued expenses.......            517                   162              3,683
       Costs and estimated earnings in excess of
          billings.................................           (761)                   --                726
       Deferred revenue............................         (2,403)                   --                126
       Other.......................................             45                    --               (790)
                                                          --------               -------           --------
            Net cash used in operating
               activities..........................         (4,480)               (1,027)               (56)
                                                          --------               -------           --------
Cash flows from investing activities:
  Purchase of property and equipment...............           (955)                 (162)              (426)
  Acquisition of businesses, net of cash
     acquired......................................        (15,321)                   --            (25,756)
                                                          --------               -------           --------
            Net cash used in investing
               activities..........................        (16,276)                 (162)           (26,182)
                                                          --------               -------           --------
Cash flows from financing activities:
  Proceeds from issuance of Class A Common Units...         19,747                 1,650              5,230
  Proceeds from issuance of Class B Preferred
     Units.........................................             --                    --             24,993
  Due from officers................................             --                    --               (849)
  Borrowings (repayments) under note payable to
     bank..........................................          1,606                    --               (639)
  Repayments of long-term debt.....................            (43)                   --                (60)
  Other............................................             --                    29                (70)
                                                          --------               -------           --------
            Net cash provided by financing
               activities..........................         21,310                 1,679             28,605
                                                          --------               -------           --------
  Net increase in cash and cash equivalents........            554                   490              2,367
  Cash and cash equivalents at beginning of
     period........................................             --                    --                554
                                                          --------               -------           --------
  Cash and cash equivalents at end of period.......       $    554               $   490           $  2,921
                                                          ========               =======           ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest.........       $    113               $    --           $    134
                                                          ========               =======           ========

   The accompanying notes are an integral part of these financial statements.

                          NEXTERA ENTERPRISES, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     Nextera Enterprises, L.L.C. ("Nextera" or the "Company") provides leading-edge business strategy, operations improvement, organizational design, and information technology ("IT") consulting services primarily to Fortune 500 and other multinational companies. The Company provides services in four practice areas, which enables it to offer a breadth and balance of services that assist clients in achieving enhanced business performance by anticipating and addressing their complex, multi-disciplinary consulting needs.

     Nextera was formed on February 26, 1997. The Company shall continue to exist until December 31, 2020, unless earlier dissolved pursuant to Nextera's Operating Agreement. As of April 30, 1998, the majority member of the Company is Knowledge Universe, L.L.C.

Acquisitions

     Effective July 30, 1997, the Company acquired Symmetrix, Inc. ("Symmetrix"), a management consulting and information technology consulting company, for cash of approximately $15,500,000. The acquisition was accounted for under the purchase method of accounting; accordingly, the purchase price was allocated to the underlying assets and liabilities based on their respective estimated fair values at the date of the acquisition. Correspondingly, Symmetrix' results of operations subsequent to the acquisition have been included in the Company's results of operations.

     The following information presents the unaudited pro forma condensed results of operations for the year ended December 31, 1997 as if the Symmetrix acquisition had occurred on January 1, 1997. The pro forma adjustments include additional amortization expense of approximately $357,000. The pro forma results are presented for information purposes only and are not necessarily indicative of the future results of operations of the Company or the results of operations of the Company had the acquisition occurred on January 1, 1997.

                                             (IN THOUSANDS,
                                      EXCEPT PER COMMON UNIT DATA)
Net revenues........................             $12,328
Net loss............................              (7,529)
Net loss per common unit............             $ (1.85)

     Subsequent to December 31, 1997, the Company acquired the assets or stock of the following businesses:

                                              EFFECTIVE DATE
              ACQUIRED COMPANY                OF ACQUISITION
SiGMA Consulting, LLC.......................  January 5, 1998
Pyramid Imaging, Inc. ......................   March 31, 1998
The Planning Technologies Group, Inc. ......   March 31, 1998

     The aggregate purchase price was $26,565,000, which consisted of $25,877,000 in cash and the issuance of 1,469,667 Class A Common Units valued at an average of $0.47 per unit, as well as the assumption of certain liabilities. One of the acquisition agreements contains an earn-out provision providing for the payment of up to an additional $800,000 in cash and 53,333 Class A Common Units of the Company upon the achievement of certain revenue and pretax profit targets. The Company's goodwill will be adjusted for any additional consideration earned.

     The acquisitions have been accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the underlying assets and liabilities based on their respective estimated fair values at the date of the acquisition.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                          NEXTERA ENTERPRISES, L.L.C.

Interim Financial Statements (Unaudited)

     The balance sheet at June 30, 1998, and the statements of operations, members' equity (deficit) and cash flows for the period from February 26, 1997 (inception) to June 30, 1997 and the six months ended June 30, 1998 are unaudited, and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's consolidated financial position, results of operations and cash flows.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The Company derives its revenues from consulting services under time and materials, capped-fee and fixed-price billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. Costs and estimated earnings in excess of billings represents revenues recognized in excess of amounts billed. Deferred revenue represents billings in excess of revenues recognized. Net revenues exclude reimbursable expenses charged to clients.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and demand deposits accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

Furniture and fixtures............................   5-7 years
Equipment.........................................   3-5 years
Software..........................................     3 years

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property.

Intangible Assets

     Intangible assets consist principally of the cost in excess of assets acquired resulting from acquisitions and are being amortized on a straight-line basis over 5 years for intangibles relating to personnel and over 40 years for all other intangibles. The Company periodically evaluates the carrying value of intangible assets for impairment. Any impairment is charged to expense in the period in which the impairment is incurred.

                          NEXTERA ENTERPRISES, L.L.C.

     Intangible assets consist of the following:

                                                     AS OF
                                               DECEMBER 31, 1997
                                                (IN THOUSANDS)
Goodwill.....................................       $14,917
Intangibles related to personnel.............         1,100
                                                    -------
                                                     16,017
Less: accumulated depreciation...............          (255)
                                                    -------
Intangible assets, net.......................       $15,762
                                                    -------

Financial Instruments

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturities of these instruments. The carrying value of long-term debt approximates its fair value based on references to similar instruments.

Concentration of Credit Risk

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. Sales to three significant customers accounted for 36%, 20% and 10% of net revenues during 1997. Two significant customers accounted for 51% and 21% of receivables, net of related deferred revenue, at December 31, 1997, respectively.

Basic and Diluted Earnings Per Common Unit

     On December 31, 1997, the Company adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share ("SFAS No. 128"). SFAS No. 128 requires the presentation of two amounts, basic earnings per common unit and diluted earnings per common unit. Earnings per common unit excludes any dilutive effects of options, warrants and convertible securities. For the period ended December 31, 1997, basic and diluted earnings per common unit are the same due to the antidilutive effect of potential common units outstanding.

Income Taxes

     Nextera is treated as a partnership for federal and state income tax purposes. Therefore, all items of income, expense, and tax credit are passed through to the individual unit holders. Accordingly, no provision for income taxes is required for Nextera. Symmetrix, the Company's wholly owned subsidiary, is subject to income taxes and reports its income tax provision using the liability method in accordance with Financial Accounting Standards Board Statement 109, Accounting for Income Taxes ("Statement 109"). Under Statement 109, deferred income taxes are provided for differences between the financial reporting and tax bases of assets and liabilities at income tax rates expected to be in effect when the taxes are actually paid or recovered.

Effect of Recent Accounting Pronouncements

     During 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("Statement 130"). The Company will adopt the provisions of Statement 130 during fiscal year 1998. At that time, the Company will be required to disclose comprehensive income. Comprehensive income is generally defined as all changes in members' equity (deficit) exclusive of transactions with owners such as capital investments and dividends. Management of the Company does not expect the adoption of Statement 130 will have a material impact on the Company's financial statement disclosures.

                          NEXTERA ENTERPRISES, L.L.C.

     In June 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information ("Statement 131"), which is required to be adopted for years beginning after December 15, 1997. Management of the Company believes that they operate in only one segment and accordingly does not expect the adoption of Statement 131 will have a material impact on the Company's financial statement disclosures.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                             AS OF
                                                       DECEMBER 31, 1997
                                                        (IN THOUSANDS)
Equipment............................................       $  663
Software.............................................           55
Furniture and fixtures...............................          371
Leasehold improvements...............................          222
                                                            ------
                                                             1,311
Less: accumulated depreciation.......................          130
                                                            ------
Property and equipment, net..........................       $1,181
                                                            ======

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                             AS OF
                                                       DECEMBER 31, 1997
                                                        (IN THOUSANDS)
Trade accounts payable...............................       $  720
Accrued payroll......................................          837
Accrued medical......................................           94
Compensated absences.................................          156
Other................................................          477
                                                            ------
                                                            $2,284
                                                            ======

5. FINANCING ARRANGEMENTS

Notes Payable to Bank

     The Company has a $1,800,000 unsecured line of credit with a bank that expires on November 30, 1998. Borrowings under the line bear interest at the bank's prime rate plus 1.0% (9.5% at December 31, 1997) and are limited to a percentage of specified trade receivables. The agreement provides for an annual commitment fee of 0.5% of the unused line. At December 31, 1997, the Company had $1,637,000 outstanding under the line and an additional $163,000 available. On January 1, 1998, the Company increased its unsecured line of credit with the bank to $2,000,000. The line contains restrictive covenants relating to maintenance of financial ratios, operating restrictions and restrictions on the payment of dividends.

     Symmetrix has a $150,000 unsecured line of credit with a bank that expires on August 31, 1998. Borrowings under the line bear interest at the bank's prime rate plus 1.0% (9.5% at December 31, 1997). The agreement provides for drawdowns through August 31, 1998 with the line declining by $6,250 per month beginning on September 1, 1996. As of December 31, 1997, the Company had borrowings outstanding of $50,000 under the line of credit.

                          NEXTERA ENTERPRISES, L.L.C.

Long-term Debt

     Long-term debt consists of the following:

                                                                    AS OF
                                                              DECEMBER 31, 1997
                                                               (IN THOUSANDS)
Unsecured notes payable to former stockholders and employees of Symmetrix, issued in connection with the acquisition of common stock of Symmetrix. Interest accrues at the lower
  of 10.0% or prime (8.5% at December 31, 1997), payable in
  bi-annual installments with principal ranging from $1,152
  to $7,560, through July 2002..............................       $  172
Unsecured note payable to a former stockholder of Symmetrix
  issued in connection with a non-compete agreement. Annual
  payments of $120,000 are due through May 2010. Interest
  accrues annually at 8.7%..................................          915
Other.......................................................           28
                                                                   ------
                                                                    1,115
Less: current portion.......................................          146
                                                                   ------
Long-term debt..............................................       $  969
                                                                   ======

     Annual maturities of long-term debt for the years ending after December 31, 1997 are as follows (in thousands):

1998................................................  $  146
1999................................................     100
2000................................................      79
2001................................................      57
2002 and thereafter.................................     733
                                                      ------
                                                      $1,115
                                                      ======

6. INCOME TAXES

     The provision for income taxes consists of the following:

                                                  PERIOD FROM
                                               FEBRUARY 26, 1997
                                              (DATE OF INCEPTION)
                                                    THROUGH
                                               DECEMBER 31, 1997
                                                 (IN THOUSANDS)
Deferred:
  Federal...................................          $596
  State.....................................           106
                                                      ----
          Total deferred tax provision......          $702
                                                      ====

                          NEXTERA ENTERPRISES, L.L.C.

     Deferred tax assets reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                             AS OF
                                                       DECEMBER 31, 1997
                                                        (IN THOUSANDS)
Deferred tax asset:
  Reserves...........................................       $   60
  Other accrued liabilities..........................          363
  Net operating loss carryforwards...................        2,327
                                                            ------
     Deferred tax asset..............................        2,750
  Valuation allowance................................        2,716
                                                            ------
  Net deferred tax asset.............................           34
  Deferred tax liability: depreciation...............          (34)
                                                            ------
          Total deferred tax asset...................       $    0
                                                            ======

     Symmetrix has approximately $5,819,000 of pre-acquisition net operating loss carryforwards which expire through the year 2012. The net operating loss carryforwards arose principally as a result of disqualifying dispositions of Symmetrix' previously outstanding stock options. As a result of ownership changes, these net operating losses are subject to limitations under the Internal Revenue Code.

     The reconciliation of the consolidated effective tax rate of the Company is as follows:

                                                           PERIOD FROM
                                                        FEBRUARY 26, 1997
                                                       (DATE OF INCEPTION)
                                                             THROUGH
                                                        DECEMBER 31, 1997
Tax (benefit) at statutory rate......................          (34)%
State taxes (benefit), net of federal benefit........           (6)
Permanent differences................................            3
Loss treated as partnership flow-through for tax
  purposes...........................................           54
Other................................................           13
                                                               ---
Income tax provision.................................           30%
                                                               ===

7. RELATED PARTY TRANSACTIONS


     During 1997, the Company entered into a professional services contract with Productivity Point International, Inc. ("PPI"), a subsidiary of Knowledge Universe, L.L.C. Revenues from PPI were $225,000 through December 31, 1997. At December 31, 1997, $225,000 was due from PPI.


     On July 31, 1995, Symmetrix entered into a four year non-compete agreement ("Agreement") with its then majority stockholder ("Stockholder") in conjunction with the Stockholder's sale of his holdings in Symmetrix' common stock to a non-affiliated third party. Symmetrix capitalized the value of the Agreement, $986,000, and is amortizing the amount on a straight-line basis over the life of the Agreement. At December 31, 1997, the carrying amount was $390,000 and was included in other assets on the consolidated balance sheet.

     In connection with an equity recapitalization, $47,970,000 was recorded as debentures due to affiliates (see Note 9).

     Management fees of $90,000 and $60,000 due to Knowledge Universe, L.L.C. were incurred, but remain unpaid, for the period ended December 31, 1997 and the six months ended June 30, 1998, respectively.

                          NEXTERA ENTERPRISES, L.L.C.

8. LEASES

     The Company leases its office facility under an operating lease which expires in April 2002 and has a 5-year renewal option. The lease requires payments for additional expenses such as taxes, maintenance and utilities. Total facility rent expense for the period from February 26, 1997 (date of inception) through December 31, 1997 was approximately $449,000.

     Future minimum lease payments under noncancelable operating leases consisted of the following (in thousands):

Year ending December 31:
  1998..............................................  $  887
  1999..............................................     887
  2000..............................................     887
  2001..............................................     887
  2002 and thereafter...............................     296
                                                      ------
          Total minimum lease payments..............  $3,844
                                                      ======

9. MEMBERS' EQUITY

     The accompanying financial statements reflect the Company's historical equity structure which is described below. As of April 30, 1998, the Company amended and restated its capital structure (see Recapitalization below).

Historical

     As of December 31, 1997, the Company was authorized to issue two classes of
Units: Class A Common Units and Class B Preferred Units, to be owned by unit holders of the limited liability company ("Members"). Each Class A Common Member had one vote per Class A Common Unit owned by such Member. The Class B Preferred Units were non-voting. At December 31, 1997, the Company had a warrant outstanding to purchase 5,000,000 Class A Common Units at an exercise price of $2.50 per unit, with an expiration date of August 1, 2002 (the "Warrant"). At any time after May 1, 2002, or upon the exercise of the Warrant, the Class B Preferred Members have the right to require the Company to redeem all of their Class B Preferred Units for an amount equal to their adjusted capital balances. The Class B Preferred Units also had a liquidation preference equal to their Undistributed Return, as defined in the amended and restated Nextera operating agreement. The Company had a right to approve or disapprove any proposed transfer of Units.

Recapitalization

     During the period from January 1, 1998 through April 30, 1998, $30,223,000 of additional capital was contributed, bringing the total contributed capital to $49,970,000. As of April 30, 1998, the Company undertook a recapitalization, which was unanimously approved by all of the Members of the Company. The net result of the recapitalization was the redesignation of $47,970,000 of capital as debentures. As a result of the recapitalization transactions, the Company issued two debentures with principal amounts of $24,970,000 and $23,000,000, respectively. Both debentures are due on May 1, 2002. The debentures accrue interest at a rate of 10% retroactive to the date the initial capital was funded. Accordingly, for the six months ended June 30, 1998, the Company incurred approximately $793,000 of interest expense pursuant to the recapitalization related to the period ended December 31, 1997. The stated value of the 10,000,000 Class A Common Units was reduced to $0.20 per unit from $2.50 per unit.

     In addition, pursuant to the recapitalization, the warrant to acquire 5,000,000 Class A Common Units was amended to provide that the units subject to the warrant were changed to a new class of authorized Class B Common Units. The Class B Common Units have the same economic characteristics as the Class A Common Units, except that each Class B Common Member has ten votes per Class B Common Unit owned

                          NEXTERA ENTERPRISES, L.L.C.

by such member. The warrant was contributed to the Company in exchange for 4,300,000 Class B Common Units on April 30, 1998.

Employee Equity Participation Plan

     In 1997, the Company established its Employee Equity Participation Plan ("EPP"), whereby the Board of Directors may make discretionary awards of stock appreciation rights ("SAR") to employees of the Company. At the exercise date, the Company may settle its SAR obligations by making either cash payments or issuing Class A Common Units equal to the amount of the underlying appreciated value of the Company's Class A Common Unit from the initial grant date. The exercise of the SAR is limited by the provisions of each applicable employee agreement, however, the exercise period cannot exceed seven years. For the period ended December 31, 1997, 450,000 SARs were granted under the EPP, at an initial price of $5.00. The Company recognized no compensation expense relating to the SARs during the period ended December 31, 1997. Pursuant to the EPP, 4,500,000 SARs have been reserved for issuance.

     Subsequent to December 31, 1997, the Board of Directors approved the conversion of all existing SARs into options pursuant to the provisions of the EPP. The exercise price of the options was $5.00, which was equal to or exceeded the fair value on the date of the conversion.

10. BASIC AND DILUTED EARNINGS PER COMMON UNIT

     The following table sets forth the reconciliation of the numerator and denominator of the net loss per common unit computation:

                                               PERIOD FROM
                                            FEBRUARY 26, 1997
                                           (DATE OF INCEPTION)            FOR THE
                                                 THROUGH             SIX MONTHS ENDED
                                            DECEMBER 31, 1997          JUNE 30, 1998
                                           (IN THOUSANDS, EXCEPT PER COMMON UNIT DATA)
Net loss.................................        $(3,015)                 $(3,578)
Weighted average common units
  outstanding............................          4,061                   12,550
Net loss per common unit.................        $ (0.74)                   (0.29)
                                                 =======                  =======

11. RETIREMENT SAVINGS PLAN

     The Company's subsidiary sponsors a Retirement Savings Plan (the "Retirement Plan") under Section 401(k) of the Internal Revenue Code for the benefit all of its employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the Retirement Plan subject to limitations established by the Internal Revenue Code. The trustees of the plan select investment opportunities from which participants may choose to contribute. Matching contributions are made at the discretion of the Company. There were no contributions to the Retirement Plan by the Company for the period from February 26, 1997 (date of inception) through December 31, 1997.

12. SUBSEQUENT EVENTS

     Effective August 31, 1998, the Company acquired the assets and assumed certain liabilities of Sibson & Company, L.P. and Sibson Canada, Inc. (collectively, "Sibson") for cash of $37,375,000 and 2,810,900 Class A Common Units (including the Exchangeable Shares, defined below). The acquisition of Sibson was accounted for under the purchase method of accounting; accordingly, the purchase price was allocated to the underlying assets and liabilities based on their respective estimated fair values at the date of the acquisition. In accordance with an agreement entered into in connection with the Sibson Acquisitions, the Company is required to operate in corporate form prior to the effectiveness of a Registration Statement, but in any event prior to March 31, 1999.

                          NEXTERA ENTERPRISES, L.L.C.

     In connection with the acquisition of Sibson, the Company formed a wholly owned Canadian subsidiary, Sibson Acquisition Co., which issued 197,813 Exchangeable Preference Shares ("Exchangeable Shares") to the holders of capital stock of Sibson Canada, Inc. The Exchangeable Shares are exchangeable at any time by the holders thereof for Class A Common Units. The holders of Exchangeable Shares are entitled to dividend and other rights equivalent to holders of Class A Common Units but are not entitled to vote on matters submitted to the holders of Class A Common Units until such time as the holders of Exchangeable Shares exchange such shares for Class A Common Units.

     Also, in connection with the acquisition of Sibson, the Company secured a $40,000,000 revolving credit facility (the "Bridge Loan"), which bears interest at the rate of LIBOR plus 450 basis points per annum (10.2% at August 31, 1998) and matures on February 28, 1999. The Bridge Loan is secured by substantially all of the Company's assets and contains certain restrictive covenants. As of August 31, 1998, $38,000,000 was outstanding under the Bridge Loan.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Symmetrix, Inc.

     We have audited the accompanying consolidated balance sheets of Symmetrix, Inc. and subsidiaries as of May 31, 1997 and July 30, 1997, and the related consolidated statements of operations and accumulated deficit and cash flows for the year ended May 31, 1997 and for the period from June 1, 1997 through July 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symmetrix, Inc. and subsidiaries at May 31, 1997 and July 30, 1997, and the results of their operations and their cash flows for the year ended May 31, 1997 and for the period from June 1, 1997 through July 30, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 30, 1998

                        SYMMETRIX, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                 AS OF           AS OF
                                                              MAY 31, 1997   JULY 30, 1997
                                                                     (IN THOUSANDS,
                                                                   EXCEPT SHARE DATA)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $   838         $   543
  Accounts receivable, net of allowance for doubtful
     accounts of $100 at May 31, 1997 and July 30, 1997.....      2,919           2,560
  Costs and estimated earnings in excess of billings........        471              95
  Prepaid expenses and other current assets.................        174              97
  Refundable income taxes...................................        416             416
                                                                -------         -------
          Total current assets..............................      4,818           3,711
Long-term receivable........................................        600             600
Property and equipment, net.................................        411             387
Other assets................................................        654             607
                                                                -------         -------
          Total assets......................................    $ 6,483         $ 5,305
                                                                =======         =======

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses.....................    $ 2,595         $ 6,773
  Notes payable to bank.....................................        114              81
  Due to affiliate..........................................          1               3
  Deferred revenue..........................................      3,802           3,150
  Current portion of long-term debt.........................        128             128
                                                                -------         -------
          Total current liabilities.........................      6,640          10,135
Long-term debt..............................................      1,048           1,030
Stockholders' equity (deficit):
  Common stock, no par value, 10,000,000 shares authorized,
     1,216,921 shares issued and outstanding................         12              12
  Additional paid-in capital................................        995             995
  Accumulated deficit.......................................     (2,212)         (6,867)
                                                                -------         -------
          Total stockholders' equity (deficit)..............     (1,205)         (5,860)
                                                                -------         -------
          Total liabilities and stockholders' equity
            deficit.........................................    $ 6,483         $ 5,305
                                                                =======         =======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                               FOR THE      PERIOD FROM
                                                              YEAR ENDED   JUNE 1, 1997
                                                               MAY 31,        THROUGH
                                                                 1997      JULY 30, 1997
                                                                    (IN THOUSANDS)
Net revenues................................................   $15,052        $ 2,381
Cost of revenues............................................    13,529          1,994
                                                               -------        -------
     Gross profit...........................................     1,523            387
Selling, general and administrative expenses................     6,584            887
Compensation expense--repurchase of stock options...........        --         (4,126)
                                                               -------        -------
     Loss from operations...................................    (5,061)        (4,626)
Gain on sale of investment..................................     1,884             --
Interest income.............................................        53              8
Interest expense............................................      (116)           (37)
                                                               -------        -------
     Net loss...............................................    (3,240)        (4,655)

Accumulated deficit at beginning of period..................     1,028         (2,212)
                                                               -------        -------
Accumulated deficit at end of period........................   $(2,212)       $(6,867)
                                                               =======        =======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              PERIOD FROM
                                                                FOR THE      JUNE 1, 1997
                                                               YEAR ENDED       THROUGH
                                                              MAY 31, 1997   JULY 30, 1997
                                                                     (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................    $(3,240)        $(4,655)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Gain on sale of investment.............................     (1,884)             --
     Depreciation...........................................        261              38
     Amortization...........................................        246              53
     Change in operating assets and liabilities:
       Accounts receivable..................................       (541)            359
       Costs and estimated earnings in excess of billings...        (13)            376
       Long-term receivable.................................       (600)             --
       Due to affiliate.....................................          1               2
       Prepaid expenses and other current assets............        210              77
       Refundable taxes.....................................        (14)             --
       Accounts payable and accrued expenses................        720           4,178
       Deferred revenue.....................................      3,541            (652)
       Other................................................        (60)             (6)
                                                                -------         -------
          Net cash used in operating activities.............     (1,373)           (230)
                                                                -------         -------
Cash flows from investing activities:
  Purchase of property and equipment........................       (245)            (14)
  Proceeds from sale of investment..........................      2,259              --
                                                                -------         -------
          Net cash provided by (used in) investing
            activities......................................      2,014             (14)
                                                                -------         -------
Cash flows from financing activities:
  Borrowings under line of credit...........................        114              --
  Repayments of long-term debt..............................       (100)            (18)
  Repayments under line of credit...........................       (164)            (33)
                                                                -------         -------
          Net cash used in financing activities.............       (150)            (51)
                                                                -------         -------
  Net increase (decrease) in cash and cash equivalents......        491            (295)
  Cash and cash equivalents at beginning of period..........        347             838
                                                                -------         -------
  Cash and cash equivalents at end of period................    $   838         $   543
                                                                =======         =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest...............................................    $   118         $    23
                                                                =======         =======
     Income taxes...........................................    $   314         $    --
                                                                =======         =======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         MAY 31, 1997 AND JULY 30, 1997

1. THE COMPANY

     Symmetrix, Inc. ("Symmetrix" or the "Company") offers enhanced services in acquisition due diligence, customer profitability, information technology strategy assessment and design, construction, and deployment of complete business systems. Symmetrix primarily offers its services to the financial services, health care and insurance industries.

     On May 26, 1994, Symmetrix Capital Partners I Limited Partnership ("the Partnership") was formed for the purpose of making investments in entities that could benefit from the Company's management services. In the absence of any dissolution events, as defined in the Partnership agreement, the Partnership shall continue in existence until December 31, 2009, unless otherwise extended. The Company is the general partner and a Class B Limited Partner. As of May 31, 1996, the Company had provided 74% of the Partnership's capital. During the year ended May 31, 1995, certain Class B Limited Partners were admitted in place of a portion of the Company's investment as a Class B Limited Partner. A total of $125,000 was paid to the Company in return for this portion of the Company's Class B Limited Partnership interest. To date, the Partnership has not generated any revenues or expenses. Management intends to dissolve the Partnership.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The Company derives its revenues from consulting services under time and materials, capped-fee, and fixed-price billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. Costs and estimated earnings in excess of billings represents revenues recognized in excess of amounts billed. Deferred revenue represents billings in excess of revenues recognized. Net revenues exclude reimbursable expenses charged to clients.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and demand deposits accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market value.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                         MAY 31, 1997 AND JULY 30, 1997

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

Furniture and fixtures............................  5-7 years
Equipment.........................................  3-5 years
Software..........................................    3 years

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property.

Financial Instruments

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximates their fair values based on the short-term maturities of these instruments. The carrying value of long-term debt approximates its fair value based on references to similar instruments.

Concentration of Credit Risk

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. For the year ended May 31, 1997, revenues to three significant customers accounted for 69% of net revenues. Three customers accounted for 84% of receivables, net of related deferred revenue at May 31, 1997.

Stock Compensation

     The Company grants stock options for a fixed number of shares to employees with an exercise price not less than the fair value of the shares at the date of grant and accounts for stock options granted to employees in accordance with the provisions of Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees.

Income Taxes

     The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

3. INVESTMENT

     The Company held an 8.5% investment in Olympic Manufacturing Group, Inc. ("Olympic"), a privately-held manufacturing company. The Company did not have a controlling interest in Olympic and the investment was valued at cost. The investment was sold during the year ended May 31, 1997 at a gain of $1,883,927.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                         MAY 31, 1997 AND JULY 30, 1997

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                        AS OF            AS OF
                                                     MAY 31, 1997    JULY 30, 1997
                                                            (IN THOUSANDS)
Equipment..........................................     $1,319          $1,321
Software...........................................        250             262
Furniture and fixtures.............................        230             230
Leasehold improvements.............................         69              69
                                                        ------          ------
                                                         1,868           1,882
Less: accumulated depreciation.....................      1,457           1,495
                                                        ------          ------
Property and equipment, net........................     $  411          $  387
                                                        ======          ======

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                        AS OF            AS OF
                                                     MAY 31, 1997    JULY 30, 1997
                                                            (IN THOUSANDS)
Trade accounts payable.............................     $  365          $  175
Accrued payroll....................................        320             463
Compensated absences...............................        220             258
Accrued compensation...............................         --           4,126
Profit sharing.....................................      1,234           1,234
Other..............................................        456             517
                                                        ------          ------
                                                        $2,595          $6,773
                                                        ======          ======

6. FINANCING ARRANGEMENTS

Notes Payable to Bank

     The Company has a $1,800,000 unsecured line of credit with a bank that expires on November 30, 1998. Borrowings under the line bear interest at the bank's prime rate plus 1.0% (9.5% at July 30, 1997) and are limited to a percentage of specified trade receivables. The agreement provides for an annual commitment fee of 0.5% of the unused line. The Company had $1,000,000 available under the line of credit at May 31, 1997 and July 30, 1997. On January 1, 1998, the Company increased its unsecured line of credit with the bank to $2,000,000. The line contains restrictive covenants relating to maintenance of financial ratios, operating restrictions and restrictions on the payment of dividends.

     The Company had a $220,000 unsecured declining demand line that expired on July 1, 1997. The Company also has a $150,000 unsecured line of credit with a bank that expires on August 31, 1998. Borrowings under the lines bear interest at the bank's prime rate plus 1.0% (9.5% at May 31, 1997 and July 30, 1997). The agreement provides for drawdowns through August 31, 1998, with the line declining by $6,250 per month beginning on September 1, 1996.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                         MAY 31, 1997 AND JULY 30, 1997

Long-term Debt

     Long-term debt consists of the following:

                                                                 AS OF            AS OF
                                                              MAY 31, 1997    JULY 30, 1997
                                                                     (IN THOUSANDS)
Unsecured notes payable to former stockholders and
  employees, issued in connection with the repurchase of the
  Company's stock. Interest accrues at the lower of 10.0% or prime (8.5% at May 31, 1997 and July 31, 1997), payable in bi-annual installments with principal ranging from $1,152
  to $8,960, through July 2002..............................     $  191          $  175
Unsecured note payable to a former stockholder issued in
  connection with a non-competition agreement. Annual
  payments of $120,000 are due through May 2010. Interest
  accrues annually at 8.7%..................................        951             951
Other.......................................................         34              32
                                                                 ------          ------
                                                                  1,176           1,158
Less: current portion.......................................        128             128
                                                                 ------          ------
Long-term debt..............................................     $1,048          $1,030
                                                                 ======          ======

     Annual maturities of long-term debt for the fiscal years ending after July 30, 1997 are as follows (in thousands):

1998........................................................    $128
1999........................................................     135
2000........................................................      85
2001........................................................      72
2002 and thereafter.........................................     738
                                                              ------
                                                              $1,158
                                                              ======

7. INCOME TAXES

     Deferred tax assets reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax asset are as follows:

                                                AS OF            AS OF
                                             MAY 31, 1997    JULY 30, 1997
                                                    (IN THOUSANDS)
Reserves...................................    $   180          $    40
Other accrued liabilities..................      1,000            1,107
Net operating loss carryforwards...........        120            1,996
                                               -------          -------
          Total............................      1,300            3,143
Valuation allowance........................     (1,252)          (3,114)
                                               -------          -------
Net deferred tax asset.....................         48               29
Deferred liability: depreciation...........        (48)             (29)
                                               -------          -------
          Total net deferred tax asset.....    $     0          $     0
                                               =======          =======

     The Company has approximately $5,819,000 of net operating loss carryforwards which expire through the year 2012. The net operating loss carryforwards arose principally as a result of disqualifying dispositions of the Company's previously outstanding stock options. As a result of ownership changes, these net operating losses are subject to limitations under the Internal Revenue Code.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                         MAY 31, 1997 AND JULY 30, 1997

8. RELATED PARTY TRANSACTIONS

     On July 31, 1995, the Company entered into a non-compete agreement ("Agreement") with the then majority stockholder ("Stockholder") in conjunction with the Stockholder's sale of his holdings in the Company's common stock to a non-affiliated third party. The Company capitalized the value of the Agreement, $986,000, and is amortizing the amount on a straight-line basis over the life of the Agreement. At May 31, 1997 and July 30, 1997, the carrying amounts were $546,000 and $493,000, respectively, and were included in other assets on the balance sheet.

9. LEASES

     The Company leases its office facility under an operating lease which expires in April 2002 and has a 5-year renewal option. The lease requires payments for additional expenses such as taxes, maintenance and utilities. Total facility rent expense for the year ended May 31, 1997 and for the period June 1, 1997 through July 30, 1997 was approximately $751,000 and $148,000, respectively.

     Future minimum lease payments under noncancelable operating leases, for the fiscal years ending after July 30, 1997 are as follows (in thousands):

1998................................................    $887
1999................................................     887
2000................................................     887
2001................................................     887
2002 and thereafter.................................     665
                                                      ------
       Total minimum lease payments.................  $4,213
                                                      ======

10. STOCKHOLDERS' EQUITY

Stock Option Plan

     The Company established the 1988 Stock Option Plan (the "Plan"), which provided for the granting of incentive stock options and non-qualified stock options to employees. The Plan provided for a maximum of 1,415,298 shares of common stock of the Company to be granted over ten years from the date the Plan was adopted.

     Incentive stock options may be issued under the Plan at an option price not less than the fair market value at the date of grant as determined by the Board of Directors (110% of fair market value in the case of stockholders having ownership in excess of 10%). Non-qualified stock options may be issued under the Plan at an option price as determined by the Board of Directors at the date of the grant.

     The incentive stock options are exercisable for a period not to exceed ten years from the date of grant (five years in the case of incentive stock options for the stockholders having ownership in excess of 10%). The non-qualified options are exercisable in accordance with the terms agreed for each option granted.

     During the year ended May 31, 1997, the Company granted 112,000 options with exercise prices equal to or exceeding the fair market value at the date of grant of the Company's common stock, ranging from $2.55 to $5.05. There were 1,025,558 stock options outstanding at May 31, 1997. No stock options were granted during the two months ended July 30, 1997.

     In July 1997, the Board of Directors approved a stock option repurchase plan whereby all of the outstanding stock options were canceled. The repurchase amount was accrued at July 30, 1997 at a cost of $4,126,000, which was charged to operations in the two months ended July 30, 1997. As a result, no stock

                        SYMMETRIX, INC. AND SUBSIDIARIES

                         MAY 31, 1997 AND JULY 30, 1997

options were outstanding at July 30, 1997. Accordingly, the disclosure of pro forma net loss required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation has not been presented because such information is not deemed to be meaningful. The Plan will expire by its own terms on September 20, 1998.

11. RETIREMENT SAVINGS PLAN

     The Company sponsors a Retirement Savings Plan (the "Retirement Plan") under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the Retirement Plan subject to limitations established by the Internal Revenue Code. The trustees of the Retirement Plan select investment opportunities from which participants may choose to contribute. Matching contributions are made at the discretion of the Company. The Company made contributions to the Retirement Plan of $139,000 for the year ended May 31, 1997. There were no contributions to the Retirement Plan by the Company for the period from June 1, 1997 through July 30, 1997.

12. SUBSEQUENT EVENT

     Effective July 30, 1997, all of the outstanding stock of the Company was acquired by Nextera Enterprises, L.L.C. for cash of $15,500,000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Symmetrix, Inc.
Lexington, Massachusetts

     We have audited the accompanying consolidated balance sheet of Symmetrix, Inc. and subsidiaries as of May 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Symmetrix, Inc. and subsidiaries at May 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ BDO SEIDMAN

Boston, Massachusetts
July 19, 1996

                        SYMMETRIX, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                    AS OF
                                                                 MAY 31, 1996
                                                                (IN THOUSANDS,
                                                              EXCEPT SHARE DATA)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................        $  347
  Accounts receivable, net of allowance for doubtful
     accounts of $62........................................         2,837
  Refundable income taxes...................................           402
  Other receivables.........................................           198
  Prepaid expenses..........................................           186
  Investment................................................           500
  Deferred income taxes.....................................            44
                                                                    ------
          Total current assets..............................         4,514
Property and equipment, net.................................           427
Covenant not to compete, net of accumulated amortization of
  $192......................................................           794
Deposits....................................................            47
                                                                    ------
          Total assets......................................        $5,782
                                                                    ======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank.....................................        $  164
  Accounts payable..........................................           341
  Accrued expenses..........................................         1,550
  Deferred revenue..........................................           261
  Current maturities of long-term debt......................           122
                                                                    ------
          Total current liabilities.........................         2,438
Long-term debt, less current maturities.....................         1,152
Deferred income taxes.......................................            32
                                                                    ------
          Total liabilities.................................         3,622
Minority interest in consolidated subsidiary................           125

Commitments (Notes 9 and 11)

Stockholders' equity:
  Common stock, $0.01 par value, 10,000,000 shares
     authorized,
     1,216,921 shares outstanding...........................            12
  Additional paid-in capital................................           995
  Retained earnings.........................................         1,028
                                                                    ------
          Total stockholders' equity........................         2,035
                                                                    ------
          Total liabilities and stockholders' equity........        $5,782
                                                                    ======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 FOR THE
                                                                YEAR ENDED
                                                               MAY 31, 1996
                                                              (IN THOUSANDS)

Net revenues................................................     $19,237
Cost of revenues............................................       9,015
                                                                 -------
     Gross profit...........................................      10,222
Selling, general and administrative expenses................      10,547
                                                                 -------
     Loss from operations...................................        (325)
Interest income.............................................          46
Interest expense............................................        (102)
                                                                 -------
     Net loss before income tax benefit.....................        (381)
Income tax benefit..........................................         247
                                                                 -------
     Net loss...............................................     $  (134)
                                                                 =======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                 COMMON STOCK                                             FOREIGN
                            ----------------------   CAPITAL IN                          CURRENCY         TOTAL
                            NUMBER OF                EXCESS OF    RETAINED   TREASURY   TRANSLATION   STOCKHOLDERS'
                              SHARES     PAR VALUE      PAR       EARNINGS    STOCK     ADJUSTMENT       EQUITY
                                                            (DOLLARS IN THOUSANDS)
Balance at May 31, 1995...   1,877,215     $ 18       $ 1,345      $1,162     $(318)       $ 12          $2,219
Shares contributed by
  shareholder.............    (595,294)      (6)            6          --        --          --               0
Purchase and retirement of
  shares..................     (15,000)      --           (38)         --        --          --             (38)
Retirement of treasury
  stock...................     (50,000)      --          (318)         --       318          --              --
Foreign currency
  translation
  adjustment..............          --       --            --          --        --         (12)            (12)
Net loss..................          --       --            --        (134)       --          --            (134)
                            ----------     ----       -------      ------     -----        ----          ------
Balance at May 31, 1996...   1,216,921     $ 12       $   995      $1,028        --          --          $2,035
                            ==========     ====       =======      ======     =====        ====          ======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 FOR THE
                                                                YEAR ENDED
                                                               MAY 31, 1996
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................     $   (134)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Gain on disposal of property and equipment.............          (48)
     Provision for doubtful accounts........................          214
     Depreciation and amortization..........................          153
     Deferred income taxes..................................          225
     Changes in operating assets and liabilities:
       Accounts receivables.................................       (1,003)
       Refundable income taxes..............................         (381)
       Other receivables....................................          (83)
       Prepaid expenses.....................................         (140)
       Other assets.........................................           14
       Accounts payable.....................................           78
       Accrued expenses.....................................         (183)
       Deferred revenue.....................................          (45)
                                                                 --------
          Net cash used in operating activities.............       (1,333)
                                                                 --------
Cash flows from investing activities:
  Proceeds from disposal of property and equipment..........           69
  Purchase of property and equipment........................         (227)
                                                                 --------
          Net cash used in investing activities.............         (158)
                                                                 --------
Cash flows from financing activities
  Repayment of obligations under capital lease..............          (16)
  Borrowings under line of credit...........................          589
  Repayments of line of credit..............................         (425)
  Proceeds from issuance of notes payable...................           94
  Repayments of notes payable...............................          (73)
  Purchase of treasury stock................................           (7)
                                                                 --------
          Net cash provided by financing activities.........          162
  Effect of exchange rate fluctuations on cash and cash
     equivalents............................................          (12)
                                                                 --------
  Net decrease in cash and cash equivalents.................       (1,341)
  Cash and cash equivalents at beginning of year............        1,688
                                                                 --------
  Cash and cash equivalents at end of year..................     $    347
                                                                 ========

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 1996

1. THE COMPANY

     Symmetrix, Inc. ("Symmetrix" or the "Company") offers enhanced services in acquisition due diligence, customer profitability, information technology strategy assessment and design construction, and deployment of complete business systems. Symmetrix primarily offers its services to the financial services, health care and insurance industries.

     On May 26, 1994, Symmetrix Capital Partners I Limited Partnership ("the Partnership") was formed for the purpose of making investments in entities that could benefit from the Company's management services. In the absence of any dissolution events, as defined in the Partnership agreement, the Partnership shall continue in existence until December 31, 2009, unless otherwise extended. The Company is the general partner and a Class B Limited Partner. As of May 31, 1996, the Company had provided 74% of the Partnership's capital. During the year ended May 31, 1995, certain Class B Limited Partners were admitted in place of a portion of the Company's investment as a Class B Limited Partner. A total of $125,000 was paid to the Company in return for this portion of the Company's Class B Limited Partnership interest. To date, the Partnership has not generated any revenues or expenses.

     On January 1, 1995, Symmetrix European Holdings, Inc. ("Symmetrix Holdings") (a Delaware corporation) and Symmetrix Europe, SA ("Symmetrix Europe") (a French corporation) were formed for the purpose of conducting business in Europe. The Company holds 80% of the outstanding stock of Symmetrix Holdings, which holds 99.9% of the outstanding stock of Symmetrix Europe. Activity for these subsidiaries has been consolidated into the Company's financial statements for the year ended May 31, 1996. In November 1995, the Board of Directors approved the abandonment of the operating activities of Symmetrix Holdings and Symmetrix Europe.

     The Partnership, Symmetrix Holdings and Symmetrix Europe have calendar year-ends and thus for purposes of consolidation, the accounts of these subsidiaries are based on a period which corresponds with the fiscal period of the Company.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates and assumptions.

Foreign Currency Translation and Transaction Gains and Losses

     Assets and liabilities of the Company's foreign operation are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date and revenue and expenses are translated at average exchange rates during the period. The resultant translation adjustment is reflected as a separate component of stockholders' equity. Transaction gains and losses are reflected in the consolidated statement of operations.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

Revenue Recognition

     The Company derives its revenues from consulting services under time and materials, capped-fee and fixed-price billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. Costs and estimated earnings in excess of billings represents revenues recognized in excess of amounts billed from fixed-price contracts. Deferred revenue represents billings in excess of revenues earned. Revenues include reimbursable expenses charged to clients.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and demand deposit accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market value. The Company's cash equivalents consist of an overnight repurchase agreement that is managed by a financial institution with a strong credit rating. Accordingly, management believes the investment is subject to minimal credit and market risk.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

Furniture and fixtures...........................   5-7 years
Equipment........................................   3-5 years
Software.........................................     3 years

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property.

Financial Instruments

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximates their fair values based on short-term maturities of these instruments. The carrying value of long-term debt approximates its fair value based on references to similar instruments.

Concentration of Significant Customers

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. Sales to four significant customers accounted for 14%, 14%, 13% and 13%, respectively, of revenues for the year ended May 31, 1996.

Income Taxes

     The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

3. INVESTMENT

     The Partnership has an investment in Olympic Manufacturing Group, Inc. ("Olympic"), a privately held manufacturing company. The Company does not have a controlling interest in Olympic and the investment is carried at cost. The value of $499,966 does not necessarily represent an amount which would be realized upon the sale or other disposition of the investment.

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                     AS OF
                                                  MAY 31, 1996
                                                 (IN THOUSANDS)
Equipment......................................  $        1,083
Computer software..............................             248
Furniture and fixtures.........................             223
Leasehold improvements.........................              68
                                                 --------------
                                                          1,622
Less: accumulated depreciation and
  amortization.................................           1,195
                                                 --------------
Property and equipment, net....................  $          427
                                                 ==============

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                     AS OF
                                                  MAY 31, 1996
                                                 (IN THOUSANDS)
Accrued profit sharing.........................      $  710
Accrued compensation...........................         380
Other..........................................         460
                                                     ------
                                                     $1,550
                                                     ======

     For the year ended May 31, 1996, the Company made distributions to employees under a discretionary profit-sharing plan amounting to $723,499.

6. FINANCING ARRANGEMENTS

Short-term Borrowings -- Lines of Credit

     The Company has a $220,000 unsecured declining demand line of credit that expires on July 1, 1997. Borrowing under the line bear interest at the bank's prime rate plus 1% (9.25% at May 31, 1996). The agreement provides for drawdowns through September 30, 1995 with the line declining by $10,000 per month beginning on October 1, 1995. As of May 31, 1996, the Company had borrowings outstanding of $164,025.

     In addition, the Company has a $1,000,000 unsecured line of credit with a bank. Borrowing under the line bear interest at the bank's prime rate plus 1% (9.25% at May 31, 1996) and are limited to an advance rate of specified trade receivables. The agreement provides for a commitment fee of 0.5% of unused line. The maximum borrowings outstanding during the year were $374,129. There were no borrowings outstanding at May 31, 1996.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

Long-term Debt

     Long-term debt consists of the following:

                                                                  AS OF
                                                               MAY 31, 1996
                                                              (IN THOUSANDS)
Secured installment note, interest at 8.69%. Principal and
  interest payments are payable in equal annual installments of $120,000 through August 2010. As security, the Company
  pledged and granted the stockholder a security interest in all of its rights, title and interest in all the shares of capital stock of another entity in which the stockholder
  has an equity interest (See Note 12)......................      $  985
Secured installment note, interest at 13.3%. Principal and
  interest payments are payable in equal monthly
  installments of $1,106 through March, 2000. The note is
  secured by a copier with a net book value of $55,638 at
  May 31, 1996..............................................          42
Unsecured note payable to a former stockholders issued in
  connection with the repurchase of the Company's stock.
  Principal payments range from $3,600 to $7,560 bi-annually and are payable through July, 2000. Interest accrues at
  the lower of 10% or prime (8.25% at May 31, 1996).........         148
Unsecured note payable to a former employee issued in
  connection with a bonus. Principal of $8,960 plus accrued
  interest is payable semi-annually in January and July with final payment due in January, 1999. Interest accrues at
  the lower of 10 percent or prime (8.25% at May 31,
  1996).....................................................          54
Unsecured note payable to a former employee issued in
  connection with a non-compete agreement. Semi-annual
  principal payments of $5,000 are due through July, 2000.
  Interest accrues at the lower of 10 percent or prime
  (8.25% at May 31, 1996)...................................          45
                                                                  ------
                                                                   1,274
Less: current maturities....................................         122
                                                                  ------
Long-term debt..............................................      $1,152
                                                                  ======

     Annual maturities of long-term debt for the fiscal years ending after May 31, 1996 are as follows (in thousands):

1997...........................................      $  122
1998...........................................         127
1999...........................................         116
2000...........................................          72
2001...........................................          56
Thereafter.....................................         781
                                                     ------
                                                     $1,274
                                                     ======

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

 7. INCOME TAXES

     The provision for income taxes consists of the following:

                                                    FOR THE
                                                   YEAR ENDED
                                                  MAY 31, 1996
                                                 (IN THOUSANDS)
CURRENT:
  Federal......................................      $ (434)
  State........................................         (38)
                                                     ------
                                                       (472)
                                                     ------
DEFERRED:
  Federal......................................         172
  State........................................          53
                                                     ------
                                                        225
                                                     ------
Income tax benefit.............................      $ (247)
                                                     ======

     The difference between the effective tax rate and the statutory tax rate of 34% relates primarily to the worthlessness of Symmetrix Europe stock.

     Deferred tax assets relate to receivable and liability reserves. The deferred tax liability relates to the basis difference of property and equipment.

 8. RELATED PARTY TRANSACTION

     The Company entered into a contract with Olympic and provided services through February 1996. The Company bills Olympic on a monthly basis at cost for the time and materials incurred on the project. The total costs reimbursed on the project were approximately $95,000 for the year ended May 31, 1996.

 9. LEASES

     The Company leases its office facility under an operating lease which expires in April 2002 and has a 5-year renewal option. The lease requires payments for additional expenses such as taxes, maintenance and utilities. Total facility rent expense for the year ended May 31, 1996 was approximately $783,000. Future minimum lease payments under this noncancelable operating lease for the fiscal years ending after May 31, 1996 are as follows (in thousands):

1997...........................................      $  824
1998...........................................         824
1999...........................................         824
2000...........................................         824
2001...........................................         824
Thereafter.....................................         755
                                                     ------
          Total minimum lease payments.........      $4,875
                                                     ======

10. STOCKHOLDERS' EQUITY

     On July 31, 1995, a stockholder contributed 595,294 shares of common stock in conjunction with his sale of an equivalent number of shares of capital stock. In addition, on July 31, 1995, the Board of Directors authorized an increase in the authorized shares of common stock from 2,352,020 shares to 10,000,000 shares.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

     During the year ended May 31, 1996, the Company purchased 15,000 shares of its common stock from a former employee for $38,250. Notes payable in the amount of $30,600 were issued in connection with the purchase of the shares. In addition, during the year ended May 31, 1996 the 15,000 shares purchased above, and the 50,000 shares of common stock held as treasury stock at May 31, 1995, as well as the 595,294 shares contributed above, were canceled and common stock and additional paid-in capital were accordingly reduced by $6,604 and $349,439, respectively.

Stock Option Plan

     The Company established the 1988 Stock Option Plan (the "Plan"), which provided for the granting of incentive stock options and non-qualified stock options to employees. The plan provided for a maximum of 1,415,298 shares of common stock of the Company to be granted over ten years from the date the Plan was adopted.

     Incentive stock options may be issued under the Plan at an option price not less than the fair market value at the date of grant as determined by the Board of Directors (110% of fair market value in the case of stockholders having ownership in excess of 10%). Non-qualified stock options may be issued under the Plan at an option price as determined by the Board of Directors at the date of the grant.

     The incentive stock options are exercisable for a period not to exceed ten years from the date of grant (five years in the case of incentive stock options for the stockholders having ownership in excess of 10%). The non-qualified options are exercisable in accordance with the terms agreed for each option granted.

     During the year ended May 31, 1996, the Company amended the Plan. Stock option activity is summarized as follows:

                                               OPTION           PRICE PER
                                               SHARES             SHARE
Outstanding, May 31, 1995.................      311,600      $2.80  -  $6.85
Granted...................................    1,010,408                 2.55
Canceled..................................     (251,600)           2.80-6.85
Redeemed..................................      (77,350)                2.55
                                            -------------    ---------------
Outstanding, May 31, 1996.................      993,058      $2.80  -  $2.90
                                            =============    ===============

     With respect to the redemption of 77,350 stock options during the year ended May 31, 1996, the Company recognized $197,243 of compensation expense.

     At May 31, 1996, 473,379 options were exercisable and 142,041 shares were available for future grant. In addition, an additional 280,199 shares are available for grant if the Company meets certain growth targets in accordance with a Preemptive Rights Agreement.

11. RETIREMENT SAVINGS PLAN

     The Company sponsors a Retirement Savings Plan (the "Retirement Plan") under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the Retirement Plan subject to limitations established by the Internal Revenue Code. The trustees of the Retirement Plan select investment opportunities from which participants may choose to contribute. Matching contributions are made at the discretion of the Company. There were no contributions to the plan by the Company during the year ended May 31, 1996.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1996

12. COVENANT NOT TO COMPETE

     On July 31, 1995, the Company entered into a noncompete agreement (the "Noncompete Agreement") with the then majority stockholder (the "Stockholder") in conjunction with the Stockholder selling a portion of his holdings of the Company's common stock to a non-affiliated third party. The Noncompete Agreement provides for, among other things, that the Stockholder not compete, as defined with the Company through August 22, 1999. In consideration of the covenants and agreements contained within the Noncompete Agreement, the Company agreed to pay an aggregate of $1,800,000 in equal annual installments of $120,000 through May 2010. The Company capitalized the value of the Noncompete Agreement at $985,000 and is amortizing the amount on a straight-line basis over the life of the Noncompete Agreement. As security for the payment and performance of all payment obligations under the Noncompete Agreement, the Company pledged and granted the Stockholder a security interest in all of its rights, title and interest in all of its shares of capital stock of another entity in which the Stockholder has an equity interest.

13. SUPPLEMENTAL CASH FLOW INFORMATION

     Payments for interest and income taxes amounted to $31,526 and $21,484, respectively, for the year ended May 31, 1996.

     During the year ended May 31, 1996, the Company issued notes payable in exchange for the purchase of treasury stock for $30,600.

14. SUBSEQUENT EVENTS

     On July 1, 1996, the Company obtained a $150,000 unsecured declining demand line of credit for acquiring equipment that expires on August 31, 1998. Borrowings under the line bear interest at the bank's prime rate plus 1%. The agreement provides for drawdowns through August 31, 1996 with the line declining by $6,250 per month beginning on September 1, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Symmetrix, Inc.

In our opinion, the accompanying consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the results of operations and the cash flows of Symmetrix, Inc. and Subsidiaries for the year ended May 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
July 21, 1995

                        SYMMETRIX, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 FOR THE
                                                                YEAR ENDED
                                                               MAY 31, 1995
                                                              (IN THOUSANDS,
                                                                EXCEPT PER
                                                               SHARE DATA)
Revenues....................................................     $20,080
Cost of revenues............................................       9,942
                                                                 -------
  Gross profit..............................................      10,138
Selling, general and administrative expenses................      10,115
                                                                 -------
     Income from operations.................................          23
Interest expense............................................         (24)
Interest income.............................................          51
                                                                 -------
     Income before provision for income taxes...............          50
Provision for income taxes..................................         222
                                                                 -------
     Net loss...............................................     $  (172)
                                                                 =======
Net loss per share, basic and diluted.......................     $ (0.10)
                                                                 =======
Weighted average shares outstanding, basic and diluted......       1,785
                                                                 =======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                       COMMON STOCK                                               FOREIGN
                                   --------------------   CAPITAL IN                             CURRENCY         TOTAL
                                    NUMBER       PAR      EXCESS OF     RETAINED    TREASURY    TRANSLATION   STOCKHOLDERS'
                                   OF SHARES    VALUE       OF PAR      EARNINGS      STOCK     ADJUSTMENT       EQUITY
                                                                (DOLLAR AMOUNTS IN THOUSANDS)
Balance at May 31, 1994..........  1,832,215   $     19   $    1,344   $    1,334   $    (284)   $     --      $    2,413
  Acquisition of treasury
    stock........................         --         --           --           --         (34)         --             (34)
  Foreign currency translation...         --         --           --           --          --          12              12
  Net loss.......................         --         --           --         (172)         --          --            (172)
                                   ---------   --------   ----------   ----------   ---------    --------      ----------
Balance at May 31, 1995..........  1,832,215   $     19   $    1,344   $    1,162   $    (318)   $     12      $    2,219
                                   =========   ========   ==========   ==========   =========    ========      ==========

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 FOR THE
                                                                YEAR ENDED
                                                               MAY 31, 1995
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................      $ (172)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................         206
     Deferred income taxes..................................          (4)
     Change in operating assets and liabilities:
       Accounts receivable..................................         116
       Other current assets.................................          52
       Income taxes receivable..............................         123
       Other assets.........................................         (14)
       Accounts payable and accrued expenses................         197
       Deferred revenue.....................................        (287)
                                                                  ------
          Net cash provided by operating activities.........         217
Cash flows from investing activities:
  Purchase of fixed assets..................................         (64)
                                                                  ------
          Net cash used in investing activities.............         (64)
Cash flows from financing activities:
  Repayments under capital leases...........................         (46)
  Repayments of notes payable...............................         (63)
  Purchase of treasury stock................................         (34)
  Proceeds from transfer of partnership interests...........         125
                                                                  ------
          Net cash used in financing activities.............         (18)
Effect of exchange rate fluctuations on cash and cash
  equivalents...............................................          12
                                                                  ------
          Net increase in cash and cash equivalents.........         147
  Cash and cash equivalents, beginning of year..............       1,541
                                                                  ------
  Cash and cash equivalents, end of year....................      $1,688
                                                                  ======

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest...............................................      $   39
                                                                  ======
     Taxes..................................................      $  104
                                                                  ======

   The accompanying notes are an integral part of these financial statements.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 1995

1. THE COMPANY

     Symmetrix, Inc. ("Symmetrix" or the "Company"), offers enhanced services in acquisition due diligence, customer profitability, information technology strategy assessment and design, construction, and deployment of complete business systems. Symmetrix primarily offers its services to the financial services, health care and insurance industries.

     On May 26, 1994, Symmetrix Capital Partners I Limited Partnership (the "Partnership") was formed for the purpose of making investments in entities that could benefit from the Company's management services. In the absence of any dissolution events, as defined in the partnership agreement, the Partnership shall continue in existence until December 31, 2009, unless otherwise extended. The Company is the general partner and a Class B Limited Partner. As of May 31, 1995, the Company had provided 74% of the Partnership's capital. During fiscal year 1995, certain Class B Limited Partners were admitted in place of a portion of the Company's investment as a Class B Limited Partner. A total of $125,000 was paid to the Company in return for this portion of the Company's Class B Limited Partnership interest. To date, the Partnership has not generated any income, loss or expenses.

     On January 1, 1995, Symmetrix European Holdings, Inc. ("Symmetrix Holdings") (a Delaware corporation company) and Symmetrix Europe, SA ("Symmetrix Europe") (a French corporation) were formed for the purpose of conducting business in Europe. The Company holds 80% of the outstanding stock of Symmetrix Holdings, which holds 99.9% of the outstanding stock of Symmetrix Europe. Activity for these subsidiaries has been consolidated into the Company's financial statements for the year ended May 31, 1995.

     The Partnership, Symmetrix Holdings and Symmetrix Europe have calendar year-ends and thus for purposes of consolidation, the accounts of these subsidiaries are based on a period which corresponds with the fiscal period of the Company.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Foreign Currency Translation and Transaction Gains and Losses

     Assets and liabilities of the Company's foreign operation are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date and revenues and expenses are translated at average exchange rates during the period. The resultant translation adjustment is reflected as a separate component of stockholders' equity on the balance sheet. Transaction gains and losses are reflected in the consolidated statement of operations.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1995

Revenue Recognition

     The Company derives its revenues from consulting services under time and materials, capped-fee and fixed-price billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. Costs and estimated earnings in excess of billings represents revenues recognized in excess of amounts billed from fixed-price contracts. Deferred revenue represents billings in excess of revenues recognized. Revenues include reimbursable expenses charged to clients.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and demand deposit accounts. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost which approximates market value. The Company's investments consist of an overnight repurchase agreement that is managed by a financial institution with a strong credit rating. Accordingly, the investment is subject to minimal credit and market risk.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

Furniture and fixtures......................................  5-7 years
Equipment...................................................  3-5 years
Software....................................................    3 years

     Amortization expense related to equipment under capital leases was $18,934 for the year ended May 31, 1995.

Concentration of Credit Risk and Significant Customers

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. Sales to two significant customers accounted for 26% and 12%, respectively, of revenues for the year ended May 31, 1995.

Income Taxes

     The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1995

3. PROFIT SHARING PLAN

     Commencing in 1990, the Company made distributions to employees under a discretionary profit sharing plan. Profit sharing expense was $396,716 in 1995.

 4. TREASURY STOCK

     During 1995, the Company purchased 5,000 shares of its common stock from a former employee for $34,262. During 1994, the Company purchased 45,000 shares of its common stock from three former employees (the "1994 shares") for $283,500. Notes payable in the amount of $226,800 were issued in connection with the purchase of the 1994 shares. The shares have been held in treasury at cost and it is the Company's intention that these shares be available for issuance under the 1988 Stock Option Plan.

5. STOCK OPTIONS

     The Company established the 1988 Stock Option Plan (the "Plan"), which provided for the granting of incentive stock options and non-qualified stock options to employees of the Company. The Plan currently provides for a maximum of 516,800 shares of common stock of the Company to be granted over ten years from the date the Plan was adopted.

     Incentive stock options may be issued under the Plan at an option price not less than the fair market value at the date of grant as determined by the Board of Directors (110% of fair market value in the case of stockholders having ownership in excess of 10%). Non-qualified stock options may be issued under the Plan at an option price as determined by the Board of Directors at the date of the grant.

     The incentive stock options are exercisable for a period not to exceed ten years from the date of grant (five years in the case of incentive stock options for stockholders having ownership in excess of 10%). The non-qualified options are exercisable in accordance with the terms agreed for each option granted.

     Stock option activity is summarized as follows:

                                               OPTION      PRICE PER
                                               SHARES        SHARE
Outstanding, May 31, 1994....................  318,700    $2.80-$6.80
  Granted....................................    4,000           6.85
  Forfeited..................................  (11,100)          6.30
                                               -------    -----------
Outstanding, May 31, 1995....................  311,600    $2.80-$6.85
                                               =======    ===========

     At May 31, 1995, 205,000 options were exercisable and 205,200 shares were available for future grant.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1995

6. INCOME TAXES

     The provision (benefit) for federal and state income taxes is as follows:

                                                            FOR THE
                                                           YEAR ENDED
                                                          MAY 31, 1995
                                                         (IN THOUSANDS)
Current:
  Federal..............................................       $173
  State................................................         53
Deferred:
  Federal..............................................         (3)
  State................................................         (1)
                                                              ----
                                                              $222
                                                              ====

     The Company has gross deferred tax assets at May 31, 1995 of approximately $401,000, net of a valuation reserve of $156,500 described below. The Company has gross deferred tax liabilities at May 31, 1995 of approximately $8,000.

     Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of assets and liabilities for financial reporting purposes net of any valuation allowances. The components of deferred taxes consist primarily of temporary differences arising from accrued expenses and deferred revenue that are deductible or taxable in future tax reporting periods.

     The following is a reconciliation between the amount of reported income tax expense and the amount computed using the statutory rate of 35% for fiscal 1995:

                                                            FOR THE
                                                           YEAR ENDED
                                                          MAY 31, 1995
                                                         (IN THOUSANDS)
Statutory federal rate.................................       $ 18
State taxes, net of federal benefit....................         34
Valuation allowance....................................        156
Permanent differences..................................         14
                                                              ----
                                                              $222
                                                              ====

     Symmetrix Europe reported a net operating loss of approximately $447,000 which expires in the year 2000. The Company has recorded a full valuation allowance at May 31, 1995 on the deferred tax asset, and therefore no benefit for the loss carryforward has been recognized since realization of these future benefits is not sufficiently assured.

7. RELATED PARTY TRANSACTIONS

     The Company entered into a contract with Olympic Manufacturing Group, Inc. ("Olympic"), in which the Company has an investment as of May 31, 1995. The Company bills Olympic on a monthly basis at cost for the time and materials incurred on the project. The total costs reimbursed on the project were approximately $80,000 for the year ended May 31, 1995.

     Interest expense of $24,215 was related to loans from former shareholders.

                        SYMMETRIX, INC. AND SUBSIDIARIES

                                  MAY 31, 1995

8. LEASES

     The Company leases office space under a noncancelable operating lease. The Company amended the lease on January 11, 1994 for additional space. The lease expired in 1995 and the Company exercised an option to extend the lease for two years. The lease requires the Company to pay a proportionate share of the building operating costs and real estate taxes that exceed a base amount as additional rent. Rental expense under the operating leases was approximately $734,300 for the year ended May 31, 1995. Future minimum lease payments under the operating lease as of May 31, 1995 consist of approximately $778,000 due in fiscal year 1996 and approximately $713,000 due in fiscal year 1997. Additionally, the Company leases certain office and computer equipment under capital leases. At May 31, 1995, capital lease obligations, including interest, are $17,591.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
SiGMA Consulting, LLC

     We have audited the accompanying balance sheets of SiGMA Consulting, LLC (the Company) as of December 31, 1996 and 1997, and the related statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SiGMA Consulting, LLC at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP
Boston, Massachusetts
August 31, 1998

                             SIGMA CONSULTING, LLC

                                 BALANCE SHEETS

                                                                AS OF DECEMBER 31,
                                                              ----------------------
                                                                1996         1997
                                                              (IN THOUSANDS, EXCEPT
                                                                    UNIT DATA)
                           ASSETS
Current assets:
  Accounts receivable, net of allowance for doubtful
     accounts of $0 and $314 at December 31, 1996 and 1997,
     respectively...........................................    $1,831       $2,931
  Costs and estimated earnings in excess of billings........        25           42
  Due from affiliates.......................................        34           48
                                                                ------       ------
          Total current assets..............................     1,890        3,021
Property and equipment, net.................................        55          164
Other assets................................................        13           40
                                                                ------       ------
          Total assets......................................    $1,958       $3,225
                                                                ======       ======

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Overdraft liability.......................................    $  212       $  267
  Accounts payable and accrued expenses.....................       192        1,091
  Note payable to bank......................................       375           --
  Due to affiliates.........................................       130           --
  Deferred revenue..........................................        --          389
  Distributions payable.....................................        --          114
                                                                ------       ------
          Total current liabilities.........................       909        1,861
Other liabilities...........................................        --           98
Members' equity:
  Member units, no par value, 100,503 units authorized,
     100,503 and 88,137 units issued and outstanding at
     December 31, 1996 and 1997, respectively...............       206          207
  Retained earnings.........................................       843        1,059
                                                                ------       ------
          Total members' equity.............................     1,049        1,266
                                                                ------       ------
          Total liabilities and members' equity.............    $1,958       $3,225
                                                                ======       ======

   The accompanying notes are an integral part of these financial statements.

                             SIGMA CONSULTING, LLC

                            STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995        1996        1997
                                                                       (IN THOUSANDS)
Net revenues................................................   $5,617      $7,455      $10,051
Cost of revenues............................................    4,946       5,431        7,552
                                                               ------      ------      -------
          Gross profit......................................      671       2,024        2,499
Selling, general and administrative expenses................      780       1,092        1,151
                                                               ------      ------      -------
          Income (loss) from operations.....................     (109)        932        1,348
Interest income.............................................       (2)         (4)          (7)
Interest expense............................................       19          37           34
                                                               ------      ------      -------
          Net income (loss).................................   $ (126)     $  899      $ 1,321
                                                               ======      ======      =======

   The accompanying notes are an integral part of these financial statements.

                             SIGMA CONSULTING, LLC

                              STATEMENTS OF EQUITY

                                       COMMON STOCK        MEMBER UNITS
                                     ----------------    -----------------    RETAINED    TOTAL
                                     SHARES    AMOUNT     UNITS     AMOUNT    EARNINGS    EQUITY
                                             (IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)
Balance at December 31, 1994.......   9,500     $ 1           --     $ --      $  326     $  327
  Net loss.........................      --      --           --       --        (121)      (121)
                                     ------     ---      -------     ----      ------     ------
Balance at December 31, 1995.......   9,500       1           --       --         205        206
  Reorganization as an LLC.........  (9,500)     (1)     100,503      206        (205)        --
  Dividends........................      --      --           --       --         (56)       (56)
  Net income.......................      --      --           --       --         899        899
                                     ------     ---      -------     ----      ------     ------
Balance at December 31, 1996.......      --      --      100,503      206         843      1,049
  Redemption of member units.......      --      --      (12,366)      (2)       (312)      (314)
  Dividends........................      --      --           --       --        (790)      (790)
  Net income.......................      --      --           --       --       1,321      1,321
                                     ------     ---      -------     ----      ------     ------
Balance at December 31, 1997.......       0     $ 0       88,137     $204      $1,062     $1,266
                                     ======     ===      =======     ====      ======     ======

   The accompanying notes are an integral part of these financial statements.

                             SIGMA CONSULTING, LLC

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1995        1996         1997
                                                                        (IN THOUSANDS)
Cash flows from operating activities:

  Net (loss) income.........................................   $(126)      $ 899       $ 1,321
  Adjustments to reconcile net (loss) income to net cash
     provided by
     (used in) operating activities:
     Depreciation...........................................      17          21            43
     Change in operating assets and liabilities:
       Accounts receivable..................................    (392)       (607)       (1,100)
       Costs and estimated earnings in excess of billings...      36          48           (17)
       Overdraft liability..................................    (231)        102            55
       Accounts payable and accrued expenses................     172        (149)          899
       Due from affiliate...................................     (48)         14           (14)
       Deferred revenue.....................................     218        (368)          389
       Other................................................     (13)          7           (27)
                                                               -----       -----       -------
          Net cash provided by (used in) operating
            activities......................................    (367)        (33)        1,549
                                                               -----       -----       -------
Cash flows from investing activities:
  Purchase of property and equipment........................     (33)        (15)          (53)
                                                               -----       -----       -------
          Net cash used in investing activities.............     (33)        (15)          (53)
                                                               -----       -----       -------
Cash flows from financing activities:
  Redemption of members' units..............................      --          --          (315)
  Due to affiliate..........................................      --         130          (130)
  Proceeds from (repayments of) note payable................     400         (26)         (375)
  Dividends.................................................      --         (56)         (676)
                                                               -----       -----       -------
          Net cash provided by (used in) financing
            activities......................................     400          48        (1,496)
                                                               -----       -----       -------
  Net change in cash........................................      --          --            --
  Cash at beginning of year.................................      --          --            --
                                                               -----       -----       -------
  Cash at end of year.......................................   $  --       $  --       $    --
                                                               =====       =====       =======
Non-cash transactions:
  Capital lease obligations.................................   $  --       $  --       $    98
                                                               =====       =====       =======

   The accompanying notes are an integral part of these financial statements.

                             SIGMA CONSULTING, LLC

                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     SiGMA Consulting, LLC ("SiGMA" or the "Company") offers consulting services focusing on change management and helping organizations improve core business processes, including product development, manufacturing and distribution, sales, and enterprise management. SiGMA primarily offers its services to the manufacturing, high technology, entertainment, and transportation industries.

     Effective January 1, 1996, SiGMA was formed as a successor company to SiGMA Consulting, Inc. The results of operations for the twelve month period ended December 31, 1995 are for SiGMA Consulting, Inc. Upon formation, the assets and liabilities previously held by SiGMA Consulting, Inc. were assumed by SiGMA.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The Company primarily derives its revenues from consulting services under time and materials, capped-fee and fixed-price billing arrangements. Under time and material arrangements, revenues are recognized as the services are provided. Revenues on fixed-price and capped-fee contracts are recognized using the percentage of completion method of accounting and are adjusted monthly for the cumulative impact of any revision in estimates. The Company determines the percentage of completion of its contracts by comparing costs incurred to date to total estimated costs. Contract costs include all direct labor and expenses related to the contract performance. Costs and estimated earnings in excess of billings represents revenue recognized in excess of amounts billed from fixed-price contracts. Deferred revenue represents billings in excess of revenues recognized. Net revenues exclude reimbursable expenses charged to clients.

Property and Equipment

     Property and equipment are stated at cost. Depreciation has been provided using the straight-line method over the following estimated useful lives:

Furniture and fixtures...........................   5-7 years
Equipment........................................   3-5 years

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property, whichever is shorter.

Financial Instruments

     The carrying value of financial instruments such as accounts receivable, accounts payable and accrued expenses and notes payable to bank approximate their fair values based on the short-term maturities of these instruments.

                             SIGMA CONSULTING, LLC

Concentration of Credit Risk

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. Revenues from three significant customers accounted for 62%, 49% and 49% of net revenues for the years ended December 31, 1995, 1996 and 1997, respectively. Two customers accounted for 31% and 52% of total receivables, as of December 31, 1996 and 1997, respectively.

Income Taxes

     The Company is treated as a partnership for federal and state income tax purposes. Therefore, all items of income, expense, and tax credit are passed through to the individual unit holders. Accordingly, no provision for income taxes is required. No tax provision was recorded for the year ended December 31, 1995 for SiGMA Consulting, Inc. as the Company was in a net loss position.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                             AS OF DECEMBER 31,
                                                             -------------------
                                                              1996        1997
                                                               (IN THOUSANDS)
Equipment..................................................   $101        $ 250
Furniture and fixtures.....................................      9           12
Leasehold improvements.....................................      2            2
                                                              ----        -----
                                                               112          264
Less: accumulated depreciation.............................     57          100
                                                              ----        -----
Property and equipment, net................................   $ 55        $ 164
                                                              ====        =====

     Equipment includes an asset acquired under a capital lease for $98,000 in 1997.

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                            AS OF DECEMBER 31,
                                                            ------------------
                                                            1996        1997
                                                              (IN THOUSANDS)
Trade accounts payable....................................  $ 49       $   37
Accrued pension...........................................   125          162
Accrued bonuses...........................................    --          664
Accrued contractor fees...................................    10          201
Other.....................................................     8           27
                                                            ----       ------
                                                            $192       $1,091
                                                            ====       ======

 5. FINANCING ARRANGEMENTS

  Note Payable to Bank

     The Company had a line of credit with a bank, providing the lesser of $1,000,000 or 75% of eligible trade receivables. The line of credit was secured by substantially all of the assets of the Company and expired in

                             SIGMA CONSULTING, LLC

February 1998. Borrowings under the line bear interest at the bank's prime rate plus 0.75% (9.25% at December 31, 1996 and 1997).

     In February 1998, the Company renewed its line of credit with the bank ("New Line"), which will provide the lesser of $1,000,000 or 65% of eligible trade receivables. The New Line is secured by substantially all of the assets of the Company and has no expiration date. Borrowings under the line bear interest at the bank's prime rate plus 0.75%.

 6. EMPLOYEE BENEFITS

     The Company sponsors a Retirement Savings Plan (the "Retirement Plan") under Section 401(k) of the Internal Revenue Code for the benefit all employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the Retirement Plan subject to limitations established by the Internal Revenue Code. The trustees of the Retirement Plan select investment opportunities from which participants may choose to contribute. Matching contributions are made at the discretion of the Company. The total cost recognized under the Retirement Plan during the years ended December 31, 1995, 1996 and 1997 amounted to approximately $177,000, $224,000 and $303,000, respectively.

 7. RELATED PARTY TRANSACTIONS

     During 1997, the Company paid legal fees totaling $34,000 on the behalf of certain members of the Company. At December 31, 1997, this amount was included on the balance sheet as due from affiliate.

     During 1996, the Company received advances totaling $130,000 from certain members of the Company. At December 31, 1996, this amount was included on the balance sheet as a due to affiliate. The advances were non-interest bearing and were repaid in 1997.

     During 1995, the Company made a non-interest bearing $40,000 loan to a shareholder. At December 31, 1996, $34,000 was outstanding, which was repaid in 1997.

 8. SUBSEQUENT EVENT

     Effective January 5, 1998, the Company agreed to be acquired by Nextera Enterprises, L.L.C. for cash of $10,000,000 and 669,000 Class A Common Units, as well as the assumption of certain liabilities.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
The Planning Technologies Group, Inc.
Lexington, Massachusetts

     We have audited the accompanying balance sheets of The Planning Technologies Group, Inc. as of December 31, 1996 and 1997 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Planning Technologies Group, Inc. at December 31, 1996 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          HARTE CARUCCI & DRISCOLL, P.C.

Woburn, Massachusetts
February 19, 1998, except for Note 8,
which is April 4, 1998.

                     THE PLANNING TECHNOLOGIES GROUP, INC.

                                 BALANCE SHEETS

                                                                                       AS OF
                                                              AS OF DECEMBER 31,     MARCH 31,
                                                              ------------------    -----------
                                                               1996       1997         1998
                                                                                    (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  262     $   92       $  959
  Accounts receivable.......................................     662      1,663          855
  Accounts receivable-other.................................      --         78           36
  Interest receivable.......................................      --          1            3
  Prepaid expenses..........................................      34         29           25
                                                              ------     ------       ------
          Total current assets..............................     958      1,863        1,878
Property and equipment, net.................................     225        226          230
Security deposits...........................................     108         78           78
                                                              ------     ------       ------
          Total assets......................................  $1,291     $2,167       $2,186
                                                              ======     ======       ======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $    1     $    6       $  150
  Accrued expenses..........................................     196        564          775
  Deferred revenue..........................................     209        506          143
                                                              ------     ------       ------
          Total current liabilities.........................     406      1,076        1,068
Commitments and contingencies...............................      --         --           --
Stockholders' equity:
  Common stock, no par value, $1.00 stated value, 200,000
     shares authorized, 126, 136 and 136 shares issued and
     126, 136 and 126 shares outstanding at December 31,
     1996, December 31, 1997 and March 31, 1998,
     respectively...........................................       0          0            0
  Additional paid-in-capital................................      86        140          140
  Retained earnings.........................................     799        951        1,278
  Less: 10 shares held in treasury, at cost.................      --         --         (300)
                                                              ------     ------       ------
          Total stockholders' equity........................     885      1,091        1,118
                                                              ------     ------       ------
          Total liabilities and stockholders' equity........  $1,291     $2,167       $2,186
                                                              ======     ======       ======

   The accompanying notes are an integral part of these financial statements.

                     THE PLANNING TECHNOLOGIES GROUP, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                       FOR THE
                                                          FOR THE YEARS ENDED     THREE MONTHS ENDED
                                                              DECEMBER 31,            MARCH 31,
                                                          --------------------    ------------------
                                                            1996        1997       1997       1998
                                                                                     (UNAUDITED)
                                                                        (IN THOUSANDS)
Net revenues............................................   $4,534      $5,244     $1,398     $1,700
Cost of revenues........................................    3,579       4,036      1,029      1,125
                                                           ------      ------     ------     ------
          Gross profit..................................      955       1,208        369        575
General and administrative expense......................      887         941        231        259
                                                           ------      ------     ------     ------
          Income from operations........................       68         267        138        316
Loss on disposal of equipment...........................       (3)        (21)        --         (1)
Interest income.........................................       36          42          4         12
                                                           ------      ------     ------     ------
          Net income....................................      101         288        142        327

Retained earnings, beginning of period..................      698         799        799        951
Distributions to stockholders...........................       --        (136)      (136)        --
                                                           ------      ------     ------     ------
Retained earnings, end of period........................   $  799      $  951     $  805     $1,278
                                                           ======      ======     ======     ======

   The accompanying notes are an integral part of these financial statements.

                     THE PLANNING TECHNOLOGIES GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                      FOR THE
                                                         FOR THE YEARS ENDED     THREE MONTHS ENDED
                                                             DECEMBER 31,            MARCH 31,
                                                         --------------------    ------------------
                                                          1996        1997        1997       1998
                                                                                    (UNAUDITED)
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income...........................................   $ 101      $   288     $ 142      $  327
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Loss on disposal of equipment.....................       3           21        --           1
     Depreciation......................................      58           69        15          19
  Changes in operating assets and liabilities:
     Accounts receivable...............................     402       (1,001)     (672)        808
     Accounts receivable-other.........................      --          (78)       --          42
     Interest receivable...............................      --           (2)       --          (1)
     Advance to employees and shareholders.............      15           --        --          --
     Prepaid expenses..................................     (15)           5        15           4
     Security deposits.................................      --           30        --          --
     Accounts payable..................................     (53)           6       130         143
     Accrued expense...................................    (211)         368       411         211
     Deferred revenue..................................      40          297       (54)       (363)
                                                          -----      -------     -----      ------
          Net cash provided by (used in) operating
            activities.................................     340            3       (13)      1,191
                                                          -----      -------     -----      ------
Cash flows from investing activities:
  Proceeds from disposition of equipment...............      --            2        --           1
  Purchase of property and equipment...................     (96)         (93)      (16)        (25)
                                                          -----      -------     -----      ------
          Net cash used in investing activities........     (96)         (91)      (16)        (24)
                                                          -----      -------     -----      ------
Cash flows from financing activities:
  Distributions to stockholders........................      --         (136)     (126)         --
  Proceeds from issuance of stock......................      --           54        54          --
  Purchase of treasury stock...........................      --           --        --        (300)
                                                          -----      -------     -----      ------
          Net cash used in financing activities........      --          (82)      (72)       (300)
                                                          -----      -------     -----      ------
Net (decrease) increase in cash and cash equivalents...     244         (170)     (101)        867
Cash and cash equivalents at beginning of period.......      18          262       262          92
                                                          -----      -------     -----      ------
Cash and cash equivalents at end of period.............   $ 262      $    92     $ 161      $  959
                                                          =====      =======     =====      ======

   The accompanying notes are an integral part of these financial statements.

                     THE PLANNING TECHNOLOGIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY

     The Planning Technologies Group, Inc. ("PTG" or the "Company") offers strategy formulation, strategic planning process design, and business process assessment and redesign services. PTG primarily offers its services to the health care, insurance, financial services, consumer products, manufacturing and high technology industries.

2. SIGNIFICANT ACCOUNTING POLICIES

Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

Interim Financial Statements (Unaudited)

     The balance sheet at March 31, 1998 and the statements of income and retained earnings, and cash flows for the three months ended March 31, 1997 and 1998 are unaudited, and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's consolidated financial position, results of operations and cash flows.

Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The Company derives its revenues from consulting services under time and materials billing arrangements. Revenues are recognized as the services are provided. Deferred revenue represents billings in excess of revenues recognized. Net revenues exclude reimbursable expenses charged to clients.

Cash and Cash Equivalents

     The Company considers all highly liquid investments and other short-term investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market value.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives of the assets as follows:

Equipment...........................................  5 years
Furniture and fixtures..............................  7 years

     Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property, whichever is shorter.

                     THE PLANNING TECHNOLOGIES GROUP, INC.

Financial Instruments

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturities of these instruments.

Concentration of Significant Customers

     The Company provides its services to customers in diversified industries, primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Sales to three significant customers accounted for 32%, 29% and 20%, respectively, of net revenues for the year ended December 31, 1997.

Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been provided in the financial statements as all income of the Company is taxed directly to the shareholders.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              AS OF DECEMBER
                                                                   31,
                                                              --------------
                                                              1996     1997
                                                              (IN THOUSANDS)
Equipment...................................................  $240     $291
Furniture and fixtures......................................    89       90
                                                              ----     ----
                                                               329      381
Less: accumulated depreciation..............................   104      155
                                                              ----     ----
Property and equipment, net.................................  $225     $226
                                                              ====     ====

4. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                              AS OF DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                                (IN THOUSANDS)
Accrued profit sharing contribution.........................   $ 100      $ 116
Accrued bonuses.............................................      92        441
Other.......................................................       4          7
                                                               -----      -----
                                                               $ 196      $ 564
                                                               =====      =====

5. COMMITMENTS

     The Company leases its facilities under an operating lease, which expires in the year 2001. Rent expense charged to operations for the years ended December 31, 1996 and 1997 was $163,264 and $176,618, respectively.

     The Company is currently leasing vehicles under operating leases expiring September 2000. Lease expense charged to operations for the years ended December 31, 1996 and 1997 was $18,950 and $21,843, respectively. Also, the Company has an operating lease for certain equipment. Lease expense for this

                     THE PLANNING TECHNOLOGIES GROUP, INC.

equipment charged to operations for the years ended December 31, 1996 and 1997, was $0 and $2,500, respectively.

     Minimum future payments under the operating leases having remaining terms in excess of one year as of December 31, 1997 for each of the next five years and in the aggregate are (in thousands):

Year ended December 31:
  1998............................................  $    194
  1999............................................       191
  2000............................................       183
  2001............................................       148
  2002............................................        --
                                                    --------
                                                    $    716
                                                    ========

6. STOCKHOLDER'S EQUITY

     During 1997, the Company issued ten shares of common stock to an employee of the company. Accordingly, common stock has been increased by $10.00 per share and additional paid-in-capital has been increased by $53,600, representing the excess of the cost over the stated value of the common stock issued.

     At December 31, 1996 and 1997, the Company had 126 and 136 shares of no par value common stock issued and outstanding, respectively. Common shares are voting and dividends are paid at the discretion of the Board of Directors. All common shares are restricted from transfer with the Company being offered the first right to repurchase all of the shares proposed, but not less than all, at the book value per share, as defined by the Company. Within one (1) year of termination, the stockholder may elect to require the Company to purchase all (but not less than all) of the shares of the stock.

7. PROFIT SHARING PLAN

     The Company sponsors a combination profit sharing 401(k) plan that covers all eligible employees. The 401(k) provision allows the employee to make contributions to the plan based on the percent of pre-tax earnings chosen by the employee up to a maximum of 15% of gross wages. Any Company contributions to the profit sharing plan are at the discretion of the Board of Directors. The Company contributed $99,607 and $116,854 to the profit sharing plan in 1996 and 1997, respectively.

8. SUBSEQUENT EVENTS

     Effective March 31, 1998, the Company sold substantially all of its assets to and certain liabilities were assumed by Nextera Enterprises, L.L.C. ("Nextera") in exchange for cash of $6,710,000 and 214,000 Class A Common Units of Nextera.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of
Sibson & Company, L.P.

     We have audited the accompanying consolidated balance sheets of Sibson & Company, L.P. and Subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations and partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sibson & Company, L.P. and Subsidiaries as at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ FARKOUH, FURMAN & FACCIO

New York, New York
February 10, 1998, except for Note 13,
which is August 31, 1998

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              AS OF DECEMBER 31,       AS OF
                                                              ------------------      JUNE 30,
                                                               1996       1997          1998
                                                                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
                           ASSETS
Current assets:
  Cash......................................................  $ 1,030    $ 1,633      $   474
  Accounts receivable (less allowance for doubtful accounts
     of $194 in 1996 and $483 in 1997)......................    9,166      9,610       12,537
  Notes receivable from affiliates..........................      315        464          280
  Prepaid expenses and other current assets.................      545        344          634
                                                              -------    -------      -------
          Total current assets..............................   11,056     12,051       13,925
Fixed assets, at cost (less depreciation of $790 in 1996 and
  $1,168 in 1997)...........................................      961      1,607        2,783
Notes receivable from affiliates, less current portion......       13         --           --
Other assets, net of amortization of $359 in 1996 and $413
  in 1997...................................................      268        313          376
                                                              -------    -------      -------
          Total assets......................................  $12,298    $13,971      $17,084
                                                              =======    =======      =======
             LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Cash overdraft............................................  $   738    $    14      $   468
  Accounts payable, accrued expenses and taxes..............      306        626          648
  Commissions payable.......................................      387        139          211
  Fee advances payable......................................    1,293      1,302          726
  Profit sharing plan payable...............................    1,399      1,552        1,239
  Accrued compensation......................................    2,478      3,597        4,309
  Other current liabilities.................................      222        421          504
                                                              -------    -------      -------
          Total current liabilities.........................    6,823      7,651        8,105
Loans payable--bank.........................................       --         --        2,250
Accrued compensation and benefits...........................    1,110        951          436
Other long-term liabilities.................................      226        288          645
                                                              -------    -------      -------
          Total liabilities.................................    8,159      8,890       11,436
                                                              -------    -------      -------
Partners' capital...........................................    4,139      5,082        5,652
Minority interest...........................................       --         (1)          (4)
                                                              -------    -------      -------
          Total partners' capital...........................    4,139      5,081        5,648
                                                              -------    -------      -------
          Total liabilities and partners' capital...........  $12,298    $13,971      $17,084
                                                              =======    =======      =======

   The accompanying notes are an integral part of these financial statements.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL

                                              FOR THE YEARS ENDED         FOR THE SIX MONTHS ENDED
                                                 DECEMBER 31,                     JUNE 30,
                                          ---------------------------    --------------------------
                                           1995      1996      1997         1997           1998
                                                                         (UNAUDITED)    (UNAUDITED)
                                                               (IN THOUSANDS)
Revenues................................  $24,833   $29,178   $34,650      $16,102        $21,179
Cost of revenues........................   18,569    21,674    25,629       11,818         15,310
                                          -------   -------   -------      -------        -------
          Gross profit..................    6,264     7,504     9,021        4,284          5,869
Selling, general and administrative
  expenses..............................    5,444     6,769     7,575        3,599          4,237
                                          -------   -------   -------      -------        -------
          Income from operations........      820       735     1,446          685          1,632
Interest income.........................       68        65        95           32             46
Interest expense........................     (133)      (94)      (86)         (52)           (84)
Post retirement healthcare cost.........     (137)     (135)     (140)         (70)           (75)
Other income (expense)..................        8        33         8            4            (10)
                                          -------   -------   -------      -------        -------
          Net income....................      626       604     1,323          599          1,509
Partners' capital at beginning of
  period................................    2,774     3,650     4,139        4,139          5,082
Partners' capital contributions.........      294       118       334          334             93
Partners' capital withdrawals...........      (44)     (233)     (714)        (668)        (1,032)
                                          -------   -------   -------      -------        -------
Partners' capital at end of period......  $ 3,650   $ 4,139   $ 5,082      $ 4,404        $ 5,652
                                          =======   =======   =======      =======        =======

   The accompanying notes are an integral part of these financial statements.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   FOR THE SIX MONTHS
                                                               FOR THE YEARS ENDED                        ENDED
                                                                  DECEMBER 31,                          JUNE 30,
                                                     ---------------------------------------   ---------------------------
                                                        1995          1996          1997          1997            1998
                                                                                               (UNAUDITED)     (UNAUDITED)
                                                                                (IN THOUSANDS)
Cash flows from operating activities:
  Net income.......................................    $   626       $   604       $1,323         $ 599          $1,509
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation and amortization................        366           470          505           210             376
      Minority interest in net (loss) of
         consolidated subsidiary...................         --            --           (1)           --              (3)
      (Gain) or loss on sale of furniture, fixtures
         and equipment.............................         (8)          (53)          (8)           (4)             10
      Changes in operating assets and liabilities:
         Accounts receivable.......................       (809)       (2,178)        (444)          498          (2,927)
         Prepaid expenses and other current
           assets..................................        164           155          206           110            (310)
         Accounts payable, accrued expenses and
           taxes...................................        (40)           36          320            (9)             22
         Commissions payable.......................         85            32         (628)         (652)             (9)
         Accrued postretirement healthcare
           benefit.................................        134           128          131            70              75
         Fee advances payable......................        241           709            9          (150)           (576)
         Profit sharing plan payable...............        294           205          153          (555)           (313)
         Accrued compensation......................          3         1,013        1,212          (300)            207
         Other current liabilities.................       (110)            4           (4)           (1)             --
                                                       -------       -------       ------         -----          ------
           Net cash provided by (used in) operating
             activities............................        946         1,125        2,774          (184)         (1,939)
                                                       -------       -------       ------         -----          ------
Cash flows from investing activities:
  Purchase of fixed assets.........................       (193)         (409)        (704)         (405)           (852)
  Proceeds from sale of furniture, fixtures and
    equipment......................................          8            53            8             4              75
  Other............................................         --           (47)        (104)          (52)            (71)
                                                       -------       -------       ------         -----          ------
           Net cash used in investing activities...       (185)         (403)        (800)         (453)           (848)
                                                       -------       -------       ------         -----          ------
Cash flows from financing activities:
  (Decrease) or increase in cash overdraft.........    $   278       $   172       $ (724)        $(204)         $  454
  Notes receivable from affiliates, net............        199           246          (36)          (10)             79
  Proceeds from limited partners' capital
    contributions..................................         20            --           --            --              --
  Proceeds from general partner capital
    contributions..................................        165            --          109           109              93
  Partners' capital withdrawals....................        (44)         (233)        (513)         (297)         (1,032)
  Payment of capitalized lease obligations.........       (170)         (203)        (207)          (89)           (216)
  Proceeds from revolving line of credit...........      3,100         3,850        2,350           950           4,150
  Repayment of revolving line of credit............     (4,100)       (3,850)      (2,350)         (750)         (1,900)
                                                       -------       -------       ------         -----          ------
           Net cash provided by (used in) financing
             activities............................       (552)          (18)      (1,371)         (291)          1,628
                                                       -------       -------       ------         -----          ------
Net increase (decrease) in cash and cash
  equivalents......................................        209           704          603          (928)         (1,159)
Cash and cash equivalents, at beginning of
  period...........................................        117           326        1,030         1,030           1,633
                                                       -------       -------       ------         -----          ------
Cash and cash equivalents, at end of period........    $   326       $ 1,030       $1,633         $ 102          $  474
                                                       =======       =======       ======         =====          ======
Supplemental disclosure of cash flow information:
Cash paid during the period for interest...........    $   133       $    92       $   79         $  52          $   84
                                                       =======       =======       ======         =====          ======
Supplemental schedule of noncash investing and
  financing activities:
Employees purchase of limited partnership interests
  funded through notes receivable..................    $    19       $    66       $   24         $  24          $   --
                                                       =======       =======       ======         =====          ======
General partners' capital contributions funded
  through note receivable..........................    $    90       $    52       $  201         $ 201          $   --
                                                       =======       =======       ======         =====          ======
Capital lease obligations incurred for fixed
  assets...........................................    $   327       $   116       $  393         $  --          $  757
                                                       =======       =======       ======                        ======
Note payable on redemption of general partners'
  partnership interest.............................    $    --       $    --       $  201         $ 371          $   --
                                                       =======       =======       ======         =====          ======

   The accompanying notes are an integral part of these financial statements.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

     Sibson & Company, L.P. (the "Company"), a limited partnership, provides human capital consulting services offering human resource strategies, outsourcing assessments, organizational designs, rewards/incentives programs, performance management processes and systems, and executive coaching services. The Company also serves sales and marketing organizations with sales strategy, selling process, sales channel and selling effectiveness consulting.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Sibson & Company, L.P. and its 99% owned subsidiary, Sibson Europe, LLC and its 100% owned subsidiary Sibson UK Limited. All significant intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements (Unaudited)

     The balance sheet at June 30, 1998, and the statements of operations and partners' capital, and cash flows for the six months ended June 30, 1997 and 1998 are unaudited, and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's consolidated financial position, results of operations and cash flows.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The Company derives its revenues from consulting services primarily under time and materials billing arrangements. Under time and materials arrangements, revenues are recognized as the services are provided. Revenues exclude reimbursable expenses charged to clients.

Cash and Cash Equivalents

     The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided using the accelerated methods over estimated useful lives of five to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated life of the improvements, whichever is shorter.

Financial Instruments

     The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturities of these instruments. The carrying value of long-term debt approximates its fair value based on references to similar instruments.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

Income Taxes

     Since the partnership is not subject to income taxes, the results of partnership operations are included in the income tax returns of the partners. Taxes, if any, are payable directly by the partners, accordingly, no provision for income taxes is included in the attached financial statements. The partnership files its tax returns on the cash basis of accounting.

3. ESCROW ACCOUNT

     In accordance with an employment agreement with a partner, the Company is required to escrow unpaid commissions totaling $139,039 as of December 31, 1997. The funded escrow amount is not available for use by the Company other than for the payment of these commissions.

4. NOTES RECEIVABLE FROM AFFILIATES

     Notes receivable from affiliates consist of:

Limited Partners

     The notes receivable from limited partners ($123,000 and $111,000 at December 31, 1996 and 1997, respectively) bear interest at rates ranging from 8.75% to 10% and are due in 1998.

Shareholder of Sibson Canada, Inc.

     The note receivable from a shareholder of Sibson Canada, Inc. ($15,000 at December 31, 1996 and 1997) bears interest at 10% and is due April 1, 1998.

Sibson Canada, Inc. (a Licensee Company)

     The note receivable from Sibson Canada, Inc. ($60,000 at December 31, 1996) was repaid in 1997.

Sibson South Africa (a Licensee Company)

     The note receivable from Sibson South Africa ($50,000 at December 31, 1997) bears interest at 10.5% and is due on demand.

General Partner

     The notes receivable from the general partner ($130,000 and $288,000 at December 31, 1996 and 1997, respectively) bear interest at rates ranging from 8.75% to 10% and are due in 1998.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

5. FIXED ASSETS

     Fixed assets consisted of the following:

                                                           AS OF DECEMBER 31,
                                                           ------------------
                                                            1996        1997
                                                             (IN THOUSANDS)
Furniture and office equipment...........................  $  572      $1,030
Telephone equipment......................................     195         253
Computer equipment.......................................     742       1,094
Leasehold improvements...................................     227         379
Artwork..................................................      15          19
                                                           ------      ------
                                                            1,751       2,775
Less: accumulated depreciation...........................     790       1,168
                                                           ------      ------
Fixed assets, net........................................  $  961      $1,607
                                                           ======      ======

6. NOTE PAYABLE TO BANK

     As of December 31, 1997, the Company had a revolving $3,000,000 line of credit with a bank with interest at the prime rate. In addition, the Company shall pay a fee equal to 0.25% per annum on the amount of the unused line of credit, if any. The agreement expires on August 31, 1998. All tangible and intangible property of the Company has been pledged to secure any outstanding bank debt, which is also guaranteed by the general partner. The line of credit contains covenants regarding various financial statement amounts, ratios and activities of the Company. Advances under the revolving credit agreement are subject to adequate collateral.

     As part of the revolving line of credit, the bank has made available a maximum of $1,500,000, which the Company may utilize in the form of letters of credit or to finance leases. Outstanding letters of credit or lease obligations under the agreement will proportionately reduce the maximum revolving line available. As of December 31, 1997, letters of credit outstanding were $1,164,558.

7. CAPITALIZED LEASE OBLIGATIONS

     The Company leases certain equipment under capital leases expiring in various years through September 20, 1999. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates ranging from 8.5% to 15.5%.

     Obligations under capital leases consisted of the following:

                                                              AS OF DECEMBER 31,
                                                              ------------------
                                                               1996        1997
                                                                (IN THOUSANDS)
Current portion.............................................   $178        $275
Long-term portion...........................................    199         288
                                                               ----        ----
          Total.............................................   $377        $563
                                                               ====        ====

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

     The future minimum lease payments under the capital leases and the net present value of the future minimum lease payments are as follows (in thousands):

Years ending December 31:
1998........................................................  $313
1999........................................................   198
2000........................................................   112
                                                              ----
Total future minimum lease payments.........................   623
Less amount representing interest...........................    60
                                                              ----
Present value of future minimum lease payments..............  $563
                                                              ====

8. EMPLOYEE BENEFIT PLANS

Profit Sharing Plan

     The Company maintains a Profit Sharing and Salary Reduction Plan (the "Plan") which covers all eligible employees. Employees may defer a portion of their annual compensation up to the maximum amount permitted under the Internal Revenue Code.

     Under the terms of the Plan, the Company may contribute an amount equal to the maximum amount, which is deductible for federal income tax purposes. Employer contributions to the Plan were $1,210,306, $1,390,965, and $1,546,641 for the years ended December 31, 1995, 1996 and 1997, respectively. In addition, the Company pays a supplemental profit sharing contribution, as wages, to those employees whose compensation is in excess of the maximum amount permitted under the Internal Revenue Code.

Post-retirement Healthcare Benefit

     The Company presently provides a post-retirement healthcare benefits plan which provides for 75% of the annual cost of medical coverage for a retiree with at least 15 years of service and who is between 50 and 64 years of age. Coverage ceases once the retiree reaches age 65.

     Effective January 1, 1995, the Company adopted SFAS No. 106, Employers Accounting for Post-retirement Benefits Other Than Pensions ("SFAS No. 106"). This statement requires the Company to accrue, during the employee's years of service, the expected cost of providing benefits. The cost of providing these benefits was previously recognized in the period in which the benefits were paid.

     The Company adopted SFAS No. 106 on a prospective basis. The net transition obligation represents the difference between the Company's January 1, 1995 accrued post-retirement healthcare costs prior to the adoption of SFAS No. 106 and the unfunded liability for these costs as of that date. The Company does not fund these costs. The net transition liability at January 1, 1995 was $684,766 and will be amortized over 20 years.

     The components of net periodic post-retirement healthcare benefit cost are as follows:

                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                        --------------------
                                                        1995    1996    1997
                                                           (IN THOUSANDS)
Service cost..........................................  $ 46    $ 47    $ 46
Interest cost.........................................    57      54      59
Amortization of net transition liability over 20
  years...............................................    34      34      35
                                                        ----    ----    ----
Net post-retirement healthcare benefit cost...........  $137    $135    $140
                                                        ====    ====    ====

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

     A reconciliation of the accumulated post-retirement healthcare benefit obligation to the accrued post-retirement healthcare benefit liability recognized in the balance sheet is as follows:

                                                              AS OF DECEMBER 31,
                                                              ------------------
                                                               1996        1997
                                                                (IN THOUSANDS)
Accumulated post-retirement healthcare benefit obligations:
  Active participants.......................................  $ 395       $ 414
  Fully eligible participants...............................     86          60
  Retirees..................................................    321         299
                                                              -----       -----
                                                                802         773
  Unrecognized transition obligation........................   (616)       (582)
                                                              -----       -----
                                                                186         191
  Unrecognized net gain.....................................     76         202
                                                              -----       -----
  Accrued post-retirement healthcare benefit liability......  $ 262       $ 393
                                                              =====       =====

     The assumed healthcare cost trend rate used in measuring the accumulated post-retirement obligation was 7% with subsequent annual decrements of 0.15% to an ultimate trend rate of 3.5%. A 1.0% increase in the assumed healthcare cost trend rate for each year would increase the accumulated post-retirement healthcare benefit obligation by approximately 11% and the net post-retirement cost by approximately 15%. The discount rate used in determining the accumulated post-retirement healthcare benefit liability was 7%.

 9. EMPLOYMENT AGREEMENT

     The Company has an employment agreement with a partner under which the partner is entitled to compensation based upon the collections from business specifically generated by the partner. In addition, the partner is entitled to compensation based upon certain other business. The employment agreement expires April 30, 2000.

10. OPERATING LEASES

     The Company leases office space in six locations under leases expiring at various times through August 2007. The leases provide for escalations based upon increases in real estate taxes, operating expenses and cost of living increases.

     The future minimum annual lease payments are as follows (in thousands):

Year ending December 31:
       1998.........................................  $1,211
       1999.........................................   1,474
       2000.........................................   1,411
       2001.........................................   1,002
       2002.........................................     796
       Thereafter...................................   3,539
                                                      ------
                                                      $9,433
                                                      ======

     Total minimum future annual lease payments have not been reduced by $55,620 of sublease rentals to be received in the future under non-cancelable subleases.

     Rent expense included in the attached statement of operations was $1,576,053 net of sublease income of $37,830 in 1997 and $1,654,229 net of sublease income of $180,123 in 1996.

                    SIBSON & COMPANY, L.P. AND SUBSIDIARIES

     The Company's obligation under two of the leases is secured by letters of credit totaling $650,000.

     The Company leases various equipment on operating leases with terms through 2002. Monthly rental payments on these leases is approximately $21,717.

11. LICENSING AGREEMENTS

     The Company has granted licenses to companies in South Africa, Canada, Australia, New Zealand and the United Kingdom to use the name "Sibson & Company". These licenses provide for royalties payable to the Company equal to 5% of their respective revenues.

12. UNINSURED CASH BALANCES

     The Company maintains its cash in several banks. The bank balances on deposit which are in excess of the FDIC insurance limits was approximately $2,300,000 at December 31, 1997.

13. SUBSEQUENT EVENT

     Effective August 31, 1998, the Company sold substantially all of its assets and certain liabilities were assumed by Sibson & Co., LLC for cash of $34,764,000 and 2,613,087 Class A Common Units of Nextera Enterprises, L.L.C.

                                AUDITORS' REPORT

To the Directors of
Sibson Canada, Inc.

     We have audited the balance sheet of Sibson Canada, Inc. as at December 31, 1997 and the statements of operations and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and the results of its operations and changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada which differ in certain respects from accounting principles generally accepted in the United States (See Note 10).

                                                  /s/ GRANT THORNTON
                                                  Chartered Accountants

Toronto, Canada
September 1, 1998

                              SIBSON CANADA, INC.

                                 BALANCE SHEETS

                                                                    AS OF              AS OF
                                                              DECEMBER 31, 1997    JUNE 30, 1998
                                                                                    (UNAUDITED)
                                                              (IN THOUSANDS OF CANADIAN DOLLARS)
                           ASSETS
Current assets:
  Cash......................................................       $   63             $   --
  Receivables...............................................        1,145              1,314
  Prepaids..................................................           26                105
                                                                   ------             ------
          Total current assets..............................        1,234              1,419
Equipment, net..............................................           46                 51
                                                                   ------             ------
          Total assets......................................       $1,280             $1,470
                                                                   ======             ======
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness.........................................       $   --             $  302
  Payables and accruals.....................................           80                336
  Bonus payable.............................................          506                 91
  License fee payable.......................................          160                 10
  Income taxes payable......................................           30                 61
  Deferred income...........................................           51                 51
                                                                   ------             ------
          Total current liabilities.........................          827                851
Due to shareholders.........................................           93                 93
Shareholders' equity:
  Capital stock.............................................          137                137
  Retained earnings.........................................          223                389
                                                                   ------             ------
          Total shareholders' equity........................          360                526
                                                                   ------             ------
          Total liabilities and shareholders' equity........       $1,280             $1,470
                                                                   ======             ======

   The accompanying notes are an integral part of these financial statements.

                              SIBSON CANADA, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                 FOR THE          FOR THE SIX MONTHS ENDED JUNE 30,
                                               YEAR ENDED        ------------------------------------
                                            DECEMBER 31, 1997          1997                1998
                                                                   (UNAUDITED)         (UNAUDITED)
                                                       (IN THOUSANDS OF CANADIAN DOLLARS)
Net revenues..............................       $4,077               $2,025              $2,045
Cost of revenues..........................        2,864                1,131               1,213
                                                 ------               ------              ------
     Gross profit.........................        1,213                  894                 832
Selling, general and administrative.......        1,054                  524                 582
                                                 ------               ------              ------
     Income before income taxes...........          159                  370                 250
Income taxes..............................           51                  120                  84
                                                 ------               ------              ------
     Net income...........................       $  108               $  250              $  166
                                                 ======               ======              ======
Retained earnings, beginning of period....       $  115               $  115              $  223
Retained earnings, end of period..........       $  223               $  365              $  389

   The accompanying notes are an integral part of these financial statements.

                              SIBSON CANADA, INC.

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                   FOR THE
                                                 YEAR ENDED          FOR THE SIX MONTHS ENDED JUNE 30,
                                              DECEMBER 31, 1997          1997                  1998
                                                                     (UNAUDITED)           (UNAUDITED)
                                                         (IN THOUSANDS OF CANADIAN DOLLARS)
Cash flows from operating activities:
     Net income.............................        $ 108               $ 250                 $ 166
     Depreciation...........................           16                   9                     7
     Change in operating assets and
       liabilities:
       Trade receivables....................         (385)               (594)                   (7)
       Shareholders receivables.............          (61)                 --                   (25)
       Other receivables....................          (26)                 --                  (137)
       Prepaids.............................            3                 (13)                  (80)
       Payables and accruals................          (98)                107                   256
       Bonus payable........................          506                 232                  (415)
       License fee payable..................           84                  89                  (150)
       Income taxes payable.................           51                  91                    32
       Deferred income......................           51                  --                    --
                                                    -----               -----                 -----
          Net cash provided by (used in)
            operating activities............          249                 171                  (353)
                                                    -----               -----                 -----
Cash flows from investing activities:
     Purchase of equipment..................           (9)                 (5)                  (12)
                                                    -----               -----                 -----
          Net cash used in investing
            activities......................           (9)                 (5)                  (12)
                                                    -----               -----                 -----
Net increase (decrease) in cash.............          240                 166                  (365)
Cash (bank indebtedness), beginning of
  period....................................         (177)               (177)                   63
                                                    -----               -----                 -----
Cash (bank indebtedness), end of period.....        $  63               $ (11)                $(302)
                                                    =====               =====                 =====

   The accompanying notes are an integral part of these financial statements.

                              SIBSON CANADA, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

1. THE COMPANY

     Sibson Canada, Inc. (the "Company") provides human capital consulting services including human resource strategies, outsourcing assessments, organizational designs, rewards and incentives programs, performance management processes and systems, and executive coaching services. The Company also serves sales and marketing organizations with sales strategy, selling process, sales channel and selling effectiveness consulting.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. See Note 10 for differences between these principles and those generally accepted in the United States. All amounts in the financial statements are expressed in Canadian dollars.

Interim Financial Statements (Unaudited)

     The balance sheet at June 30, 1998, and the statements of operations and retained earnings and changes in financial position for the six months ended June 30, 1998 and 1997 are unaudited, and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations and cash flows.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

     The company derives its revenues from consulting services under time and materials billing arrangements. Revenues are recognized as services are provided. Deferred income relates to funds received from clients for future projects.

Depreciation

     Rates and bases of depreciation applied to write-off the cost less estimated salvage value of property and equipment over their estimated lives are as follows:

        Furniture and
          fixtures..............  20%, declining balance
        Office equipment........  20%, declining balance
        Computer hardware.......  30%, declining balance
        Computer software.......  30%, declining balance

Translation of Foreign Currencies

     Monetary assets and liabilities denominated in foreign currencies are translated at year-end exchange rates and revenue and expenses are translated at average rates. Translation gains and losses are included in earnings.

                              SIBSON CANADA, INC.

Financial Instruments

     The carrying values of the financial assets and liabilities approximate their fair values based on the short-term maturities of these instruments.

3. RECEIVABLES

     Receivables consist of the following:

                                                                         AS OF
                                                                   DECEMBER 31, 1997
                                                           ----------------------------------
                                                                    (IN THOUSANDS OF
                                                                   CANADIAN DOLLARS)
Trade....................................................               $  1,039
Shareholders.............................................                     74
Income taxes.............................................                     --
Other....................................................                     32
                                                                        --------
                                                                        $  1,145
                                                                        ========

4. EQUIPMENT

     Property and equipment consists of the following:

                                                                       AS OF
                                                                 DECEMBER 31, 1997
                                                         ----------------------------------
                                                                  (IN THOUSANDS OF
                                                                 CANADIAN DOLLARS)
Furniture and fixtures.................................               $     8
Office equipment.......................................                    14
Computer hardware......................................                    89
Computer software......................................                    32
                                                                      -------
                                                                          143
Less: accumulated depreciation.........................                    97
                                                                      -------
Property and equipment, net............................               $    46
                                                                      =======

5. BANK INDEBTEDNESS

     As of December 31, 1997, the Company has an authorized bank line of credit of $289,000 of which there have been no drawdowns. Any loan balance outstanding bears interest at the bank prime rate plus 1% per annum and is payable on demand. As security, the Company has provided a registered general assignment of book debts, a registered general security agreement, an assignment of fire insurance and key man life insurance.

6. LICENSE FEE

     The Company has entered into an agreement with Sibson & Co., L.P., to pay 5% of its revenues in exchange for support services and the right to use the name. The agreement is automatically renewed on an annual basis unless written notice is provided by either party indicating they wish to terminate the agreement. The license fee expense for the year ended December 31, 1997 is $175,892 of which $160,410 remains payable at year-end.

                              SIBSON CANADA, INC.

7. DUE TO SHAREHOLDERS

     Amounts due to shareholders are non-interest bearing and due on demand. The amounts are classified as long-term as it is not the intention of the shareholders to demand repayment in the upcoming year.

8. CAPITAL STOCK

     Common shares, unlimited number authorized, 1,307 issued for proceeds of $104,001; Class A common shares, unlimited number authorized, 230 issued for proceeds of $32,890.

     Holders of Class A common shares are entitled to a dividend per share equal to the amount of any declared common share dividend per share, convertible to common shares at the option of the holder upon approval by the Board of Directors and upon payment to the company of additional amounts of money, if any, as specified in the resolution approving the conversion.

9. COMMITMENTS

     The Company has entered into agreements to lease its premises and various pieces of office and computer equipment. The current premises lease expires October 1998, and a new lease has been entered into subsequent to year end for a further 10 year period. The equipment leases are for various periods to 2001. Minimum commitments for each of the next five years and thereafter are as follows (in thousands of Canadian dollars):

1998...........................................       $249
1999...........................................        181
2000...........................................        180
2001...........................................        149
2002...........................................        119
Thereafter.....................................        708

10. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accounting principles utilized in the preparation of these financial statements conform in all material respects with those generally accepted in the United States ("US GAAP"), except as indicated below.

     The statement of changes in financial position included herein was prepared in accordance with Canadian generally accepted accounting principles. Under US GAAP, the bank indebtedness position would be reported as a financing item rather than being included in the cash position. The 1997 statement of changes in financial position would disclose a decrease in financing of $177,391, and cash at the beginning of the year at $0.

11. SUBSEQUENT EVENTS

     On August 17, 1998, the Company and one of its corporate shareholders continued as Nova Scotia corporations. Subsequently, the Company, the corporate shareholder and a newly incorporated unlimited liability company, were amalgamated under the laws of Nova Scotia and continued operating as Sibson Canada Co.

     Effective August 31, 1998, all of the Company's Shareholders sold all of their stock to Nextera Enterprises, L.L.C. in exchange for cash of US$2,611,000 and 197,813 Exchangeable Preference Shares. The Exchangeable Preference Shares are exchangeable at any time by the holders thereof for Class A Common Stock of Nextera Enterprises, L.L.C.

                              SIBSON CANADA, INC.

12. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The following Unaudited Pro Forma Combined Financial Statements assume the exchange of (the "Exchange Transaction") Class A Common Units and Class B Common Units of Nextera Enterprises, L.L.C. ("Nextera LLC") and certain other securities for shares of Class A Common Stock and Class B Common Stock of Nextera Enterprises, Inc. ("Nextera" or the "Company"). After the Exchange Transaction, the Company will hold, directly or indirectly, all of the membership interests in Nextera LLC. See "The Company -- Exchange Transaction."

     The following Unaudited Pro Forma Combined Financial Statements give effect to the Company's acquisitions of (i) Symmetrix, Inc. ("Symmetrix") effective July 30, 1997, (ii) SiGMA Consulting, LLC ("SiGMA") effective January 5, 1998,
(iii) The Planning Technologies Group, Inc. ("PTG") effective March 31, 1998,
(iv) Pyramid Imaging, Inc. ("Pyramid") effective March 31, 1998, and (v) Sibson & Company, L.P. and Sibson Canada, Inc. (collectively, "Sibson") effective August 31, 1998 (the "Sibson Acquisitions"). Symmetrix, SiGMA, PTG, Pyramid and Sibson are referred to collectively as the "Acquired Companies." Each of these acquisitions is being accounted for under the purchase method of accounting. Each of the Acquired Companies other than Symmetrix, which had a May 31 fiscal year end for periods prior to its acquisition by the Company, has a December 31 fiscal year end.

     The following Unaudited Pro Forma Combined Balance Sheet of the Company at June 30, 1998 has been prepared to give effect to the Sibson Acquisitions as if they had occurred on June 30, 1998. The Unaudited Pro Forma Combined Balance Sheet is also adjusted to reflect the Offering and the application of the estimated net proceeds therefrom, including the repayment of certain indebtedness, as if the Offering had occurred on June 30, 1998.

     The following Unaudited Pro Forma Combined Statements of Operations of the Company for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to give effect to (i) the acquisitions of the Acquired Companies as of January 1, 1997 and (ii) the Offering and the application of the estimated net proceeds therefrom, including the repayment of certain indebtedness, as if such transactions had occurred as of January 1, 1997.

     The Unaudited Pro Forma Combined Financial Statements may not be indicative of the results that would have been obtained if the transactions reflected therein had occurred on the dates indicated or which may be realized in the future. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the Historical Financial Statements of Nextera LLC and the Acquired Companies included elsewhere in this Prospectus.

                           NEXTERA ENTERPRISES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998

                                     ASSETS

                                                   HISTORICAL                              PRO FORMA
                                             ----------------------   ----------------------------------------------------
                                                                      ACQUISITION
                                             COMPANY   ACQUISITIONS   ADJUSTMENTS   PRO FORMA     OFFERING      PRO FORMA
                                               (A)         (B)            (C)       COMBINED     ADJUSTMENTS   AS ADJUSTED
                                                                            (IN THOUSANDS)
Current assets:
  Cash and cash equivalents................  $ 2,921     $   474        $  (315)    $  3,080      $       (D)   $
  Accounts receivable, net.................   10,434      13,432                      23,866
  Costs and estimated earnings in excess of
     billings..............................      172          --                         172
  Due from affiliates......................      135         280                         415
  Due from officers........................      849          --                         849
  Prepaid expenses and other current
     assets................................      420         706                       1,126
                                             -------     -------        -------     --------      --------      --------
     Total current assets..................   14,931      14,892           (315)      29,508
Property and equipment, net................    2,049       2,818                       4,867
Intangible assets, net of accumulated
  amortization.............................   39,041          --         42,164       81,205
Other assets...............................    1,477         376                       1,853
                                             -------     -------        -------     --------      --------      --------
     Total assets..........................  $57,498     $18,086        $41,849     $117,433      $             $
                                             =======     =======        =======     ========      ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses....  $ 6,936     $ 8,012        $           $ 14,948      $             $
  Notes payable to bank....................    1,390         674         38,000       40,064              (D)
  Deferred revenue.........................    1,262          --                       1,262
  Due to affiliate.........................      150          --                         150              (D)
  Current portion of long-term debt........       86          --                          86
                                             -------     -------        -------     --------      --------      --------
     Total current liabilities.............    9,824       8,686         38,000       56,510
Long-term debt.............................      994       2,250                       3,244
Other long-term liabilities................       --       1,081                       1,081
Affiliated long-term payables..............       --          63                          63
Debentures due to affiliates, including
  accrued interest thereon.................   50,585          --                      50,585              (D)
Stockholders' equity:
  Equity...................................    2,688       4,232          5,623       12,543              (D)
  Retained earnings (deficit)..............   (6,593)      1,774         (1,774)      (6,593)
                                             -------     -------        -------     --------      --------      --------
     Total stockholders' equity
       (deficit)...........................   (3,905)      6,006          3,849        5,950
                                             -------     -------        -------     --------      --------      --------
     Total liabilities and stockholders'
       equity (deficit)....................  $57,498     $18,086        $41,849     $117,433      $             $
                                             =======     =======        =======     ========      ========      ========

    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                           NEXTERA ENTERPRISES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                   HISTORICAL                                PRO FORMA
                             -----------------------    ----------------------------------------------------
                                                                                                  PRO FORMA
                             COMPANY    ACQUISITIONS    ACQUISITION    PRO FORMA    OFFERING     AS ADJUSTED
                               (E)          (F)         ADJUSTMENTS    COMBINED    ADJUSTMENTS
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues...............  $ 7,998      $67,498         $             $75,496        $           $
Cost of revenues...........    4,718       48,632          (2,961)(G)    50,389
                             -------      -------         -------       -------        ---         -------
     Gross profit..........    3,280       18,866           2,961        25,107
                             -------      -------         -------       -------        ---         -------
Selling, general and
  administrative
  expenses.................    5,306       16,544                        21,850
Compensation expense --
  repurchase of stock
  options..................       --        4,126(H)                      4,126
Amortization expense.......      255           --           2,604(I)      2,859
                             -------      -------         -------       -------        ---         -------
     Loss from
       operations..........   (2,281)      (1,804)            357        (3,728)
                             -------      -------         -------       -------        ---         -------
Interest income (expense),
  net......................      (32)         (76)         (3,876)(J)    (3,966)          (K)
                             -------      -------         -------       -------        ---         -------
     Loss before income tax
       expense (benefit)...   (2,313)      (1,882)         (3,519)       (7,714)
                             -------      -------         -------       -------        ---         -------
Income tax expense
  (benefit)................      702(L)      (308)(L)                       394
                             -------      -------         -------       -------        ---         -------
     Net loss..............  $(3,015)     $(1,575)        $(3,519)      $(8,108)       $           $
                             =======      =======         =======       =======        ===         =======
Net loss per common share,
  basic and diluted........  $ (0.74)     $    --                       $ (0.97)                   $
                             =======      =======                       =======                    =======
Weighted average common
  shares outstanding, basic
  and diluted..............    4,061                                      8,342
                             =======      =======                       =======                    =======


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                           NEXTERA ENTERPRISES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                   HISTORICAL                                PRO FORMA
                            ------------------------    ----------------------------------------------------
                                                        ACQUISITION    PRO FORMA    OFFERING      PRO FORMA
                            COMPANY     ACQUISITIONS    ADJUSTMENTS    COMBINED    ADJUSTMENTS   AS ADJUSTED
                              (M)           (N)
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............  $22,095       $26,767         $             $48,862      $             $
Cost of revenues..........   14,938        18,606          (1,261)(G)    32,283
                            -------       -------         -------       -------      -------       -------
     Gross profit.........    7,157         8,161           1,261        16,579
                            -------       -------         -------       -------      -------       -------
Selling, general and
  administrative
  expenses................    7,296         5,797              --        13,093
Amortization expense......      568            --             851(O)      1,419
                            -------       -------         -------       -------      -------       -------
     Income (loss) from
       operations.........     (707)        2,364             410         2,067
                            -------       -------         -------       -------      -------       -------
Interest income (expense),
  net.....................   (2,671)          (37)         (1,938)(J)    (4,646)            (K)
                            -------       -------         -------       -------      -------       -------
     Income (loss) before
       income tax expense
       (benefit)..........   (3,378)        2,327          (1,528)       (2,579)
                            -------       -------         -------       -------      -------       -------
Income tax expense
  (benefit)...............      200(L)        (58)(L)                       142
                            -------       -------         -------       -------      -------       -------
     Net income (loss)....  $(3,578)      $ 2,385         $(1,528)      $(2,721)     $             $
                            =======       =======         =======       =======      =======       =======
Net income (loss) per
  common share, basic and
  diluted.................  $ (0.29)      $                             $ (0.18)                   $
                            =======       =======                       =======                    =======
Weighted average common
  shares outstanding,
  basic and diluted.......   12,550                                      15,382
                            =======       =======                       =======                    =======


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     (A) Represents the historical consolidated balance sheet of the Company as of June 30, 1998.


     (B) Represents the historical consolidated balance sheets of Sibson as of June 30, 1998. Assets and liabilities of Sibson Canada, Inc. have been translated from Canadian dollars into U.S. dollars at the exchange rate of $0.68 per Canadian dollar in effect as of June 30, 1998.



     (C) Represents the adjustments to record the purchase price of the Sibson Acquisitions. The purchase price consisted of $37,375,000 in cash, 2,810,900 shares of common stock at an assumed value of $9,855,650, and $940,000 in related acquisition costs. The excess purchase price over net assets acquired was allocated as $1,100,000 million to intangibles related to personnel and $41,064,000 million as goodwill.


     (D) Represents the adjustments to record the Offering and the application of the estimated net proceeds therefrom, including the repayment of certain indebtedness. See "Use of Proceeds."

     (E) Represents the historical consolidated statement of operations of the Company for the period from February 26, 1997 (date of inception) through December 31, 1997.

     (F) Represents historical statement of operations data of Symmetrix from January 1, 1997 until the Company's acquisition of Symmetrix was completed effective July 30, 1997, and the historical statements of operations of SiGMA, Pyramid, PTG, and Sibson for the year ended December 31, 1997. The Company's statement of operations for the period ended December 31, 1997 reflects the results of operations of Symmetrix for periods after July 30, 1997. Revenues and expenses of Sibson Canada, Inc. have been translated from Canadian dollars to U.S. dollars at the average exchange rate in effect for the period.


     (G) In connection with the Sibson Acquisitions and the acquisition of PTG, written agreements were entered into which governed the calculations of management bonuses. In each case, the bonus calculation was changed from a discretionary amount to a formula based on revenue and operating income performance. The new bonus provision was documented and the revenue and operating income targets and bonuses percentages were specified. The pro forma adjustment represents the difference between the actual bonuses paid or accrued for the year ended December 31, 1997 (and the interim period ended June 30, 1998) and the amount that would have been based on the new formulas set forth in the respective employment agreements.


     (H) Compensation expense -- repurchase of stock options resulted from the cancellation and repurchase of all of outstanding options to purchase Symmetrix stock in connection with its acquisition by the Company.


     (I) Represents the adjustments to amortization expense to reflect the allocation of the purchase price for the Symmetrix acquisition for the seven months ended July 30, 1997 and the acquisitions of the other Acquired Companies for the year ended December 31, 1997, in each case using 5 years for intangibles related to personnel and 40 years for goodwill.



     (J) Represents the adjustments to record the interest expense for the year ended December 31, 1997 and the six months ended June 30, 1998, resulting from the $38,000,000 million borrowing incurred in connection with the Sibson acquisitions. The borrowing bears interest at the rate of LIBOR plus 450 basis points per annum (10.2% at August 31, 1998) and matures on February 29, 1999.


     (K) Represents the adjustments to eliminate the interest expense for the indebtedness repaid with a portion of the estimated net proceeds from the Offering.


     (L) The pro forma tax provisions for the year ended December 31, 1997 and the six months ended June 30, 1998 are recorded for Symmetrix and Pyramid, which are taxable operating units, and are based upon pro forma income for the year ended December 31, 1997 and the six months ended June 30, 1998, applied to the effective tax rate of both entities.


     (M) Represents the historical consolidated statement of operations of the Company for the six months ended June 30, 1998.

     (N) Represents the historical statements of operations of Pyramid and PTG for the three months ended March 31, 1998 and the historical consolidated statements of operations of Sibson for the six months ended

June 30, 1998. The Company's statement of operations for the six months ended June 30, 1998 reflects the results of operations of Symmetrix and SiGMA for the entire period and of Pyramid and PTG for periods after March 31, 1998, the effective date of their acquisition by the Company. Revenues and expenses of Sibson Canada, Inc. have been translated from Canadian dollars to U.S. dollars at the average exchange rate in effect for the period.



     (O) Represents the adjustments to amortization expense to reflect the allocation of the purchase price for the PTG and Pyramid acquisitions for the three months ended March 31, 1998 and the Sibson Acquisitions for the six months ended June 30, 1998, in each case using 5 years for intangibles related to personnel and 40 years for goodwill.

------------------------------------------------------------
------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY OF THE UNDERWRITERS OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF CLASS A COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, TO ANY PERSON IN ANY JURISDICTION WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    5
Risk Factors...............................    8
The Company................................   18
Use of Proceeds............................   20
Dividend Policy............................   20
Capitalization.............................   21
Dilution...................................   22
Selected Consolidated and Pro Forma
  Combined Financial Data..................   23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   24
Business...................................   32
Management.................................   43
Certain Transactions.......................   53
Principal Stockholders.....................   56
Description of Capital Stock...............   58
Shares Eligible for Future Sale............   63
Underwriting...............................   66
Legal Matters..............................   68
Experts....................................   68
Available Information......................   68
Index to Financial Statements..............  F-1

     UNTIL                     , 1998 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                                          SHARES

                         NEXTERA ENTERPRISES, INC. LOGO

                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                          DONALDSON, LUFKIN & JENRETTE

                         BANCBOSTON ROBERTSON STEPHENS

                                 BT ALEX. BROWN

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is list of estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Class A Common Stock. All such expenses will be paid by the Company.

Securities and Exchange Commission registration fee.........  $
NASD filing fee.............................................
Nasdaq National Market listing fee..........................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Printing and engraving expenses.............................
Blue Sky fees and expenses..................................
Transfer agent and registrar fees...........................
Miscellaneous...............................................
                                                              --------
          TOTAL.............................................  $
                                                              ========

------------------------------
All of the above items are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

     The Company is a party to indemnification agreements with each of its directors and officers. In addition, the form of Underwriting Agreement filed as
Exhibit 1.1 hereto provides for the indemnification of the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act.

     The Company maintains directors' and officers' liability insurance covering its executive officers and directors. The policies have limits of up to
$          in the aggregate, subject to retentions of up to $          in the
aggregate.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     No securities of the Company, which were not registered under the Securities Act, have been issued or sold by the Company within the past three years, except as follows:

     (a) On March 20, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This
transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (b) On March 20, 1997, Nextera LLC issued           Class A Common Units to
EDU for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (c) On April 9, 1997, Nextera LLC issued a warrant to NEH (the "Warrant")
to purchase           Class A Common Units of Nextera LLC at an exercise price
of $     per unit in connection with the initial capitalization of Nextera LLC.
The Warrant had an expiration date of August 1, 2002. On April 30, 1998, Nextera LLC amended the Warrant to provide for the issuance of Class B Common Units upon exercise of the Warrant rather than Class A Common Units. On April 30, 1998, the Warrant was exchanged for Class B Common Units. These transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (d) On April 18, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (e) On May 19, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (f) On June 17, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (g) On July 23, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (h) On July 23, 1997, Nextera LLC issued           Class A Common Units to
EDU for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (i) On August 15, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (j) On September 9, 1997, Nextera LLC issued to NEH           Class A
Common Units for consideration of $          and           Class B Preferred
Units for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (k) On September 30, 1997, Nextera LLC issued to NEH           Class A
Common Units for consideration of $       and        Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (l) On October 14, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (m) On November 4, 1997, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (n) On November 21, 1997, Nextera LLC issued to NEH           Class A
Common Units for consideration of $          and           Class B Preferred
Units for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (o) On January 5, 1998, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (p) On January 5, 1998, Nextera LLC issued           Class A Common Units
to SiGMA Consulting, LLC in exchange for all of the issued and outstanding ownership units of SiGMA Consulting, LLC. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D promulgated under the Securities Act.



     (q) On January 29, 1998, Nextera LLC issued to NEH           Class B
Preferred Units for consideration of $          . This transaction was
undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (r) On February 11, 1998, Nextera LLC issued to NEH           Class B
Preferred Units for consideration of $          . This transaction was
undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (s) On February 13, 1998, Nextera LLC issued to NEH           Class B
Preferred Units for consideration of $          . This transaction was
undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (t) On February 26, 1998, Nextera LLC issued to NEH           Class B
Preferred Units for consideration of $          . This transaction was
undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (u) Effective March 31, 1998, Nextera LLC issued           Class A Common
Units to The Planning Technologies Group, Inc. as a part of the purchase price for the assets of The Planning Technologies Group, Inc. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D under the Securities Act.



     (v) Effective March 31, 1998, Nextera LLC issued an aggregate of
          Class A Common Units to the former stockholders of Pyramid Imaging, Inc. as a part of the purchase price for all of the issued and outstanding capital stock of Pyramid Imaging, Inc. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (w) On April 7, 1998, Nextera LLC issued to NEH           Class B Preferred
Units for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (x) On April 8, 1998, Nextera LLC issued to NEH           Class B Preferred
Units for consideration of $          . This transaction was undertaken in
reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.



     (y) On April 10, 1998, Nextera LLC issued to NEH           Class A Common
Units for consideration of $          and           Class B Preferred Units for
consideration of $          . This
transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (z) On April 30, 1998, Nextera LLC issued to NEH           Class B
Preferred Units for consideration of $          . This transaction was
undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (aa) Effective as of April 30, 1998, approximately $48.0 million of Nextera LLC's contributed capital was redesignated as debt in the form of two debentures issued to NEH. The first debenture is dated March 20, 1997 with a principal amount of $23.0 million, which matures on May 1, 2002 and bears interest at a rate of 10% per annum. The second debenture is dated January 5, 1998 with a principal amount of $25.0 million, which matures on May 1, 2002 and bears interest at a rate of 10% per annum. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (bb) On August 31, 1998, Nextera LLC issued to Gresham T. Brebach, Jr.
          Class A Common Units and           Class B Common Units for aggregate
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (cc) On August 31, 1998, Nextera LLC issued to Ronald K. Bohlin
          Class A Common Units and           Class B Common Units for aggregate
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (dd) On August 31, 1998, Nextera LLC issued to Michael P. Muldowney
          Class A Common Units and           Class B Common Units for aggregate
consideration of $800. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by
Section 4(2) of the Securities Act.

     (ee) On August 31, 1998, Nextera LLC issued to Debra I. Bergevine
          Class A Common Units and           Class B Common Units for aggregate
consideration of $          . This transaction was undertaken in reliance upon
the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (ff) On August 31, 1998, Nextera LLC issued to David Fritts           Class
A Common Units and           Class B Common Units for aggregate consideration of
$          . This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (gg) On August 31, 1998, Nextera LLC issued to Belden Menkus Class A Common
Units and           Class B Common Units for aggregate consideration of
$          . This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (hh) Effective August 31, 1998, Nextera LLC issued an aggregate of Class A Common Units to Sibson & Company, Inc. and SC2, Inc. as a part of the purchase price for the assets of Sibson & Company, L.P.

     (ii) Effective August 31, 1998, Nextera LLC issued an aggregate of Class A Common Units to certain employees pursuant to employment agreements between SC/NE, LLC and such employees, each dated as of August 31, 1998, for aggregate
consideration of $          . These transactions were undertaken in reliance
upon the exemption from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D under the Securities Act.

     (jj) Effective                  Nextera Enterprises, Inc. issued
shares of Class A Common Stock to certain members of Nextera LLC in exchange for Class A Common Units of

Nextera LLC. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (kk) Effective                  Nextera Enterprises, Inc. issued
shares of Class A Common Stock to the stockholders of the Sibson Entities in exchange for all of the issued and outstanding capital stock of the Sibson Entities. This transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act.

     (ll) From April 1, 1997, through June 1, 1998, Nextera LLC granted to
certain employees options to purchase           Class A Common Units at an
exercise price of $     per unit under the Amended and Restated Employee Equity
Participation Plan of Nextera LLC (the "Nextera LLC Equity Participation Plan"). From January 7, 1998 through September 14, 1998, Nextera LLC granted to certain
employees options to purchase           Class A Common Units at an exercise
price of $     per unit under the Nextera LLC Equity Participation Plan. Each of the options vest 25% each year over a four-year period. These transactions were undertaken in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Rule 701 under the Securities Act or Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     EXHIBIT
     NUMBER                        DESCRIPTION OF DOCUMENT
     1.1(3)      Form of Underwriting Agreement.
     3.1(1)      Form of Amended and Restated Certificate of Incorporation.
     3.2(1)      Form of Amended and Restated Bylaws.
     4.1(3)      Form of Class A Common Stock Certificate.
     4.2(3)      Form of Class B Common Stock Certificate.
     4.3(1)      Stockholders Agreement dated as of August 31, 1998 by and
                 among Nextera Enterprises, L.L.C., Nextera Enterprises, Inc.
                 and individuals and other parties listed on the Table of
                 Stockholders attached thereto as Schedule A.
     5.1(3)      Opinion of Latham & Watkins.
    10.1(1)      Form of 1998 Equity Participation Plan.
    10.2(1)      Stock Purchase Agreement dated as of July 30, 1997 by and
                 among Nextera Enterprises, L.L.C., Symmetrix, Inc. and the stockholders and certain option holders of Symmetrix, Inc.
                 listed on the signature pages thereto.
    10.3(1)      Escrow Agreement dated as of July 30, 1997 by and among
                 Nextera Enterprises, L.L.C., Symmetrix, Inc., the
                 stockholders and certain option holders of Symmetrix, Inc.
                 listed on the signature pages thereto and State Street Bank and Trust Company.
    10.4(1)      Purchase Agreement dated as of January 5, 1998 by and among
                 SGM Consulting, L.L.C., Nextera Enterprises, L.L.C., Nextera
                 Enterprises Holdings, L.L.C., SiGMA Consulting, LLC, and the
                 members of SiGMA Consulting, LLC listed on the signature
                 pages thereto.
    10.5(1)      Escrow Agreement dated as of January 5, 1998 by and among
                 SGM Consulting, L.L.C., Nextera Enterprises, L.L.C., Nextera
                 Enterprises Holdings, L.L.C., SiGMA Consulting, LLC, the
                 members of SiGMA Consulting, LLC listed on the signature
                 pages thereto and Chase Manhattan Trust Company.
    10.6(1)      Purchase Agreement dated as of March 31, 1998 by and among
                 Nextera Enterprises, L.L.C., Pyramid Imaging, Inc. and the
                 stockholders of Pyramid Imaging, Inc. listed on the
                 signature pages thereto.

     EXHIBIT
     NUMBER                        DESCRIPTION OF DOCUMENT
    10.7(2)      First Amendment to Purchase Agreement dated as of September
                 30, 1998 by and among Nextera Enterprises, L.L.C., Pyramid
                 Imaging, Inc., the former shareholders of Pyramid Imaging,
                 Inc. listed on the signature pages thereto and Nextera
                 Enterprises, Inc.
    10.8(1)      Escrow Agreement dated as of March 31, 1998 by and among
                 Nextera Enterprises, L.L.C., Pyramid Imaging, Inc., the
                 stockholders of Pyramid Imaging, Inc. listed on the
                 signature pages thereto and Chase Manhattan Trust Company.
    10.9(1)      Asset Purchase Agreement dated as of March 31, 1998 by and among The Planning Technologies Group, Inc., the
                 shareholders of The Planning Technologies Group, Inc. listed on the signature pages thereto, The Planning Technologies
                 Group, L.L.C., Nextera Enterprises, L.L.C. and Nextera
                 Enterprises Holdings, L.L.C.
    10.10(1)     Escrow Agreement dated as of March 31, 1998 by and among The
                 Planning Technologies Group, LLC, Nextera Enterprises,
                 L.L.C., Nextera Enterprises Holdings, L.L.C., The Planning
                 Technologies Group, Inc., the shareholders of The Planning
                 Technologies Group, Inc. listed on the signature pages
                 thereto and Chase Manhattan Trust Company.
    10.11(1)     Asset Purchase Agreement dated as of August 31, 1998 by and among SC/NE, LLC, Nextera Enterprises, L.L.C., Sibson &
                 Company, L.P., Sibson & Company, Inc., SC2, Inc., and the
                 shareholders of Sibson & Company, Inc. and SC2, Inc. listed on the signature pages thereto.
    10.12(1)     First Amendment to Asset Purchase Agreement dated as of
                 August 31, 1998 by and among SC/NE, LLC, Nextera
                 Enterprises, L.L.C., Sibson & Company, L.P., Sibson &
                 Company, Inc. and SC2, Inc.
    10.13(1)     Escrow Agreement dated as of August 31, 1998 by and among
                 SC/NE, LLC, Nextera Enterprises, L.L.C., Sibson & Company,
                 L.P., Sibson & Company, Inc., SC2, Inc., the shareholders of
                 Sibson & Company, Inc. and SC2, Inc. listed on the signature pages thereto and Chase Manhattan Trust Company.
    10.14(1)     Share Purchase Agreement dated as of August 31, 1998 by and among Nextera Enterprises, L.L.C., Sibson Acquisition Co.
                 and the shareholders of Sibson Canada Inc. listed on the
                 signature pages thereto.
    10.15(1)     Escrow Agreement dated as of August 31, 1998 by an among
                 Nextera Enterprises, L.L.C., Sibson Acquisition Co., the
                 shareholders of Sibson Canada Inc. listed on the signature pages thereto and Chase Manhattan Trust Company.
    10.16(1)     Share Exchange Agreement dated as of August 31, 1998 by and among Nextera Enterprises, L.L.C., and the shareholders of
                 Sibson & Company, Inc., SC2, Inc. and Sibson Canada, Inc.
                 listed on the signature pages thereto.
    10.17(1)     Securities Purchase Agreement dated as of August 31, 1998
                 between Nextera Enterprises, L.L.C. and Nextera Funding,
                 Inc.
    10.18(1)     Senior Secured Note dated September 1, 1998 of Nextera
                 Enterprises, L.L.C. in favor of Nextera Funding, Inc.
    10.19(1)     Employment Agreement dated as of March 3, 1997 by and
                 between Education Technology Consulting Holdings, L.L.C. and
                 Gresham T. Brebach, Jr.
    10.20(1)     Employment Agreement dated as of April 1, 1997 by and
                 between Nextera Enterprises Holdings, L.L.C. and Ronald K.
                 Bohlin.
    10.21(1)     Employment Agreement dated as of April 15, 1997 by and
                 between Nextera Enterprises, L.L.C. and Michael P.
                 Muldowney.

     EXHIBIT
     NUMBER                        DESCRIPTION OF DOCUMENT
    10.22(1)     Employment Agreement dated as of April 25, 1997 by and
                 between Debra Bergevine and Education Technology Consulting,
                 L.L.C.
    10.23(1)     Employment Agreement dated as of March 25, 1997 by and
                 between Robert F. Staley and Education Technology
                 Consulting, L.L.C.
    10.24(1)     Employment Agreement dated as of August 31, 1998 by and
                 between Roger Brossy and SC/NE, LLC.
    10.25(1)     Noncompete, Non-solicitation, Proprietary Information,
                 Confidentiality and Inventions Agreement dated as of August
                 31, 1998 between Roger Brossy and Nextera Enterprises,
                 L.L.C.
    10.26(1)     Promissory Note of Gresham Brebach, Jr. dated January 2,
                 1998 in the principal amount of $576,000 in favor of Nextera
                 Enterprises Holdings, L.L.C.
    10.27(1)     Promissory Note of Michael Muldowney dated January 2, 1998 in the principal amount of $72,000 in favor of Nextera
                 Enterprises Holdings, L.L.C.
    10.28(1)     Promissory Note of Debra Bergevine dated January 2, 1998 in the principal amount of $62,000 in favor of Nextera
                 Enterprises Holdings, L.L.C.
    23.1.1(2)    Consent of Ernst & Young LLP, Independent Auditors.
    23.1.2(2)    Consent of Ernst & Young LLP, Independent Auditors.
    23.1.3(2)    Consent of BDO Seidman, LLP, Independent Certified Public
                 Accountants.
    23.1.4(2)    Consent of PricewaterhouseCoopers LLP, Independent
                 Accountants.
    23.1.5(2)    Consent of Ernst & Young LLP, Independent Auditors.
    23.1.6(2)    Consent of Harte Carucci & Driscoll, P.C., Independent
                 Auditors.
    23.1.7(2)    Consent of Farkouh, Furman & Faccio, Independent Auditors.
    23.1.8(2)    Consent of Grant Thornton.
    23.2(3)      Consent of Latham & Watkins (contained in Exhibit 5.1).
    24.1(1)      Power of Attorney.
    24.2(2)      Power of Attorney.
    27.1(2)      Financial Data Schedule.


------------------------------

(1) Previously filed.



(2) Filed herewith.



(3) To be filed by amendment.


     (b) Financial Statements.

     All required Financial Statements are included in the Prospectus.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the Closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts, on December 4, 1998.


                                          NEXTERA ENTERPRISES, INC.

                                          By: /s/GRESHAM T. BREBACH, JR.
                                            ------------------------------------
                                                  Gresham T. Brebach, Jr.
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
             /s/ GRESHAM T. BREBACH, JR.               President, Chief Executive     December 4, 1998
-----------------------------------------------------  Officer and Chairman of the
               Gresham T. Brebach, Jr.                 Board of Directors
                                                       (Principal Executive
                                                       Officer)

              /s/ MICHAEL P. MULDOWNEY                 Chief Financial Officer        December 4, 1998
-----------------------------------------------------  (Principal Financial and
                Michael P. Muldowney                   Accounting Officer)

                /s/ RONALD K. BOHLIN                   Chief Operating Officer and    December 4, 1998
-----------------------------------------------------  Director
                  Ronald K. Bohlin

                    ROGER BROSSY*                      Director                       December 4, 1998
-----------------------------------------------------
                    Roger Brossy

                   RALPH FINERMAN*                     Director                       December 4, 1998
-----------------------------------------------------
                   Ralph Finerman

                   STEVEN B. FINK*                     Director                       December 4, 1998
-----------------------------------------------------
                   Steven B. Fink

                  STANLEY E. MARON*                    Director                       December 4, 1998
-----------------------------------------------------
                  Stanley E. Maron

                 RICHARD V. SANDLER*                   Director                       December 4, 1998
-----------------------------------------------------
                 Richard V. Sandler

                  MICHAEL D. ROSE*                     Director                       December 4, 1998
-----------------------------------------------------
                   Michael D. Rose


   *By: /s/  GRESHAM T. BREBACH,
               JR.

          Gresham T. Brebach,
                  Jr.
           Attorney-in-Fact

                                                                     SCHEDULE II

                          NEXTERA ENTERPRISES, L.L.C.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                    BALANCE AT
                                                   BEGINNING OF   CHARGED TO                 BALANCE AT
                   DESCRIPTION                        PERIOD      OPERATIONS   DEDUCTIONS   END OF PERIOD
                   -----------                     ------------   ----------   ----------   -------------
Period ended December 31, 1997
     Reserves and allowances deducted from asset
       accounts..................................
          Allowance for uncollectible accounts...      $ --        $100,000       $ --        $100,000

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Form S-1 Registration Statement.


                                                                         PAGINATION
                                                                             BY
                                                                         SEQUENTIAL
EXHIBIT                                                                  NUMBERING
NUMBER                       DESCRIPTION OF DOCUMENT                       SYSTEM
 1.1(3)    Form of Underwriting Agreement. ............................
 3.1(1)    Form of Amended and Restated Certificate of
           Incorporation. .............................................
 3.2(1)    Form of Amended and Restated Bylaws. .......................
 4.1(3)    Form of Class A Common Stock Certificate. ..................
 4.2(3)    Form of Class B Common Stock Certificate. ..................
 4.3(1)    Stockholders Agreement dated as of August 31, 1998 by and
           among Nextera Enterprises, L.L.C., Nextera Enterprises, Inc.
           and individuals and other parties listed on the Table of
           Stockholders attached thereto as Schedule A. ...............
 5.1(3)    Opinion of Latham & Watkins. ...............................
10.1(1)    Form of 1998 Equity Participation Plan. ....................
10.2(1)    Stock Purchase Agreement dated as of July 30, 1997 by and
           among Nextera Enterprises, L.L.C., Symmetrix, Inc. and the stockholders and certain option holders of Symmetrix, Inc.
           listed on the signature pages thereto. .....................
10.3(1)    Escrow Agreement dated as of July 30, 1997 by and among
           Nextera Enterprises, L.L.C., Symmetrix, Inc., the
           stockholders and certain option holders of Symmetrix, Inc.
           listed on the signature pages thereto and State Street Bank and Trust Company. .........................................
10.4(1)    Purchase Agreement dated as of January 5, 1998 by and among
           SGM Consulting, L.L.C., Nextera Enterprises, L.L.C., Nextera
           Enterprises Holdings, L.L.C., SiGMA Consulting, LLC, and the
           members of SiGMA Consulting, LLC listed on the signature
           pages thereto. .............................................
10.5(1)    Escrow Agreement dated as of January 5, 1998 by and among
           SGM Consulting, L.L.C., Nextera Enterprises, L.L.C., Nextera
           Enterprises Holdings, L.L.C., SiGMA Consulting, LLC, the
           members of SiGMA Consulting, LLC listed on the signature
           pages thereto and Chase Manhattan Trust Company. ...........
10.6(1)    Purchase Agreement dated as of March 31, 1998 by and among
           Nextera Enterprises, L.L.C., Pyramid Imaging, Inc. and the
           stockholders of Pyramid Imaging, Inc. listed on the
           signature pages thereto. ...................................
10.7(2)    First Amendment to Purchase Agreement dated as of September
           30, 1998 by and among Nextera Enterprises, L.L.C., Pyramid
           Imaging, Inc., the former shareholders of Pyramid Imaging,
           Inc. listed on the signature pages thereto and Nextera
           Enterprises, Inc.
10.8(1)    Escrow Agreement dated as of March 31, 1998 by and among
           Nextera Enterprises, L.L.C., Pyramid Imaging, Inc., the
           stockholders of Pyramid Imaging, Inc. listed on the
           signature pages thereto and Chase Manhattan Trust
           Company. ...................................................
10.9(1)    Asset Purchase Agreement dated as of March 31, 1998 by and among The Planning Technologies Group, Inc., the
           shareholders of The Planning Technologies Group, Inc. listed on the signature pages thereto, The Planning Technologies
           Group, L.L.C., Nextera Enterprises, L.L.C. and Nextera
           Enterprises Holdings, L.L.C. ...............................

                                                                         PAGINATION
                                                                             BY
                                                                         SEQUENTIAL
EXHIBIT                                                                  NUMBERING
NUMBER                       DESCRIPTION OF DOCUMENT                       SYSTEM
10.10(1)   Escrow Agreement dated as of March 31, 1998 by and among The
           Planning Technologies Group, LLC, Nextera Enterprises,
           L.L.C., Nextera Enterprises Holdings, L.L.C., The Planning
           Technologies Group, Inc., the shareholders of The Planning
           Technologies Group, Inc. listed on the signature pages
           thereto and Chase Manhattan Trust Company. .................
10.11(1)   Asset Purchase Agreement dated as of August 31, 1998 by and among SC/NE, LLC, Nextera Enterprises, L.L.C., Sibson &
           Company, L.P., Sibson & Company, Inc., SC2, Inc., and the
           shareholders of Sibson & Company, Inc. and SC2, Inc. listed on the signature pages thereto. ............................
10.12(1)   First Amendment to Asset Purchase Agreement dated as of
           August 31, 1998 by and among SC/NE, LLC, Nextera
           Enterprises, L.L.C., Sibson & Company, L.P., Sibson &
           Company, Inc. and SC2, Inc. ................................
10.13(1)   Escrow Agreement dated as of August 31, 1998 by and among
           SC/NE, LLC, Nextera Enterprises, L.L.C., Sibson & Company,
           L.P., Sibson & Company, Inc., SC2, Inc., the shareholders of
           Sibson & Company, Inc. and SC2, Inc. listed on the signature pages thereto and Chase Manhattan Trust Company. ...........
10.14(1)   Share Purchase Agreement dated as of August 31, 1998 by and among Nextera Enterprises, L.L.C., Sibson Acquisition Co.
           and the shareholders of Sibson Canada Inc. listed on the
           signature pages thereto. ...................................
10.15(1)   Escrow Agreement dated as of August 31, 1998 by an among
           Nextera Enterprises, L.L.C., Sibson Acquisition Co., the
           shareholders of Sibson Canada Inc. listed on the signature pages thereto and Chase Manhattan Trust Company. ...........
10.16(1)   Share Exchange Agreement dated as of August 31, 1998 by and among Nextera Enterprises, L.L.C., and the shareholders of
           Sibson & Company, Inc., SC2, Inc. and Sibson Canada, Inc.
           listed on the signature pages thereto. .....................
10.17(1)   Securities Purchase Agreement dated as of August 31, 1998
           between Nextera Enterprises, L.L.C. and Nextera Funding,
           Inc. .......................................................
10.18(1)   Senior Secured Note dated September 1, 1998 of Nextera
           Enterprises, L.L.C. in favor of Nextera Funding, Inc. ......
10.19(1)   Employment Agreement dated as of March 3, 1997 by and
           between Education Technology Consulting Holdings, L.L.C. and
           Gresham T. Brebach, Jr. ....................................
10.20(1)   Employment Agreement dated as of April 1, 1997 by and
           between Nextera Enterprises Holdings, L.L.C. and Ronald K.
           Bohlin. ....................................................
10.21(1)   Employment Agreement dated as of April 15, 1997 by and
           between Nextera Enterprises, L.L.C. and Michael P.
           Muldowney. .................................................
10.22(1)   Employment Agreement dated as of April 25, 1997 by and
           between Debra Bergevine and Education Technology Consulting,
           L.L.C. .....................................................
10.23(1)   Employment Agreement dated as of March 25, 1997 by and
           between Robert F. Staley and Education Technology
           Consulting, L.L.C. .........................................
10.24(1)   Employment Agreement dated as of August 31, 1998 by and
           between Roger Brossy and SC/NE, LLC. .......................
10.25(1)   Noncompete, Non-solicitation, Proprietary Information,
           Confidentiality and Inventions Agreement dated as of August
           31, 1998 between Roger Brossy and Nextera Enterprises,
           L.L.C. .....................................................

                                                                         PAGINATION
                                                                             BY
                                                                         SEQUENTIAL
EXHIBIT                                                                  NUMBERING
NUMBER                       DESCRIPTION OF DOCUMENT                       SYSTEM
10.26(1)   Promissory Note of Gresham Brebach, Jr. dated January 2,
           1998 in the principal amount of $576,000 in favor of Nextera
           Enterprises Holdings, L.L.C. ...............................
10.27(1)   Promissory Note of Michael Muldowney dated January 2, 1998 in the principal amount of $72,000 in favor of Nextera
           Enterprises Holdings, L.L.C. ...............................
10.28(1)   Promissory Note of Debra Bergevine dated January 2, 1998 in the principal amount of $62,000 in favor of Nextera
           Enterprises Holdings, L.L.C.................................
23.1.1(2)  Consent of Ernst & Young LLP, Independent Auditors. ........
23.1.2(2)  Consent of Ernst & Young LLP, Independent Auditors. ........
23.1.3(2)  Consent of BDO Seidman, LLP, Independent Certified Public
           Accountants. ...............................................
23.1.4(2)  Consent of PricewaterhouseCoopers LLP, Independent
           Accountants. ...............................................
23.1.5(2)  Consent of Ernst & Young LLP, Independent Auditors. ........
23.1.6(2)  Consent of Harte Carucci & Driscoll, P.C., Independent
           Auditors. ..................................................
23.1.7(2)  Consent of Farkouh, Furman & Faccio, Independent
           Auditors. ..................................................
23.1.8(2)  Consent of Grant Thornton. .................................
23.2(3)    Consent of Latham & Watkins(contained in Exhibit 5.1). .....
24.1(1)    Power of Attorney. .........................................
24.2(2)    Power of Attorney. .........................................
27.1(2)    Financial Data Schedule. ...................................


------------------------------

(1) Previously filed.



(2) Filed herewith.



(3) To be filed by amendment.